     As filed with the Securities and Exchange Commission on June 15, 2000

                                                      Registration No. 333-32800
--------------------------------------------------------------------------------

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                            ------------------------

                                 AMENDMENT NO. 2
                                    Form S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                           DM MORTGAGE INVESTORS, LLC
        (Exact name of registrant as specified in governing instruments)

                        2901 El Camino Avenue, Suite 206
                             Las Vegas, Nevada 89102
                    (Address of Principal executive offices)

                            ------------------------

                               Michael V. Shustek
                                    Director
                                 CAPSOURCE, INC.
                        2901 El Camino Avenue, Suite 206
                              Las Vas, Nevada 89102
                   (Name and address of agent for service)
      The Commission is requested to send copies of all communications to:

                               Guy P. Lander, Esq.
                           Goodman Phillips & Vineberg
                                 430 Park Avenue
                            New York, New York 10022

         Approximate date of commencement of proposed sale to the public. As soon as practicable following effectiveness of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------

          Title of              Amount Being      Proposed Maximum      Proposed Maximum       Amount of
Securities Being Registered    Registered (1)      Offering Price          Aggregate        Registration Fee
                                                      Per Unit           Offering Price
-------------------------------------------------------------------------------------------------------------
Unit of Limited Liability
Company Interest                100,000,000            $1.00              $100,000,000          $26,400
-------------------------------------------------------------------------------------------------------------

        (1) The number of units being registered includes units offered under our distribution reinvestment plan.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              SUBJECT TO COMPLETION
                                DATED JUNE , 2000

PRELIMINARY PROSPECTUS

                           DM MORTGAGE INVESTORS, LLC
                                    1,500,000
                  Units of Limited Liability Company Interests

         DM Mortgage Investors, LLC is a Nevada limited liability company. We invest in mortgage loans, which are loans where our collateral is real property. The loans will be selected for us by our manager, Capsource, Inc.

         We are offering and selling to the public a minimum of 1,500,000 up to a maximum of 100,000,000 units for $1.00 per unit. This offering includes units to be issued under our distribution reinvestment plan.

-------------------------------------------------------------------------------------------------------------
                                  Price to Public        Selling Commission (2)       Proceeds to DM LLC
-------------------------------------------------------------------------------------------------------------
Per Unit                                    $1.00                   $0.05                         $0.95
-------------------------------------------------------------------------------------------------------------
Total Minimum                    $1,500,000.00(1)              $75,000.00              $1,425,000.00(1)
-------------------------------------------------------------------------------------------------------------
Total Maximum                  $100,000,000.00(1)           $5,000,000.00             $95,000,000.00(1)
-------------------------------------------------------------------------------------------------------------

(1)  Includes units purchased under our distribution reinvestment plan.

(2) Assumes that unaffiliated dealers will generate sales of all units. This is a maximum estimate. We expect that a majority of all units sold will be sold by DM Financial Services without the unaffiliated dealers, which reduces the selling commissions by up to 70%.

         The most significant risks to our investment include:

     o Restricted right to sell or transfer your units
     o Total reliance on Capsource
     o Payment of substantial fees to Capsource
     o Tax risks of the offering and membership in DM LLC
     o Insufficiency of the minimum proceeds
     o Restricted distributions and increased risk due to leveraging
     o Conflicts of interest for Capsource and DM Financial Services
     o Recent organization and lack of significant assets, operating history and financing source.

         YOU SHOULD READ THE COMPLETE DISCUSSION OF THE RISK FACTORS BEGINNING ON PAGE 8.

         DM Financial Services, Inc. is the lead dealer selling our units in this offering. DM Financial Services and Capsource are both owned by the same company, Sunderland Corporation.

         You must purchase at least 2,000 units for $2,000. To purchase units, you must first sign the enclosed subscription agreement and make the representations and warranties included in that agreement. Initially, your money will be placed in an escrow account with BankWest of Nevada. The escrow will end upon the earlier of our sale of a minimum of 1,500,000 units or December 31, 2000. If we fail to sell 1,5000,000 units and receive proceeds of $1,500,000 on or before December 31, 2000, BankWest will promptly return your money without interest. If we sell the minimum on or before December 31, 2000, we will continue to sell up to 100,000,000 units. We will terminate the offering on December 31, 2001.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the units or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         The use of forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

                                 June ___, 2000

                         NOTICE TO CALIFORNIA RESIDENTS


                  All certificates representing units resulting from any offers or sales of units to California residents will bear the following legend restricting transfer:

                  It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of the Corporation of the State of California, except as permitted in the Commissioner's Rules.

A copy of the applicable rule of the California Commissioner of Corporations will be furnished to each California investor by Capsource.

                                TABLE OF CONTENTS

SUMMARY...........................................................................................................1

RISK FACTORS......................................................................................................8
   Investment Risks...............................................................................................8
        Your units lack liquidity and marketability...............................................................8
        You have a limited ability to have your units redeemed....................................................8
        If we sell only the minimum number of units, we will be unable to diversify our loan portfolio adequately....................................................................................8
        We must rely on Capsource to manage our operations and select our loans for investment....................8
        We depend on key personnel of Capsource...................................................................9
        You may face a delay before distributions begin...........................................................9
        You will not have the benefit of reviewing the past performance of DM LLC.................................9
        Any borrowing by us will increase your risk and reduce the amount we have available to distribute to members...................................................................................9
   Risks of the Mortgage Lending Business.........................................................................9
        Defaults on our mortgage loans will decrease our revenues and your distributions..........................9
        We will invest in kinds of loans that have a greater risk of default than first mortgage loans on commercial properties..........................................................................9
        Our loans are not guaranteed by any government agency....................................................10
        Our mortgage loans will not be marketable and we expect no secondary market to develop...................10
        Our loan portfolio is riskier because it will not be diversified geographically..........................10
        We may have difficulty protecting our rights as a secured lender.........................................10
        Our underwriting standards and procedure are more lenient than conventional lenders, which may create additional risks to your return.............................................................11
        By becoming the owner of property, we may become liable for unforeseen environmental obligations............................................................................................11
        Our results are subject to fluctuations in interest rates and other economic conditions..................11
        We face competition for mortgage loans that may reduce available yields and fees available...............12
   Conflicts of Interest Risks...................................................................................12
        Capsource will face conflicts of interest concerning the allocation of its personnel's time...................................................................................................12
        Capsource will face conflicts of interest arising due to our fee structure...............................12
        Capsource will face conflicts of interest relating to other investments in mortgage loans................13
        We may not have control over joint ventures with affiliates..............................................13
   Lack of Control by Members....................................................................................13
        Your right to vote is limited and you are bound by majority vote.........................................13
        Your interest in DM LLC may be diluted as we sell additional units.......................................13
        The value of your units may decrease below one dollar....................................................13
   Risks Related to DM Financial Services........................................................................14
        DM Financial Services is newly formed and has no operating history or track record in public offerings.......................................................................................14
        DM Financial Services is an Affiliate of Capsource.......................................................14
   Federal Income Tax Risks......................................................................................14
        Your cash flow and distributions will be reduced if we are taxed as a corporation........................14
        If we are deemed to not be engaged in a trade or business, the tax benefits of partnership status will be adversely affected......................................................................14
        An IRS audit of our books and records could result in an audit of your tax returns.......................14
        Inconsistencies between federal, state and local tax rules may adversely affect your return.................................................................................................14
   Retirement Plan Risks.........................................................................................14
        An investment in DM LLC may not qualify as an appropriate investment under all retirement plans..................................................................................................14


USE OF PROCEEDS..................................................................................................16

INVESTORS SUITABILITY STANDARDS..................................................................................18

INVESTMENT OBJECTIVES AND POLICIES...............................................................................21
     Acquisition and Investment Policies.........................................................................21
     Mortgage Loans to Affiliates................................................................................24
     Purchase of Loans from Capsource and its Affiliates.........................................................24
     Commitment of Offering Proceeds.............................................................................24
     Types of Loans We Intend to Invest In.......................................................................24
     Prepayment Penalties........................................................................................25
     Balloon Payment.............................................................................................26
     Borrowing...................................................................................................26
     Repayment of Mortgages on Sales of Properties...............................................................26
     No Trust or Investment Company Activities...................................................................26
     Various Other Policies and Procedures.......................................................................26
     Competition and General Economic Conditions.................................................................27

MANAGEMENT.......................................................................................................28
     Our Management..............................................................................................28
     Capsource...................................................................................................28
     Removal of Capsource as Manager.............................................................................28
     Evaluation and Acquisition by Capsource.....................................................................29
     Management of Loan Portfolio................................................................................29
     Mortgage Loans..............................................................................................29
     Prior Experience............................................................................................30
     Directors and Executive Officers of Capsource and Sunderland................................................30
     Affiliated Companies........................................................................................33

COMPENSATION OF CAPSOURCE AND DM FINANCIAL SERVICES..............................................................34

CONFLICTS OF INTEREST............................................................................................37
     Share ownership.............................................................................................39

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................40

FIDUCIARY RESPONSIBILITY.........................................................................................41
     Exculpation and Defenses....................................................................................41
     Indemnification.............................................................................................41

SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS.......................................43
     Your Status.................................................................................................43
     Limited Liability of Members................................................................................43
     Term of DM LLC..............................................................................................43
     Meetings....................................................................................................43
     Voting and Other Rights of Members..........................................................................43
     Capital Accounts............................................................................................44
     Capital Contribution of Capsource...........................................................................44
     Unit Repurchases and Deemed Distributions...................................................................44
     Write-Down of Investments...................................................................................44
     Members' Return on Investment...............................................................................45
     Distribution Reinvestment Plan..............................................................................45
     Assignment and Transfer of Units............................................................................46
     Repurchase of units, Withdrawal from DM LLC.................................................................46
     Special Power of Attorney...................................................................................47


FEDERAL INCOME TAX CONSEQUENCES..................................................................................48
     Classification as a Partnership.............................................................................49
     We Will Not Be Classified As A Publicly Traded Partnership..................................................49
     General Principles of Partnership Taxation..................................................................51
     Determination of Basis in units.............................................................................51
     Allocations of Profits and Losses...........................................................................52
     Limitations on the Deduction of Losses......................................................................52
     Computation of Gain or Loss on Sale or Redemption of units..................................................53
     Character of Gain or Loss...................................................................................53
     Tax Rates on a Partner's Share of Ordinary Income from the Partnership......................................53
     Depreciation................................................................................................54
     Investment Interest.........................................................................................54
     Tat Treatment of Tax-Exempt Entities........................................................................54
     Partnership Tax Returns and Audits..........................................................................55
     Capsource is tax Matters Partner............................................................................56
     Original Issue Discount Rules...............................................................................56
     Market Discount.............................................................................................56
     No Section 754 Election - Impact on Subsequent Purchasers...................................................56
     Treatment of Compensation of Capsource......................................................................56
     Possible Legislative Tax Changes............................................................................57
     State and Local Taxes.......................................................................................58
     ERISA Considerations........................................................................................58
     Annual Valuation............................................................................................58
     Plan Assets Generally.......................................................................................58

HOW WE PROTECT OUR RIGHTS AS A LENDER............................................................................61
     Overview of Mortgages.......................................................................................61
     Foreclosure.................................................................................................61
     Environmental Risks.........................................................................................62
     Second Mortgages; Rights of Senior Mortgages................................................................62
     Statutory Rights of Redemption..............................................................................63
     Anti-Deficiency Legislation.................................................................................63
     Bankruptcy Laws.............................................................................................64
     Enforceability of Certain Provisions........................................................................64

REPORTS TO MEMBERS...............................................................................................67

PLAN OF DISTRIBUTION.............................................................................................68

LEGAL MATTERS....................................................................................................69

EXPERTS..........................................................................................................69

AVAILABLE INFORMATION............................................................................................69


                                     SUMMARY

         Because this is a summary, it does not contain all the information that may be important to you. Before you invest, you should read this entire prospectus carefully, including the section entitled "Risk Factors," beginning at page 8, and the Financial Statements and Notes, beginning at page F-1.

DM Mortgage                     DM Mortgage Investors, LLC was organized in
Investors, LLC                  December 1999 as a Nevada limited liability
                                company. Under our articles and our Amended and Restated Operating Agreement, which we refer to as our operating agreement, our existence ends on December 31, 2019, unless the members vote to extend our duration. In this prospectus we refer to DM Mortgage
                                Investors, LLC as "DM LLC," "we," "us" or
                                "our." Our offices are at 2901 El Camino
                                Avenue, Suite 206, Las Vegas, Nevada 89102, and our telephone number is (702) 227-0965.

Our Manager                     Our manager is Capsource, Inc., a Nevada
                                corporation, which was incorporated in 1997. Its executive offices are at 2901 El Camino Avenue, Suite 206, Las Vegas, Nevada 89102, and its telephone number is (702) 227-0965. Capsource is a mortgage broker licensed in the State of Nevada since 1997.

Investment Policies             We will invest in mortgage loans where our
                                collateral is real property located primarily in Nevada, Arizona and California. There may be commercial or residential buildings on the real property, but our collateral may also consist of real property with buildings under construction and no physical structures at all. The loans will be selected for us by Capsource from among loans obtained by Capsource or mortgage brokers with which we are not affiliated. We believe these loans will be attractive to borrowers because of the expediency of Capsource's loan approval process, which takes from 10 to 20 days.

                                We do not intend to invest in or own real property. However, we may own real property if we foreclose on a defaulted loan.

                                We expect to obtain a line of credit which we currently intend to use to acquire, operate and develop for resale the real properties on which we have foreclosed. Our total indebtedness under the line of credit will not exceed 70% of the fair market value of the outstanding mortgage loans in our loan portfolio.

Summary Risk Factors The following are some of the significant risks concerning your investment:



                               o There is no public trading market for the units, and we do not expect one to ever develop. Further, the transfer and redemption of your units is restricted. Consequently, you will have a difficult time trying to obtain cash for your units.

                               o We rely on Capsource, our manager, for the day-to-day management of our business and the selection of our mortgages.

                               o    We will pay Capsource and DM Financial
                                    Services substantial fees from the proceeds of this offering and our operations.

                               o    If we do not remain qualified as a
                                    partnership for federal income tax purposes, we would be subject to the payment of tax on our income at corporate rates, which would reduce the amount of funds available for payment of distributions to you.

                               o If we sell only 1,500,000 units, our loan portfolio will not be diversified. Although we expect that no one loan will exceed 20% of our loan portfolio, if we sell only the minimum number of units, we will only be able to invest in one mortgage loan.

                               o Any borrowing by us under a line of credit will increase the risk of your investment and reduce the amount we have available to distribute to you.

                               o    Real estate investments are subject to
                                    cyclical economic trends which are out of our control.

                               o    Capsource has not yet identified the
                                    mortgage loans that we will invest in with the proceeds of this offering. As a result, you will not have an opportunity to determine for yourself whether the real properties that are our collateral justify using the proceeds of this to make a particular loan.

                               o We were formed late last year and have no significant assets, no operating history and no current sources of financing.

                               Before you invest in DM LLC, you should see the complete discussion of "Risk Factors" beginning on page 8 of this prospectus.

Estimated Use of Proceeds of   We anticipate that we will invest in mortgage
Offering                       loans about 86% of the proceeds of this offering
                               and the distributions reinvested under our reinvestment plan. We will use the remainder of offering proceeds to pay organization expenses, commissions, fees and expenses relating to the costs of this offering and for obtaining, processing, making and brokering the mortgage loans in which we invest.

Conflicts of Interest          Capsource will face various conflicts of interest
                               resulting from its activities, including the following:

                               o We will pay substantial fees to Capsource and DM Financial Services for the sale of units and for obtaining, processing, making and brokering, managing and selling of mortgage loans, as well as for other services. The terms of these transactions have not been set by arms-length negotiations. The fees for these services are described in greater detail under "Compensation to Capsource and DM Financial Services" in this summary and as set forth in greater detail in the main body of this prospectus. We will pay Capsource based on the volume and size of the mortgages selected for us, and our interests may diverge from those of Capsource and Mr. Shustek, the indirect owner of a majority of Capsource, in deciding whether we should invest in a particular loan.

                               o    Capsource will be receiving fees from
                                    borrowers that would otherwise increase our returns. These fees include the fees listed under "Fees Paid by Borrower" in the above mentioned compensation description. Because Capsource receives all of these fees, our interests will diverge from those of Capsource and Mr. Shustek Capsource determines whether to charge higher interest rates and risk losing fees from the loans.

                               o Capsource must allocate its time between our activities and its other activities. These other activities include its current activities as a licensed mortgage broker and may in the future include acting as the manager or general partner of, or adviser to, funds with objectives similar to ours.

             Sunderland Corporation, Capsource and Their Affiliates

                               The following chart shows the ownership
                               structure of the various persons and entities that are affiliated with Sunderland and
                               Capsource:

   [Chart showing Michael V. Shustek as the owner and an officer of Sunderland
     Corporation and Del Mar Mortgage, Inc., and Sunderland as the owner of
                      Capsource and DM Financial Services]

Compensation to Capsource      Capsource and DM Financial Services will receive
DM Financial Services          fees and reimbursement of expenses and for
                               performing services in this offering and the investment and management of our assets. The sales commissions and fees and expenses of this offering and for Capsource's obtaining, processing, making and brokering our mortgage loans, as described below, shall not exceed 14% of the proceeds of this offering. Any part of the fees and expenses over 14% will be paid by Sunderland. The most significant items of compensation are as follows:


                               Type of Compensation                        Form of Compensation
                               --------------------                        --------------------

                                                       Offering Stage:
                                                       ---------------

                               Paid by Fund

                               Sales Commission (non-affiliates)           3.5% of gross offering proceeds

                               Expense Reimbursement (non-affiliates)      0.5% of gross offering proceeds

                               Lead Dealer Fee                             1.0% of gross offering proceeds

                               Expense Reimbursement                       0.5% of gross offering proceeds

                               (latter two items paid to
                               DM Financial Services)


                                                     Organization Stage:
                                                     -------------------

                               Promotional Interest                        0.5% ownership; no distributions received
                                                                           until after all members receive their
                                                                           initial capital contributions

                                                    Operational Stage:
                                                    ------------------

                               Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.

                                                          Paid by Borrower
                                                          ----------------

                               Loan Brokerage Fee                          2%-6% of each loan, competitive fee based
                                                                           on local market conditions

                               Loan Evaluation and Processing Fees         2%-5% of each loan, competitive fee based
                                                                           on local market conditions

                               Servicing Fee for Administering Loans       Annual fee of 0.25% of outstanding
                                                                           principal

                               Escrow/Reconveyance/Loan Extension          2%-5% of outstanding principal, as and
                                                                           Permitting Loan Assumption permitted by
                                                                           local law and local market conditions

                               Late Fees/Prepayment Fees                   As permitted by local law and local
                                                                           market conditions


                               Paid by Us
                               ----------
                               Loan Management Fee                         Initially, 0.75% of the offering proceeds
                                                                           used for mortgage loans, including
                                                                           working capital reserves.  Beginning with
                                                                           the third year, 0.75% of the fair market
                                                                           value of our assets, including working
                                                                           capital, less any of our indebtedness.
                                                                           For funds not invested in mortgages, the
                                                                           fee is 0.5%

                               Reimbursement of Our Operating              Lesser of cost or third party rate
                               Expenses

                               Real Estate Brokerage Fees on Resales       Up to 3% of proceeds to Capsource

                               Foreclosed                                  Property where it substantially contributed
                                                                           to sale; up to 6% for all persons involved.

Distribution Reinvestment      You may elect to reinvest the distributions you
Plan                           receive in DM LLC when you  return your
                               subscription agreement or at a later date. If you so elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions. As a result, you may have a tax liability with no cash distributions to pay that liability. We may end the distribution reinvestment plan at any time.
                               See "Summary of Operating Agreement, Rights of
                               Members and Description of units - Distribution
                               Reinvestment Plan."

ERISA Considerations           The section of this prospectus entitled "ERISA
                               Considerations" describes the effect the purchase of units will have on individual retirement accounts, or IRAs, retirement plans subject to the Employee Retirement Income
                               Security Act of 1974, also known as ERISA, and the Internal Revenue Code of 1986, which we call the Internal Revenue Code. ERISA is a federal law that regulates the operation of retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

Units Your investment will be recorded on our books only. We will not issue Unit certificates. If you wish to redeem or transfer your units, you must send an executed redemption or transfer form to us. We will provide the required redemption form to you upon request.

Operating Agreement            Your relationship with DM LLC and with
                               Capsource will be governed by the operating agreement. Some of the significant features of the operating agreement are as follows:

                               We will allocate to you our income, gains, losses and distributions in the same proportion that your capital account bears to all of the capital accounts of all of our members. The number of units you own will be of no significance in this determination.

                               In this prospectus, when we refer to a majority, we mean those members whose capital accounts together are over 50% of the amount all of the members' capital accounts. A majority can bind all of our members on fundamental matters affecting DM LLC. If such a vote occurs, you will be bound by the majority vote even if you did not vote with the majority.

                               The operating agreement is discussed in more detail in "Summary of Operating Agreement, Rights of Members and Description of Units," beginning on page 43. If any statements in this prospectus differ from the operating agreement, you should rely on the operating agreement. The operating agreement is attached as Exhibit A.

The Offering                   We are offering for sale a minimum of 1,500,000
                               units and a maximum of 100,000,000 units of limited liability company interests at $1.00 per unit. These units include units issued under our distribution reinvestment plan. The minimum initial purchase is 2,000 units for $2,000, except to the extent that state suitability standards dictate otherwise.

Tax Considerations             In the opinion of our tax counsel, we will be
                               treated for federal income tax purposes as a partnership. You should consult your own tax advisor regarding personal tax consequences that might be associated with your investment in the units. See "Federal Income Tax Risks," beginning at page 14, and "Federal Income Tax
                               Consequences," beginning at page 48 of this prospectus.

Suitability                    To invest in units, you must have either:

                               o a net worth, exclusive of home, home
                                 furnishings and automobiles, of at least
                                 $45,000 and a minimum annual gross income of at least $45,000; or

                               o a minimum net worth of $150,000.

                               California requires a net worth and annual gross income of $60,000 or a minimum net worth of $225,000. In addition to the above standards, Ohio also requires that your investment does not exceed 10% of your net worth. As described more fully in "Investor Suitability Standards," beginning on page 18, you will have to make additional representations to us before we determine that the investment is suitable for you.

To Purchase Units              To purchase units you must complete and sign the
                               subscription agreement, which is Exhibit B at page B-1 of this prospectus, and deliver it to the securities dealer that has solicited your investment, together with payment for the number of units specified in the subscription agreement. We may accept or reject your subscription in whole or in part. If we do not accept your subscription or if we do not sell
                               1,500,000 units before December 31, 2000, your purchase payment will be returned to you promptly without interest.

                               Our acceptance of your subscription agreement is effective when we countersign it, for the number of units we set forth next to our signature. If we accept your subscription agreement, you will be an owner of the units and a member of DM LLC when we sell a minimum of 1,500,000 units and the escrow is broken. If we do accept your subscription agreement, we will provide you with a confirmation of the number of units you have acquired. Because the units are not certificated, we will not mail you a unit certificate. We will furnish all investors in California whose subscriptions are accepted with a copy of the operating agreement.

                                  RISK FACTORS

         You should carefully consider the following risks and other information in the prospectus before purchasing units.

Investment Risks

         Your units lack liquidity and marketability.

         There will be no public trading market for your units, and you cannot freely sell or transfer your units or use them as collateral for a loan. Our operating agreement restricts transfer of units so that we may avoid being classified as a "publicly traded partnership," under Section 7704 of the Internal Revenue Code. Because classification as a publicly traded partnership would significantly decrease the value of the units of all our members, Capsource must consent to any assignment of your units. Capsource will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. Further, the resale of the units may be restricted by state securities laws. Consequently, you may not be able to obtain cash for your units in a timely manner and you should purchase the units for at least one year.

         You have a limited ability to have your units redeemed.

         You have a limited ability to have your shares redeemed by us. Some of these limitations include the following:

         o You must give a written request to withdraw at least 60 days before the withdrawal;

         o You can only redeem your units after you have held them for one year;

         o Redemption payments only return all or the requested part of your capital account and are not affected by the value of our underlying assets, except for any payment made upon final liquidation;

         o Payments are made only to the extent we have available cash from proceeds of repayments of principal and capital contributions;

         o        There is no reserve fund for repurchases;

         o You may withdraw a maximum of $100,000 during any calendar year;

         o The total amount withdrawn by all members during any calendar year cannot exceed 10% of the amount of capital accounts of all the members; o We will only make redemption payments on the last day of any month.

         If we do not sell more than the minimum number of units in this offering or if principal payments on existing loans decrease, your ability to have your units redeemed will be adversely affected, particularly if the amount of requested withdrawals should increase substantially. To help permit redemptions, we will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of members unless we have sufficient funds to cover requested withdrawals.

         If we sell only the minimum number of units, we will be unable to diversify our loan portfolio adequately.

         The minimum proceeds of this offering will be insufficient for diversification or for meeting our investment objectives. We will be able to invest in only one mortgage loan with the minimum proceeds of the offering, instead of being able to purchase up to about 66 loans if we sold the maximum number of units, based upon an anticipated average loan size of about $1,500,000. If we fail to adequately diversify our loan portfolio, our revenues will be too closely tied to the performance of the borrower under each loan we invest in.

         We must rely on Capsource to manage our operations and select our loans for investment.

         Our ability to achieve our investment objectives and to pay distributions to you depends upon Capsource's performance in obtaining, processing, making and brokering loans for us to invest in and determining the financing arrangements for borrowers. You will have no opportunity to evaluate the terms of mortgages, the real property that is our collateral or other economic or financial data concerning our loans. You must rely entirely on the judgment of Capsource in investing the proceeds of this offering.

         We depend on key personnel of Capsource.

         We do not have any officers or employees. Our success depends upon the continued contributions of certain key personnel of Capsource, including Michael
V. Shustek, Stephen J. Byrne and Lance Bradford, each of whom would be difficult to replace because of his extensive experience in his field, extensive market contacts and familiarity with Capsource's activities. If any of these key employees were to cease employment, our operating results could suffer. Our future success also depends in large part upon Capsource's ability to hire and retain additional highly skilled managerial, operational and marketing personnel. Capsource may require additional operations and marketing people who are experienced in obtaining, processing, making and brokering loans and who also have contacts in the market. The size of our loan portfolio may require Capsource to hire and retain additional financial and accounting personnel to assist Mr. Bradford in managing Capsource's and our revenues. Competition for these people is intense, and we cannot assure you that Capsource will be successful in attracting and retaining skilled personnel.

         You may face a delay before distributions begin.

         Neither we nor Capsource have identified any specific loans that we will invest in. Consequently, there may be a substantial period of time before Capsource invests the proceeds of this offering, during which you will not receive any distributions on your investment. We estimate that distributions will begin on the later of eight months after you deliver your subscription amount to us, or three to six months after the funds are released from escrow.

         You will not have the benefit of reviewing the past performance of DM LLC.

         We were organized in December 1999 and still have no significant assets. We will only commence operations after we sell 1,500,000 units and receive $1,500,000, and accordingly we have no operating history. We have no external source of financing and are relying on capital contributions from Capsource, which will be our sole member until we sell the minimum amount of units.

         Any borrowing by us will increase your risk and reduce the amount we have available to distribute to members.

         We anticipate that we will obtain a line of credit that we currently intend to use to acquire, operate and develop for resale the real properties on which we have foreclosed. We may borrow up to 70% of the fair market value of our outstanding mortgage loans at any time to finance these acquisitions. Should we be unable to repay the indebtedness and make the interest payments on the loans, the lender will likely declare us in default and require that we repay all amounts owing under the loan facility. Even if we are repaying the indebtedness in a timely manner, interest payments owing on the borrowed funds will reduce our income and the distributions you receive.

Risks of the Mortgage Lending Business

         Defaults on our mortgage loans will decrease our revenues and your distributions.

         We are in the business of investing in mortgage loans and, as such, we risk defaults by borrowers. Any failure of a borrower to repay loans or interest on loans will reduce our revenues and your distributions, the value of your units and your interest in DM LLC as a whole.

         We will invest in kinds of loans that have a greater risk of default than first mortgage loans on commercial properties.

         o We will likely invest a material amount of our assets in construction mortgage loans. These are loans made to real estate developers for up to two years to fund the construction or renovation of buildings on real property. These loans are riskier than loans secured by income producing properties because during construction the borrower does not receive income from the property to make payments on the loan.

         o We will likely invest about 10% of our assets in second mortgage loans and, to a much lesser extent, wraparound, or all-inclusive, mortgage loans. In a second mortgage loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the first mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the first mortgage loan plus the new funds we invest. We would receive all payments from the borrower and forward to the senior lender its portion of the payments we receive. Because both of these types of loans are subject to the first mortgage lender's right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.

         o We expect to invest in commercial property loans that have "balloon payments". A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period like 15 or 30 years because the borrower's repayment depends on its ability to refinance the loan or sell the property profitably when the loan comes due.

         o Sometimes we may invest in loans that are significantly larger than $1,500,000, which we expect to be the average size of our loans. These larger loans are risky because they reduce our ability to diversify our loan portfolio.

         o We may invest in loans where the collateral is an interest in a lease. These loans are riskier because the only rights we will have is to assume the borrower's obligations under the lease and to use the property for the length of time and in the limited manner permitted under the lease.

         Our loans are not guaranteed by any government agency.

         Our loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency. As a result, our recourse if there is a default may only be to foreclose upon the mortgaged real property.

         Our mortgage loans will not be marketable and we expect no secondary market to develop.

         We do not expect our mortgage loans to be marketable and we do not expect a secondary market to develop for them. Because of our limited ability to reduce the risk of default by borrowers by selling or transferring our mortgage loans, you and we will bear all of the risk of our investments in mortgage loans until they mature.

         Our loan portfolio is riskier because it will not be diversified geographically.

         Our results will primarily reflect the condition of the real estate markets in the states of Nevada, California and Arizona, where we will likely invest in or purchase about 70% of our loans. Consequently, if economic conditions in any of these three states decline, or if the recent increase in building and property values in these geographic areas ceases, there will be an increase in the number of defaults on our loans or fewer loans in which to invest.

         We may have difficulty protecting our rights as a secured lender.

         We believe that our loan documents will enable us to enforce our commercial arrangements with borrowers. However, the rights of borrowers and other secured lenders may limit our practical realization of those benefits. For example:

         o Judicial foreclosure is subject to the delays of protracted litigation. Although we expect non-judicial foreclosure to be quicker, our collateral may deteriorate and decrease in value during any delay in foreclosing on it.

         o The borrower's right of redemption during foreclosure proceedings can deter the sale of our collateral and can for practical purposes require us to manage the property.

         o Unforeseen environmental hazards may subject us to unexpected liability and procedural delays in exercising our rights.

         o The rights of junior or senior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral.

         o We may not be able to pursue deficiency judgments after we foreclose on collateral.

         o State and federal bankruptcy laws can prevent us from pursuing any actions, regardless of the progress in any of these suits or proceedings.

         Our underwriting standards and procedure are more lenient than conventional lenders, which may create additional risks to your return.

         o We will invest in loans to borrowers who will not be required to meet the credit standards of conventional mortgage lenders, which is riskier than investing in loans made to borrowers who are required to meet those credit standards.

         o Because we approve a mortgage loan more quickly than other mortgage lenders, there may be a risk that the inquiry we perform as part of our credit procedures will not reveal the need for additional precautions. If so, the interest rate we charge and the collateral we require may not protect us adequately or generate adequate returns for the risk undertaken.

         By becoming the owner of property, we may become liable for unforeseen environmental obligations.

         We intend to only own real property if we foreclose on a defaulted loan and purchase the property at the foreclosure sale. Under applicable environmental laws, however, any owner of real property is fully liable for the costs involved in cleaning up any contamination by materials hazardous to the environment. Even though we might be entitled to indemnification from the person that caused the contamination, there is no assurance that the person would be able to indemnify us to the full extent of our liability. Furthermore, we would still have court and administrative expenses for which we may not be entitled to indemnification.

         Our results are subject to fluctuations in interest rates and other economic conditions.

         o Our results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets. If the economy is healthy, we expect that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. This will result in our investing in fewer loans and thus reduce our revenues and the distributions you receive.

         o One of the results of interest rate fluctuations is that borrowers seek to extend their low-interest-rate mortgage loans after market interest rates have increased. All of our loan documents permit us to raise the interest rate we charge on extended loans anywhere from between 3/4% to 3% from the then-current rate on the loan. This creates two risks for us:

                  - There is no assurance that this permitted rate increase will be adequate if interest rates have increased beyond the range contemplated by our loan documents.

                  - If interest rates rise, borrowers may be compelled to extend their loans to decrease the principal paid with each payment because the interest component has increased. If this happens, we are likely to be at a greater risk of the borrower defaulting on the extended loan, and the increase in the interest rate on our loan may not be adequate compensation for the increased risk.

                  Additionally, any fees paid to extend the loan are paid to Capsource, not to us. Our revenues and distributions will decline if we are unable to reinvest at higher rates or if an increasing number of borrowers default in their loans.

         o Most of the loans we invest in do not have prepayment penalties. If, at a time of relatively low interest rates, a borrower should prepay obligations that have a higher interest rate from an earlier period, we will likely not be able to reinvest the funds in mortgage loans earning that higher rate of interest. In the absence of a prepayment fee, we will receive neither the anticipated revenue stream at the higher rate nor any compensation for its loss. Furthermore, to the extent that we do include prepayment fees in our loan documents, these fees are part of Capsource's compensation.

         o Our results will also reflect other economic conditions, such as a particular industry migrating to or from one of the states into which we make loans. Although in recent years more businesses have migrated into and expanded within Nevada, California and Arizona, there is no assurance that this trend will continue. If this trend reverses, our ability to invest in loans in these states will be adversely affected.

         We face competition for mortgage loans that may reduce available yields and fees available.

         The mortgage lending business is highly competitive. We compete with insurance companies, banks, thrifts, mortgage bankers, pension funds, real estate investment trusts, and other lenders with objectives similar to ours. Some of these entities have more financial resources and experience in the mortgage lending business than us or Capsource. If our competition decreases interest rates on their loans or makes funds more easily accessible, yields on our loans could decrease and the costs associated with making loans could increase, both of which would reduce our revenues and the distributions you receive.

Conflicts of Interest Risks

        The risk factors below describe material conflicts of interest that may arise in the course of Capsource's management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no other conflicts of interest will arise in the future.

         Capsource will face conflicts of interest concerning the allocation of its personnel's time.

         Capsource and Mr. Shustek, who indirectly owns over 50% of Capsource, anticipate that they will also sponsor other real estate programs having investment objectives and legal and financial obligations similar to ours and engage in the business activities described in the "Conflicts of Interest"
section in this prospectus. As a result, Capsource and Mr. Shustek may have conflicts of interest in allocating their time and resources between our business and those other activities. During times of intense activity in other programs and ventures, Capsource and Mr. Shustek will likely devote less time and resources to our business than they ordinarily would.

         Capsource will face conflicts of interest arising due to our fee structure.

         We will pay substantial fees to Capsource and DM Financial Services for transactions involving the sale of units and the selection, purchase, management and sale of loan mortgages, all of which have not been set by arms-length negotiations. These fees are quantified and described in greater detail under "Compensation to Capsource and DM Financial Services" in the summary and in the compensation table contained elsewhere in this prospectus. We will pay Capsource based on the volume and size of the mortgages selected for us. Our interests will diverge from those of Capsource and Mr. Shustek when Capsource decides whether we should invest in a loan that is not squarely within our investment guidelines.

         Capsource will be receiving fees from borrowers that would otherwise increase our returns. These fees include the fees listed under "Fees Paid by Borrower" in the above mentioned compensation description and are also quantified elsewhere in this prospectus. Because Capsource receives all of these fees, our interests will diverge from those of Capsource and Mr. Shustek when Capsource decides whether to charge higher interest rates or require a payment of principal or additional collateral, or risk losing fees from the loan.

         Capsource will face conflicts of interest relating to other investments in mortgage loans.

         We expect to invest in mortgage loans when one or more other companies managed by Capsource are also investing in mortgage loans. There is a risk that Capsource may select for us a mortgage loan investment that provides lower returns than a mortgage loan investment purchased by another Capsource program or entity.

         We may not have control over joint ventures with affiliates.

         We will consider investing in or purchasing loans jointly with other lenders. Although we intend to only participate in loans with publicly registered entities, we may invest with other entities in the future. In joint ventures with related parties, there is a risk that neither co-venturer may control the venture, which could result in an impasse on joint venture decisions.

Lack of Control by Members

         Your right to vote is limited and you are bound by majority vote.

         You cannot exercise control over our affairs. That is entirely in the hands of Capsource. You may vote only in a limited number of specific instances, in which case a majority, being the owners of our capital accounts aggregating over 50% of all of the members' capital accounts, can take action and bind all of the members. These situations in which all members are bound include votes to:

         o        dissolve DM LLC;

         o        change the nature of our business;

         o        amend the operating agreement;

         o        remove and replace Capsource;

         o        approve a merger with or into another company; or

         o        approve a sale of all or a majority of our assets.

         Your interest in DM LLC may be diluted as we sell additional units.

         When we receive your initial investment, Capsource will establish for you an individual capital account on our books. Your capital account will begin with the amount of your first capital contribution for units. We do not adjust your capital account for unrealized appreciation or depreciation of our underlying assets, except for write-downs of assets. Consequently, your capital account may not reflect your portion of the fair market value of our underlying assets, particularly immediately after another member makes a capital contribution or distribution reinvestment.

         For example, you bought one unit for one dollar and now have one dollar in your capital account. The assets we bought for one dollar become worth five dollars, but the gain is unrealized, which means that we have not yet sold the relevant assets and "locked in" our profit. A new member contributes one dollar, which is credited to his capital account. You and the new member will each have a one dollar capital account. However, as a result of the new contribution, the value of your units would decrease from five dollars to three dollars. In this way, your portion of the underlying value of the fair market value of our assets would be diluted by a later sale of units.

         The value of your units may decrease below one dollar.

         The value of your share of our underlying assets at any time may be less or more than $1.00 per unit, depending on when the unit was purchased. For example, if the fair market value of our assets at the time of a capital contribution or distribution reinvestment is less than the cost of these assets on our books, then the value of your units immediately after a capital contribution or distribution reinvestment may be less than one dollar.

Risks Related to DM Financial Services

         DM Financial Services is newly formed and has no operating history or track record in public offerings.

         DM Financial Services, the lead dealer in this offering, is a newly formed securities brokerage firm that has not previously participated in a public offering of securities. As a result, DM Financial Services has no history of selling publicly offered securities itself or in recruiting dealers to assist in the sale of publicly offered securities. The absence of this track record may make it more difficult for it to sell our units. If DM Financial Services does not sell a sufficient number of our units, we may not be able to diversify our portfolio to the extent necessary to achieve our objectives.

         DM Financial Services is an Affiliate of Capsource.

         DM Financial Services is wholly owned by Sunderland Corporation, which also owns Capsource. Consequently, DM Financial Services may have a conflict of interest in performing its obligations to conduct a "due diligence" investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as an unaffiliated dealer.

Federal Income Tax Risks

         Your cash flow and distributions will be reduced if we are taxed as a corporation.

         If we fail to qualify as a partnership for any taxable year, we would then be subject to federal income tax on any taxable income in that taxable year at regular corporate rates. You could not then take tax deductions for your share of our deductions or credits. You would be subject to tax on your share of our income to the extent we distribute it to you out of current or accumulated earnings and profits, or as taxable gain in excess of the cost of your units. If we were taxed as a corporation, your cash flow, the distributions you receive and the value of your units will be significantly reduced. See "Federal Income Tax Consequences - General Principles of Partnership Taxation," at page 51 and "-Tax Rates on a Partner's Share of Ordinary Income from the Partnership," at page 53.

         If we are deemed to not be engaged in a trade or business, the tax benefits of partnership status will be adversely affected.

         If the Internal Revenue Service does not consider us to be engaged in a trade or business, the result would be that your share of our expenses would be deductible only to the extent that all of your miscellaneous itemized deductions exceed two percent of your adjusted gross income.

         An IRS audit of our books and records could result in an audit of your tax returns.

         If we are audited by the IRS and it makes determinations adverse to us, including the disallowance of deductions we have taken, the IRS may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

         Inconsistencies between federal, state and local tax rules may adversely affect your return.

         If we are treated as a partnership for federal income tax purposes but as a corporation for state or local income tax purposes, or if deductions that are allowed by the IRS are not allowed by state or local regulators, your cash flow and distributions would be adversely affected.

Retirement Plan Risks

         An investment in DM LLC may not qualify as an appropriate investment under all retirement plans.

         There are special considerations that apply to pension or profit sharing trusts or IRAs investing in units. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in DM LLC, you could incur liability or subject the plan to taxation if:

         o your investment is not consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

         o your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

         o your investment does not satisfy the prudence and diversification requirements of Sections 40(a)(1)(B) and 404(A)(1)(C) of ERISA;

         o        your investment impairs the liquidity of the plan;

         o your investment produces "unrelated business taxable income" for the plan or IRA;

         o you will not be able to value the assets of the plan annually in accordance with ERISA requirements; and

         o        your investment constitutes a prohibited transaction under
                  Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

                                 USE OF PROCEEDS

         If we sell 1,500,000 units in this offering on or before December 31, 2000, we will continue the offering with the goal of raising $100,000,000, which includes units sold in our distribution reinvestment plan. Once we have sold 1,500,000 units, we cannot assure you that we will receive any further proceeds from the offering. If we do not sell significantly more than the 1,500,000 initial units, we will have to restrict our mortgage loans and intended operations. If we sell the minimum amount, we anticipate that we would only be able to invest in one mortgage loan. We believe that if we sell fewer than 22,500,000 units, we will not be able to diversify our loan portfolio adequately. We estimate that we then would only be able to invest in 15 loans, which would make us more vulnerable to decreased revenues due to any one nonperforming loan and would result in your distributions being more closely tied to the performance of a small number of individual loans. Additionally, depending on the rates of withdrawal by members and principal payments on loans by borrowers, our lack of available cash could further restrict withdrawals by members.

         The following table contains information about the estimated use of the gross proceeds of this offering. Many of the figures represent our best estimate since we cannot now precisely calculate the figures.


                                         Minimum Offering       Pct of       Maximum Offering       Pct of
                                        (1,500,000 units)      Offering     (100,000,000 units)    Offering
                                        -----------------      --------     -------------------    --------

Gross Offering Proceeds...............      $ 1,500,000           100.0%         $100,000,000          100.0%

Less:
     Selling Commissions and
     Expenses(1)
         Paid to affiliates...........           22,500             1.5%            1,500,000            1.5%
         Paid to nonaffiliates.....              22,500             1.5%            1,500,000            1.5%
     Public Offering Expenses:(2)               165,000(3)         11.0%              500,000            0.5%
                                            -----------           -----           -----------          -----
     Net Amount received in this
     Offering(4)......................        1,290,000            86.0%           96,500,000           96.5%
     Less:
     Cash Reserves:(5)................           45,000             3.0%            3,000,000            3.0%
                                            -----------           ------          -----------          -----
Cash Available for
Investment in
Mortgage Loans:                             $ 1,245,000            83.0%         $ 93,500,000           93.5%
                                            -----------           ------         ------------          -----

-----------

(1) Amounts shown reflect our assumption that approximately 5/8ths of the units will be sold by our lead broker DM Financial Services without the assistance of unaffiliated securities brokerage firms. DM Financial Services is an affiliate that we will compensate at lower rates than we do non-affiliated securities brokerage firms.

(2) Includes filing and review fees, legal, accounting, printing and other expenses of this offering, which are described further in the registration statement of which this prospectus forms a part. None of these fees are paid to affiliates.

(3) If the sales commissions, expenses of this offering and brokerage, acquisition, selection and processing fees and expenses for our loans exceed 14% of the gross offering proceeds, Sunderland has agreed to pay the fees and expenses in excess of that amount. For example, assuming offering fees and expenses of $500,000, excluding amounts paid to all dealers, if we raise the minimum of $1,500,000 in the offering, Sunderland will pay $335,000 of these fees and expenses. If we raise the maximum of $100,000,000, Sunderland will not be required to pay any of these fees and expenses.

(4) Borrowers will pay all acquisition, selection, processing and brokerage and selling expenses for loans made by Capsource. Consequently, these expenses do not appear in the table.

(5) We will maintain working capital reserves of at least 3%, consisting of 2 1/2% of the aggregate capital accounts of the members other than Capsource, with the remaining 1/2% to be provided by Capsource. This reserve is available to pay expenses in excess of revenues, satisfy obligations of underlying security properties, expend money to satisfy our unforeseen obligations and for other permitted uses of our working capital. Working capital reserves of up to 3% are included in the funds committed to mortgage investments in determining whether we have invested at least 86% of the offering and proceeds and reinvested distributions in mortgage loans. We will maintain working capital reserves of at least 3%.


         Capsource has not set the amount of sales proceeds to be allocated to the various types of mortgage loans in which we invest, except to the extent described in "Investment Objectives and Policies." Capsource reviews each loan to determine if it meets our investment criteria. We plan to invest the entirety of our cash available for investments in mortgage loans. We do not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of our business.

         Pending investment in the mortgage loans, we may invest the proceeds of this offering in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper. We anticipate that these proceeds, once received, will be held at BankWest of Nevada or in an account at a financial institution or securities firm that has assets in excess of $50,000,000.

                         INVESTORS SUITABILITY STANDARDS

         As a result of the risks inherent in an investment in units, the units are suitable only for persons who meet the financial suitability standards adopted by the states in which they live, as set forth below. Our units are only suitable for those who desire a relatively long term investment for which they do not need liquidity for at least one year, in light of the other limitations on redemption and transfer described in this prospectus.

         You must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchase units and to participate in our reinvestment plan. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. In the subscription agreement, you will have to confirm that you meet these minimum standards.

-------------------------------------------------------------------------------------------------------------
State(s)                         1. Minimum Net               Minimum Net Worth               2. Maximum
                               Worth AND Minimum                                          Percentage of Net
                                  Gross Income                                                  Worth
-------------------------------------------------------------------------------------------------------------
Arizona, Colorado               $45,000/$45,000      OR           $150,000        AND            N/A
Connecticut, Florida
Georgia, Hawaii,
Illinois, Massachusetts,
Michigan, Nevada
New Jersey,
Pennsylvania, Texas,
Utah, Washington
-------------------------------------------------------------------------------------------------------------
California                      $60,000/$60,000                   $225,000                       N/A
-------------------------------------------------------------------------------------------------------------
Ohio                            $45,000/$45,000                   $150,000                       10%
-------------------------------------------------------------------------------------------------------------

         In addition to the foregoing suitability standards, we cannot accept subscriptions from anyone if the representations required are either not provided or are provided but are inconsistent with our determination that the investment is suitable for the subscriber. In addition to the financial information we require, the representations we require of you state that you:

         o        have received this prospectus;

         o understand that no federal or state agency has made any finding or determination as to of the fairness for public investment in, nor made any recommendation or endorsement of, the units; and

         o understand that an investment in DM LLC will not, in itself, create a retirement plan as described in the Internal Revenue Code and that, to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

         Each of these representations reflects that we are not indicating any approval by anyone other than Capsource or that an investment will have an effect other than to make you a member of DM LLC.

         You will also represent that you are familiar with some of the risk factors we describe and that this investment matches your investment objectives. Specifically, you represent to us that you:

         o recognize that the units as an investment involve a high degree of risk and that you may lose your entire investment;

         o understand that we intend to be taxed as a partnership and not as a corporation, and that, among other things, this may result in your being required to pay taxes even though we may not have distributed cash to you;

         o understand that there will be no public market for the units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the units, and that it may not be possible readily to liquidate an investment in the units; and

         o have investment objectives that correspond to those described elsewhere in this prospectus, i.e., to preserve the capital invested and to receive monthly distributions of cash.

         You will also represent to us that you have the capacity to invest in DM LLC by confirming that:

         o you are legally able to enter into a contractual relationship with us, and, if you are an individual, have attained the age of majority in the state in which you live; and

         o if you are a trustee, are the trustee for the trust on behalf of which you are purchasing the units, and have due authority to purchase units on behalf of the trust.

         If you are purchasing as a fiduciary, you will also represent that the above representations and warranties are accurate for the person(s) for whom you are purchasing units.

         Because we are relying on your representations and could be harmed by any incorrect representation, you also indicate that you will fully indemnify DM LLC, Capsource and our affiliates from any loss or expense whatsoever which may result from a breach of any of your representations in the subscription agreement.

         The subscription agreement also contains a series of short questions so that we or our dealers may also assess for ourselves the accuracy of these representations. For employee benefit plans, the questions are more expansive because of the application of additional provisions of the Internal Revenue Code relating to retirement plans.

         Due to the nature of our investments, it is likely that all or substantially all of our income will be taxable to you as ordinary income. See "Federal Income Tax Consequences" at page 48. The units may, therefore, be suitable for:

         o        persons seeking current taxable income;

         o Keogh Plan accounts or corporation, pension or profit sharing plans, which we refer to collectively as qualified plans;

         o        IRAS or Roth IRAS;

         o        Simplified Employee Pensions, or SEP's; and

         o other entities exempt from federal income taxation such as endowment partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment).

         Our investment objectives and policies are intended to make the units suitable investments for employee benefit plans under current law. In this regard, ERISA provides a comprehensive regulatory scheme for plan assets. Further, Capsource intends to manage DM LLC so that an investment by a qualified plan will not make our assets plan assets under ERISA. The ERISA regulations are also applicable to an IRA. "Federal Income Tax Consequences - ERISA Considerations" at page 58.

         Capsource is not permitted to allow any qualified plan to purchase units if Capsource has investment discretion over the assets of the qualified plan, or if Capsource regularly gives individualized investment advice that serves as the primary basis for the investment decisions made for these assets. This prohibition is designed to prevent a violation of ERISA. You should obtain the advice of your attorney, tax advisor, or business consultant for the legal, tax and business aspects of this investment before subscribing for units.

         To assure that this offering complies with applicable state law, each dealer selling our units is required to:

         o inquire diligently of all prospective investors to assure that our units are a suitable investment in light of the investor's age, educational level, knowledge of investments, financial means and other pertinent factors;

         o for at least six years, maintain records of the information used to determine that an investment in units is suitable and appropriate for each investor; and

         o transmit promptly to us all properly completed and executed subscription agreements.

                       INVESTMENT OBJECTIVES AND POLICIES

         We intend to invest in mortgage loans where our collateral is real property located primarily in Nevada, Arizona and California. The loans we invest in will be selected for us by Capsource from among loans originated by Capsource or unaffiliated mortgage brokers. When Capsource or someone else originates a loan for us, that person obtains the borrower, processes the loan application, makes or invests in the loan, and brokers or sells the loan to us. We believe our loans will be attractive to borrowers because of the expediency of Capsource's loan approval process, which takes about 10 to 20 days. Capsource will obtain, negotiate and make each loan, after which we will acquire the loan.

         In addition to those policies contained in this prospectus and the operating agreement, Capsource may establish written policies on loans and borrowings. Capsource will also administer our operations and performance to assure that the policies are implemented and remain in your best interest.

         Our principal investment objectives are to:

         o Produce revenues from the interest income on our mortgage loans;

         o Provide monthly cash distributions to you from the net income earned on our mortgage loans;

         o        Preserve and return your capital contributions; and

         o Reinvest payments of principal and proceeds of prepayments, sales and insurance proceeds, net of expenses.

         We cannot assure you that we will achieve these objectives or that your capital will not decrease. We may not change our investment objectives, except upon majority approval. Capsource has no authority to do anything that would impair our ability to carry on our ordinary business as a mortgage investor.

Acquisition and Investment Policies

         We will seek to invest substantially all of the offering proceeds and distribution reinvestments in mortgage loans, after paying applicable fees and expenses. We anticipate that we will invest about 86% of the offering proceeds and distribution reinvestments in mortgage loans. We expect to use about 14% of the proceeds to pay the sales commissions and expenses of this offering and the brokerage, acquisition, selection and processing fees and expenses for our loans. Any part of the fees and expenses of this offering over 14% of gross proceeds will be paid by Sunderland.

         Our collateral on all of our mortgage loans will be the real property that the borrower is purchasing with the funds that we make available. We sometimes refer to these real properties as the security properties. While we may invest in other types of loans, we believe that most of the loans in which we invest will have been made to real estate developers with a lesser proportion of loans involving land, bridge financing and other types of real estate loans. We anticipate that about 20-65% of the loans invested in with the offering proceeds will be secured by commercial properties, 15-25% by unimproved land, 10-20% by apartments and income-producing properties and 5% by single family residences. We do not anticipate that our mortgage investments will be insured or guaranteed by any government agency.

         Capsource will continuously evaluate prospective investments, select the mortgages in which we invest and make all investment decisions on our behalf in its sole discretion, unless the operating agreement provides otherwise. You are not entitled to act on any proposed investment. In evaluating prospective mortgage loan investments, Capsource considers such factors as the following:

         o the ratio of the amount of the investment to the value of the property by which it is secured;

         o the potential for capital appreciation of the property securing the investment;

         o        expected levels of rental and occupancy rates;

         o        current and projected revenues from the property;

         o        potential for rental increases;

         o the status and condition of the record title of the property securing the investment;

         o        geographic location of the property securing the investment;
                  and

         o the financial condition of the borrowers and their principals, if any, who guarantee the loan.

         Capsource can obtain our loans from unaffiliated mortgage brokers and previous borrowers, and by solicitations of new borrowers in those states where permissible. We may purchase existing loans that were originated by third party lenders and acquired by Capsource for us. Capsource is required to sell the loans to us for the lower of Capsource's cost or the then-current market value.

         When selecting mortgage loans fur us, Capsource will adhere to the following guidelines, which are intended to control the quality of the collateral given for our loans:

         1. Priority of Mortgages. Our mortgage on the security property will not be junior to more than one other mortgage. The only subordinated mortgages we currently intend to invest in at this time are second mortgages, although in the future we may invest in wraparound, or all-inclusive, mortgages. We anticipate that our mortgage loans will be diversified as to priority approximately as follows: first mortgages - 90%; second mortgages - 10%.

         2. Loan-to-Value Ratio. We do not anticipate that the amount of our loan combined with the outstanding debt secured by a senior mortgage on a security property will exceed the following percentage of the appraised value of the security property:


         Type of Secured Property                           Loan-to-Value Ratio
         ------------------------                           -------------------
         Residential                                        75%
         Unimproved Land                                    60%
         Commercial                                         75%
         Property under Development/Construction Loan       75% (of anticipated post-development value)
         Leasehold Interest                                 75% (of leasehold interest)


         3. Construction Mortgage Loans. We anticipate that we will invest 20-65% of the offering proceeds in construction loans other than home improvement loans on residential property, subject to the following guidelines:

         o The loan-to-value ratio on construction loans in which we invest will not exceed 80% of the independently appraised, completed value of the security property.

         o We currently do not intend to invest in or purchase construction loans secured by properties Capsource considers to be special-use properties, other than loans to casinos.

         Capsource, in its discretion, may increase any of the above loan-to-value ratios if a given loan is supported by credit adequate to justify a higher loan-to-value ratio, including personal guarantees. These loan-to-value ratios will not apply to financing offered by us to the purchaser of any real estate acquired through foreclosure, or to refinance an existing loan that is in default when it matures. In those cases, Capsource, in its sole discretion, shall be free to accept any reasonable financing terms it deems to be in our best interests. Nevertheless, in no event will the loan-to-value ratio on any loan exceed 80% of the independently appraised completed value of the property. The target loan-to-value ratio for our loan portfolio as a whole is approximately 70%.

         We will receive an independent appraisal for each security property. You may review copies of these appraisals upon reasonable notice to us. We will retain appraisers who will be licensed or qualified as independent appraisers and be certified by or hold designations from one or more of the following organizations: The Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the National Association of Review Appraisers, the Appraisal Institute, the Society of Real Estate Appraisers, M.A.I., Class IV Savings and Loan appraisers or from among appraisers with other qualifications acceptable to Capsource. However, appraisals are only estimates of value and cannot be relied on as measures of realizable value. An employee or agent of Capsource will review each appraisal report and will conduct a "drive-by" for each property on which an appraisal is made. A "drive-by" means that the person drives to the property and assesses the front exterior of the subject property, the adjacent properties and the neighborhood. A drive-by does not include entering any structures on the property, although in most cases our employee or agent will attempt to do so.

         4. Terms of Mortgage Loans. Most of our loans will be for one to seven years. We anticipate that most of our loans will provide for payments of interest only with a "balloon" payment of principal payable in full at the end of the term. Some loans will provide for the deferral and compounding of all or a part of accrued interest for various periods of time.

         5. Escrow Conditions. Our loans will be funded by us through an escrow account held by a title insurance company, subject to the following conditions:

         o Borrowers will obtain satisfactory title insurance coverage for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the security property.

         o Borrowers will obtain satisfactory fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.

         o All insurance policies, notes, deeds of trust or mortgages, escrow agreements, and any other loan document for a particular transaction will name us as payee and beneficiary. Mortgage loans will not be written in the name of Capsource or any other nominee.

         6. Purchase of Mortgage Investments from Affiliates. We may acquire mortgage loans from our affiliates, including Capsource, for a price not in excess of the par value of the note or its fair market value, whichever is lower, plus allowable fees and expenses, but without the allowance of any other compensation for the loans. Except for the compensation paid to Capsource described elsewhere in this prospectus, any affiliate from which we purchase mortgage loans will remit to us all income it earns from the mortgage loan while the loan is in its portfolio.

         7. Note Hypothecation. We may also acquire mortgage loans secured by assignments of secured promissory notes. These mortgage loans must satisfy our stated investment standards, including our loan-to-value ratios, and also may not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note we acquire is commercial property, the total amount of outstanding debts secured by the property must not exceed 75% of the appraised value of the property, and the mortgage loan will not exceed 80% of the principal amount of the assigned note. For mortgage loans secured by promissory notes, we will rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the then-preceding twelve months. If an appraisal was not conducted within that period, then we will arrange for a new appraisal to be prepared for the property. All these appraisals will satisfy the standards described above.

         8. Joint Venturers. We may also participate in loans with other lenders, including affiliates, by providing funds for or purchasing a undivided interest in a loan meeting our above requirements described above. Because we will not participate in a loan that would not otherwise meet our requirements, and will only participate in a joint venture with third parties where we hold a controlling interest in the venture, we believe that the risk of our participation is minimized. We will not give Capsource, Sunderland or any of our affiliates any consideration similar to rebates or give-backs or enter into reciprocal arrangements with Capsource or its affiliates that might be entered into in lieu of joint ventures.

         9. Diversification. No single mortgage loan will exceed 20% of our assets when the loan is made. Additionally, no more than 20% of our loan portfolio will be represented by mortgage loans in favor of any one borrower.

         10. Reserve Fund. We will establish contingency working capital reserves of at least three percent of the gross proceeds of this offering to cover our unexpected cash needs.

         11. Credit Evaluations. Before making a loan, Capsource must first determine that a borrower has sufficient equity in the security property to meet the loan-to-value ratios described above. Capsource may also consider the income level and creditworthiness of a borrower to determine its ability to repay the mortgage loan.

         12. Sale of Mortgage Investments. Although Capsource has no plan to do so, Capsource may sell our mortgage loans or interests in our loans to either affiliates or non-affiliated parties when Capsource believes that it is advantageous to us to do so. However, as noted elsewhere in this prospectus, we do not expect that the loans will be marketable or that a secondary market will ever develop for them.

Mortgage Loans to Affiliates

         We will not invest in mortgage loans made to Capsource, Sunderland or any of our affiliates. However, we may acquire an investment in a mortgage loan payable by Capsource when Capsource has assumed by foreclosure the obligations of the borrower under that loan.

Purchase of Loans from Capsource and its Affiliates

         In addition to those loans Capsource selects for us, we may purchase loans that were originated by Capsource or other parties and first held for Capsource's own portfolio, as long as the loan is not in default and otherwise satisfies all of our lending criteria. Additionally, if the loan did not originate within the 90 days before its purchase by us, Capsource must retain a minimum of a 10% interest in the loan. This requirement also applies to any loan originated by an affiliate of Capsource, such as Sunderland, Mr. Shustek or another principal of Capsource.

Commitment of Offering Proceeds

         Capsource shall commit at least 86% of the offering proceeds received by us and of our investment distributions to invest in or purchase mortgage loans, including three percent of the proceeds that we will hold as working capital reserves. If the sales commissions and expenses of this offering and the brokerage, acquisition, selection and origination fees and expenses for our loans exceed 14% of the offering proceeds, Sunderland will pay the excess.

Types of Loans We Intend to Invest In

         We primarily invest in first and second mortgage loans and construction mortgage loans on real property, although we will also invest in the types of loans described below. Ordinarily, we will invest in loans having terms of one to seven years and we will not invest in mortgage loans with a maturity of more than 15 years. All loans provide for monthly payments of interest and some also provide for principal amortization although our loans may provide for payments of interest only and a payment of principal in full at the end of the loan term. Capsource does not intend loans for us that permit the principal to grow, or be capitalized, when accrued interest on the loan is not paid.

         First Mortgage Loans

         First mortgage loans are secured by first mortgages on real property. We expect that these loans will have terms of one to seven years.

         Second Mortgage Loans

         Our collateral for our second mortgage loans is real property that is already subject to prior mortgage indebtedness. In the future we may also invest in wraparound loans, which is similar to a second loan except that the loan balance is the outstanding balance under the existing mortgage loans plus the amount actually to be advanced by us under the new mortgage loan. Under a wraparound loan, we would make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

         Construction Loans

         Construction loans are loans originally made for both original development and renovation of property. We expect our construction loans to be secured by first mortgages on real property for terms of six months to two years.

         We do not anticipate that we will disburse funds on a construction loan until work in the previous phase of the project has been completed, and an independent inspector has verified certain aspects of the construction and its costs. Additionally, we require the submission of signed labor and material lien releases by the borrower for each completed phase of the project before making any periodic disbursements of loan proceeds.

         Leasehold Interest Loans

         Loans on leasehold interests are secured by an assignment of the borrower's leasehold interest in the particular real property. We anticipate that the terms of these loans will not exceed 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans all permit Capsource to cure any default under the lease.

         Variable Rate Loans

         Variable rate loans originated by Capsource may use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board). Capsource may negotiate spreads over these indices of 2.5% to 5.5%, depending upon market conditions when the loan is made.

         It is possible that the interest rate index used in a variable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to us. Capsource attempts to minimize this interest rate differential by tying variable rate loans to indices that are sensitive to fluctuations in market rates. Additionally, most variable rate loans originated by Capsource contain provisions under which the interest rate cannot fall below the initial rate.

         Interest Rate Caps

         All our variable rate loans will have interest rate caps. We anticipate that the interest rate cap will be a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. For these loans there is the risk that the market rate may exceed the interest cap rate.

         Assumable Loans

         Variable rate loans of five to ten year maturities are not assumable without the prior consent of Capsource. We do not expect to invest in or purchase a significant amount of other assumable loans. To minimize our risk, any borrower assuming an existing mortgage loan will be subject to the same underwriting criteria as the original borrower.

Prepayment Penalties

         We do not anticipate that many of the loans we invest in will contain prepayment penalties. If our loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to us on the reinvestment of the prepayment proceeds. However, these loans will usually be written with relatively high minimum interest rates, which we would expect to minimize the risk of lower yields.

Balloon Payment

         Most of the loans we invest in or purchase will require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to repay the loan may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial amount of cash. As a result, these loans involve a higher risk of default than loans where the principal is paid at the same time as the interest payments.

Borrowing

         We may incur indebtedness:

         o    to finance our investments in mortgage loans,

         o to prevent a default under mortgage loans that are senior to our mortgage loans,

         o to discharge senior mortgage loans if this becomes necessary to protect our investment in mortgage loans, or

         o to operate or develop a property that we acquired under a defaulted loan.

         We currently intend to obtain a line of credit only to acquire, operate or develop for resale the real properties on which we have foreclosed, although we may use the funds for the other purposes set forth above in the future. At no time will our indebtedness under our line of credit, once obtained, exceed 70% of the fair market value of our mortgage loans. This indebtedness may be with recourse to our assets.

Repayment of Mortgages on Sales of Properties

         We may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. We will require repayment if we determine that repayment appears to be advantageous to us based upon then-current interest rates, the length of time that the loan has been held by us, the creditworthiness of the buyer and our objectives. We will either invest our net proceeds from any sale or repayment in new mortgage loans, hold the net proceeds as cash or distribute them to the members. However, after seven years we will be prohibited from reinvesting proceeds of capital transactions. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property.

No Trust or Investment Company Activities

         We have not qualified as a real estate investment trust under the Internal Revenue Code, and therefore we are not subject to the restrictions on its activities that are imposed on real estate investment trusts. We intend to conduct our business so that we are not an "investment company" within the meaning of the Investment Company Act of 1940. Last, we intend to conduct our business so that we are not to be deemed a "dealer" in mortgage loans for federal income tax purposes.

Various Other Policies and Procedures

         Without majority approval, we will not:

         o issue securities senior to the units or issue any units or other securities for other than cash;

         o invest in the securities of other issuers for the purpose of exercising control, except when exercising our rights as a secured lender;

         o    underwrite securities of other issuers;

         o discontinue providing our members with the reports described in this prospectus; or

         o    offer securities in exchange for property.

Competition and General Economic Conditions

         Banks, thrifts, conduit lenders and other entities both larger and smaller than us may compete with Capsource to make the type of loans in which we invest. For the past few years, the major institutional lenders have not been as active in the commercial mortgage market as in prior years. Recently, however, many major institutional lenders have reentered the commercial mortgage market due to a stronger economy, stabilized or increased property values and leasing rates, and the decrease in demand for residential loans. As a result, we anticipate competition for investments in mortgages secured by commercial properties, which creates pressure on lenders to lower interest rates. Consequently, we may not be able to obtain as high interest rates on mortgage investments as we would otherwise obtain, which would affect our revenues and the distributions you receive.

                                   MANAGEMENT

Our Management

         Our business is managed by Capsource, Inc., as the manager of our limited liability company. The telephone number for Capsource's offices is (702) 227-0965. Capsource is a mortgage broker licensed in the State of Nevada and a wholly owned subsidiary of Sunderland Corporation. Sunderland is a Delaware corporation with publicly held common stock that trades on the Nasdaq Smallcap Market under the symbol "DLMA". Sunderland had a net worth of approximately $4,700,000 as of December 31, 1999. Sunderland is briefly described later in this section.

Capsource

         Capsource manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business. These duties include dealings with members, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management and operational duties. As our only manager, Capsource has complete authority and responsibility for managing DM LLC regarding the following:

         o evaluating and choosing the mortgage loans in which we will invest;

         o deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in mortgage loans;

         o    originating, servicing and managing our mortgage loan investments;
              and

         o    managing all our other operations.

         Notwithstanding that Capsource has the broad authority described above, it may not do any of the following:

         o impair our ability to carry on or change the nature of our business;

         o    admit a manager without prior majority approval;

         o sell all or over 50% of our assets or dissolve DM LLC without the prior majority approval; and

         o    anything else not permitted in the operating agreement.

         You have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for members in the operating agreement. Capsource has primary responsibility for the initial selection, evaluation and negotiation of our mortgage loans. Capsource will provide all executive, supervisory and administrative services for our operations, including servicing the mortgage loans we hold. Our books and records are maintained by Capsource, subject to audit by independent certified public accountants.

Removal of Capsource as Manager

         Capsource will cease to be our manager upon its removal, withdrawal or dissolution, or if it is found to be bankrupt. A majority, excluding Capsource's interest, can remove Capsource as our manager upon the following conditions:

         o if the members have not previously elected an additional manager, the removal will not become effective for at least 120 days following the consent or authorizing vote by the majority;

         o during the 120 days set forth above, a majority can agree in writing to continue our business and, within six months following the termination date of the last remaining manager, elect and admit a new manager who agrees to continue our existence; and

         o the substitution of a new manager shall be effective when the new manager accepts in writing the duties and responsibilities of a manager.

         If a majority does not designate and admit a new manager within the time specified, DM LLC will dissolve. Capsource's interest in DM LLC may be assigned, but our manager may not be changed except as set forth above.

Evaluation and Acquisition by Capsource

         Capsource considers prospective loans for us. In that regard, Capsource evaluates the credit of prospective borrowers, analyzes the return to us of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to us.

Management of Loan Portfolio

         After we acquire mortgage loans, Capsource also manages our mortgage loan portfolio. Capsource is responsible for:

         o creating and implementing investment policies in furtherance of those contained in the operating agreement;

         o preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

         o preparing and reviewing of reports for securities filings, distribution to our members or otherwise;

         o    communicating with members;

         o    supervising and reviewing our bookkeeping, accounting and audits;

         o supervising and reviewing the preparation of our state and federal tax returns; and

         o supervising professionals employed by us, including attorneys, accountants and appraisers.

Mortgage Loans

         Capsource obtains, processes, makes and invests in, brokers or sells, and manages and services our mortgage loans. Its mortgage loan services also include:

         o    reviewing of loans;

         o    recommending changes in loans;

         o    employing and supervising employees who handle the loans;

         o    preparing and reviewing projected performance;

         o    reviewing of reserves and working capital; and

         o    collecting and maintaining all loans.

Prior Experience

         In April 1999, Sunderland acquired the mortgage brokerage business of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. from Michael Shustek by purchasing their assets and assuming their liabilities in exchange for shares of Sunderland's common stock. As part of a corporate reorganization, Sunderland transferred the mortgage brokerage business of Del Mar Mortgage and Del Mar Holdings to Capsource.

         Since 1997, Capsource and the above predecessors have acted as mortgage brokers for the investment by about 4,500 investors in about 350 mortgage notes totaling about $465 million. Capsource also services the mortgage notes it sells. Capsource currently services over 125 loans totaling approximately $272 million. The collateral for these loans are mortgages on properties primarily located in Nevada, California and Arizona. Capsource used working capital obtained from capital contributions to fund some of these loans prior to selling them as part of its mortgage brokerage business, except for $1,980,000 of indebtedness incurred to finance these transactions.

         For the three year period ended December 31, 1999, the properties securing these loans can be subdivided as follows:

                                          Aggregate amount invested
                                           (as percentage of total
              Property Type              purchases by these programs)
              -------------              ----------------------------

              Commercial (total)                    58%
              Land Acquisition                      36%
              Residential                            6%

         Of the loans described in the foregoing table, 90% by dollar amount were development loans, including construction loans, the balance were land acquisition loans and loans secured by developed properties.

         The description above of Capsource and its predecessors is not intended to provide a description of the loans to be invested in or purchased by us in the future.

Directors and Executive Officers of Capsource and Sunderland

         The directors and executive officers of Capsource are listed below:

         NAME                        AGE        TITLE
         ----                        ---        -----
         Michael V. Shustek          41         Director, Chief Executive Officer, Chairman
         Stephen J. Byrne            43         President and Director
         Peggy S. May                31         Senior Vice President
         Michael Whitaker            50         Vice President of Regulatory Affairs
         Lance Bradford              33         Treasurer, Secretary and Director

         The directors and officers of Sunderland are as follows:

         NAME                        AGE        TITLE
         ----                        ---        -----
         Michael V. Shustek          41         Chairman of the Board, Chief Executive Officer and Director
         Stephen J. Byrne            43         President and Director
         Lance Bradford              33         Chief Financial Officer, Corporate Secretary and Director
         Robert J. Aalberts          49         Director
         Robert W. Fine              64         Director
         John E. Dawson              42         Director
         Robert L. Forbuss           51         Director

         All the directors of Capsource and Sunderland hold office until the next annual meeting of shareholders or period of one year. The next annual meeting of stockholders is June 23, 2000. Sunderland, as the only shareholder of

Capsource, can change the constitution of Capsource's Board of Directors at its sole discretion. Similarly, Michael Shustek can change the Board of Directors of Sunderland by virtue of his ownership interest in Sunderland. Sunderland, which is a reporting company under the Securities Exchange Act, has already established an audit committee consisting of three independent directors. Capsource, which is privately held and has only three directors, has no audit committee and no requirement of independence at this time. The By-laws of Capsource and Sunderland provide for up to 10 directors and permit the Board of Directors to fill any vacancy on the Board of Directors. Officers of both companies serve at the discretion of the Board of Directors.

         The principal occupation and business experience for each of our officers and directors, for at least the last five years, are as follows:

         MICHAEL V. SHUSTEK has been a director of Capsource and Chairman of the Board of Directors, Chief Executive Officer and a director of Sunderland since April 1999. In 1993, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures. In 1990, Mr. Shustek started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors and which continues today as the primary vehicle for his private investment portfolio. In 1997, Mr. Shustek founded Nevada First Bank, with the largest initial capital base of any new state charter in Nevada's history. In 2000, Mr. Shustek co-authored a book, Trust Deed Investments, on the topic of private mortgage lending. Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also teaches a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.

         On November 9, 1998, the State of Nevada, Department of Business and Industry, Financial Institutions Division and Del Mar Mortgage Inc., which is owned by Mr. Shustek, settled allegations of noncompliance brought by the division. Del Mar Mortgage neither admitted nor denied the division's allegations. On February 11, 1999, the division issued an order against Del Mar Mortgage, which alleged violations of the Nevada regulatory statutes and established a conservator to oversee Del Mar Mortgage's operations. On February 16, 1999, Del Mar Mortgage sued the division, contesting the order. On March 26, 1999, Del Mar Mortgage and the division entered into a stipulated court order that effectively superceded the November 1998 agreement. The stipulated court order also vacated the division's order and removed the conservator. Without admitting any facts, and solely to settle these matters, Del Mar Mortgage agreed to assure compliance with applicable law in all advertisements, solicitations of mortgage borrowers and in its making and servicing of mortgage loans. Capsource and Sunderland, as successors to the mortgage company business of Del Mar Mortgage, agreed to adhere to the terms of the stipulation. Del Mar Mortgage also paid an additional $20,000 to the division under the November 1998 agreement, in addition to the $30,000 Del Mar Mortgage had paid prior to February.

         STEPHEN J. BRYNE has been the President and a director of Capsource since its inception in 1997 and has been the President and a director of Sunderland since April 1999. Mr. Byrne joined Del Mar Mortgage in June 1998 as its Senior Lending Officer. In 1997, Mr. Byrne founded Capsource which he owned and operated before joining Del Mar Mortgage. From 1991 to 1997, Mr. Byrne served as Vice President of Wells Fargo Bank and of its predecessor First Interstate Bank of Nevada. Mr. Byrne served in various capacities with First Interstate Bank, including manager of the Diversified Asset Group based in Las Vegas and the commercial Diversified Asset Group in Houston, Texas. Mr. Byrne received a Bachelor of Science degree in Business Administration from Hastings College, Hastings, Nebraska.

         LANCE BRADFORD has been a director Treasurer and Secretary of Capsource and the Chief Financial Officer, Corporate Secretary, and a director of Sunderland since April 1999. Since 1992, Mr. Bradford has been a partner in L.
L. Bradford & Company, Las Vegas, Nevada, a Certified Public Accounting firm that he founded. From 1988 to 1991, Mr. Bradford served as an accountant with Ernst & Young International. Mr. Bradford received a Bachelor of Science degree in Accounting from the University of Nevada, Reno.

         JOHN E. DAWSON has been a director of Sunderland since March 2000. Since 1995, Mr. Dawson has been a partner at the law firm of Marquis & Aurbach. Before joining Marquis & Aurbach, Mr. Dawson was affiliated with the law firm of Jeffrey L. Burr & Associates. Mr. Dawson co-authored the Asset Protection Guidebook for Attorneys and Accountants and has presented seminars on asset protection. Mr. Dawson received his Bachelor's Degree from Weber State and his J.D. from Brigham Young University. Mr. Dawson received his

Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

         ROBERT L. FORBUSS has been a director of Sunderland since March 2000. Since February 1999, Mr. Forbuss has been the President of Strategic Alliances, a business and government affairs consulting organization. From March 1998 through February 1999, he was the President of Medical Transportation of America. From February 1997 to March 1998, Mr. Forbes was the Chief Executive Officer of the Southwest Division of American Medical Response. From March 1994 to February 1997, he was Senior Vice President of Laidlaw Medical Transportation, which had acquired Mercy Medical Services, Inc., a company that Mr. Forbuss founded, owned and managed for 22 years. The latter four companies are all in the business of providing emergency ambulance and transportation services. Mr. Forbuss received his Bachelor of Arts in Public Administration and Political Science from the University of California at Long Beach.

         ROBERT AALBERTS has been a director of Sunderland since April 1999. Since 1991, Mr. Aalberts has held the Ernst Lied Professor of Legal Studies professorship at the University of Nevada, Las Vegas. From 1984 to 1991, Mr. Aalberts was an Associate Professor of Business Law at Louisiana State University - Shreveport. From 1982 through 1984, he served as an attorney for Gulf Oil Company. Mr. Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate; and he is the author of numerous legal articles, dealing with various aspects of real estate, business and the practice of law. Mr. Aalberts received his Juris Doctor degree from Loyola University, New Orleans, Louisiana and received a Master of Arts from the University of Missouri. He is a member of the State Bar of Louisiana.

         ROBERT W. FINE has been a director of Sunderland since April 1999. Since 1998, Mr. Fine has been the President of Equisource Group Ltd., a company providing investment-banking services to businesses seeking to raise capital or to become public companies. From 1993 to 1998, Mr. Fine was President of Transworld Healthcare, a company providing home healthcare products and services, during which period the company grew from less than $7 million in revenues to over $80 million. From 1990 to 1993, the year of its sale, Mr. Fine served as President of the Fortress Company, a manufacturer of healthcare mobility devices. For the seven years prior to joining Fortress, Mr. Fine was President of ConAc, a company that specialized in mergers and acquisitions. During this period, the company provided assistance to other companies in over 100 mergers, principally in the healthcare field. Mr. Fine received a Bachelor of Arts in Accounting from Bentley College, Waltham, Massachusetts.

         The following information about executive compensation has been provided by Sunderland and Capsource. Sunderland employees receive no extra pay for serving as directors. Each non-employee director receives $3,750 per quarter, which includes personal attendance at one quarterly board meeting and one committee meeting on which the director serves, plus reimbursement of reasonable travel expenses if the director lives more than 100 miles from Sunderland's principal place of business. For each Board of Directors meeting in excess of one per quarter, directors receive $750 for each meeting attended in person and $500 for each meting attended telephonically. For each committee meeting in excess of one per quarter, directors receive $500 for each meeting attended in person and $250 for each meeting attended telephonically. Each Sunderland director will receive 15,000 options to acquire Sunderland common stock at the then fair market value on the later of the date the non-employee director is elected to the Board or the date the option is approved by Sunderland's stockholders and the underlying shares of common stock are registered. Sunderland provides directors' and officers' liability insurance of $5,000,000 and also has agreed to indemnify each director to the fullest extent of Delaware law.

         The following Summary Compensation Table sets forth the compensation paid or awarded for the fiscal year ended December 31, 1999 to Sunderland and Capsource's Chief Executive Officer and the next most highly compensated executive officers whose compensation for the fiscal year ended December 31, 1999 exceeded $100,000. No other executive officer received compensation in excess of $100,000 for fiscal year ended December 31, 1999 from either Sunderland or Capsource. Messrs. Shustek's and Byrne's compensation from Sunderland Corporation includes compensation for services rendered to Capsource and other Sunderland affiliates. We have provided below the aggregate amount paid by Sunderland to Messrs. Shustek and Byrne, as set forth in the most recent 10-K of Sunderland. Ms. May provided services to and received her compensation directly from Capsource.

         SUMMARY COMPENSATION TABLE

                                        Annual Compensation (1)                           Long Term Compensation
                                        -----------------------                           ----------------------
                                                                                                       All Other
                                                                                                       ---------
Name and Position            Year         Salary ($)          Bonus($)       Other     Awards       Compensation
-----------------            ----         ----------          --------       -----     ------       ------------
Michael V. Shustek           1999          720,000               0             0         0               0
Chairman and Chief
Executive Officer

Stephen J. Byrne(2)          1999          240,000            171,515          0         0               0
President

Peggy S. May                 1999          120,000               0             0         0               0
Senior Vice President

----------
(1)  Sunderland began payments to its personnel as of April, 1999.

(2) Sunderland entered into employment arrangements with Mr. Byrne who was initially employed by Del Mar Mortgage, Inc., in October 1998. In April 1999 the Company assumed Mr. Byrne's two-year employment contract as a loan officer and underwriter at an annual salary of $65,000. Mr. Byrne has an employment contract with the Company for serving as its President at an annual salary of $240,000.


         Effective April 1, 2000, Sunderland entered into an Employment Agreement with Lance Bradford, its Chief Financial Officer, Secretary, director and a stockholder. Mr. Bradford is also the Secretary, Treasurer and a director of Capsource, but is not being compensated in those capacities. Under the terms of the Employment Agreement, Mr. Bradford will serve as Sunderland's Chief Financial Officer for three years at an annual salary of $296,000. Paul Connaghan joined Capsource as general counsel in mid 1999. Mr. Connaghan earns $120,000 per year.

         Sunderland's Board of Directors adopted a stock option plan on July 28, 1999. Sunderland's stockholders will be voting on adoption of the plan at Sunderland's annual stockholders' meeting on June 23, 2000.

Affiliated Companies

         SUNDERLAND CORPORATION

         Sunderland is a holding company, incorporated in Delaware, which owns and conducts its business primarily through Capsource. Sunderland also owns DM Financial Services, our dealer-manager. The common stock of Sunderland trades under the symbol "DLMA" on the Nasdaq Smallcap Market. For a complete description of Sunderland, potential investors should review Sunderland's most recent periodic reports on file with the Securities and Exchange Commission, which can be found in the Commission's EDGAR database on the Internet at http://www.sec.gov.

         DM FINANCIAL SERVICES, INC.

         DM Financial Services, Inc., the lead dealer, is a securities brokerage firm registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc., or NASD. DM Financial Services is a Nevada corporation formed in 1998 to expand and develop business opportunities, including offering real estate loans and private investments in promissory notes secured by deeds of trust.

         DM Financial Services may obtain other securities brokerage firms to sell the units, sell the units to its customers and provide us with sales, promotional and marketing assistance for the distribution of the units.

               COMPENSATION OF CAPSOURCE AND DM FINANCIAL SERVICES

         Capsource and its affiliates will receive fees and expenses for services relating to this offering and the investment and management of our assets. The sales commissions and expenses of this offering and the brokerage, acquisition, selection and origination fees and expenses for our loans shall not exceed 14% of the proceeds of this offering. The fees that we and our borrowers pay to Capsource and its affiliates are summarized in the table below. The maximum aggregate amount of the front-end fees to be paid during the first year is $14,000,000.

         Type of Compensation                    Form of Compensation(1)



                                Offering Stage:
                                ---------------

Paid by Fund

Lead Dealer Fee                             1.0% of gross offering proceeds plus
                                            up to 0.5% of gross proceeds as
                                            expense reimbursement.

Expense Reimbursement                       Our total compensation to DM
(paid to DM Financial Services)             financial can be $1.5 million
                                            (including up to $500,000 in expense
                                            reimbursement).



                               Organization Stage:
                               -------------------

Promotional Interest of Capsource           0.5% ownership interest. Capsource
                                            may only receive distributions on
                                            its entire interest, including the
                                            0.5% for which it paid
                                            consideration, after all members
                                            receive the return of their initial
                                            capital contributions.


                               Operational Stage:
                               ------------------

            Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. Reference below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.


Paid by Borrowers
-----------------
Loan Brokerage Fees for Loan                2%-6% of each loan, competitive fee
Selection and Origination                   based on local market conditions.
                                            Capsource and its affiliates may
                                            receive up to $5,160,000 in loan
                                            brokerage fees.

Loan Evaluation and Processing Fees         2%-5% of each loan, competitive fee
                                            based on local market conditions.
                                            Capsource and its affiliates may
                                            receive up to $4,300,000 in loan
                                            evaluation and processing fees.

Service Fee for Administering Loans         Annual fee of 0.25% of the
                                            outstanding principal balance of
                                            loans. Capsource may receive up to
                                            $215,000 in servicing fees.

Escrow/Reconveyance/Loan Extension          2%-5% of outstanding principal, as
and Permitting Loan Assumption              permitted by local law and local
                                            market conditions. The amount to be
                                            received is not determinable at this
                                            time.

Late Fees/Prepayment Fees                   As permitted by local law and local
                                            market conditions. The amount to be
                                            received is not determinable at this
                                            time.


Paid by us
----------
Loan Management Fees                        Initially 0.75% of the offering
                                            proceeds used for mortgage loans
                                            (including working capital
                                            reserves). Beginning with the third
                                            year, 0.75% of the fair market value
                                            of our assets (including working
                                            capital), less any of our
                                            indebtedness. For funds not invested
                                            in mortgages, the fee is 0.5%.
                                            Capsource may receive up to $645,000
                                            in loan management fees per year.

Reimbursement of Our Operating Expenses     Lesser of cost or third party rate.

Real Estate Brokerage Fees on Resales       Up to 3% of proceeds where Capsource
of Foreclosed property to Capsource         substantially contributed to the
                                            sale; up to 6% for all persons
                                            involved. These fees are not yet
                                            determinable.

(1) Where aggregate fees are provided, they are based upon our receipt of $100,000,000 in gross proceeds in this offering and the investment of $86,000,000 in mortgage loans. Our operating agreement provides that front end fees, including the sales commissions and expenses of this offering and the brokerage, acquisition, selection and origination fees and expenses for our loans, will not exceed 14% of the gross proceeds of this offering, or $14,000,000.

For the minimum offering, we will pay the amounts owing to DM Financial Services and any other dealers upon the breaking of escrow. Thereafter, we will pay their sales commissions and expenses quarterly in arrears.

         We will attribute to Capsource its promotional interest on a monthly basis. If Capsource has not contributed an amount equal to one percent of all contributions received by the members, we will withhold the incremental promotional interest.

         We will pay Capsource its fees for services during the operational stage on a monthly basis in arrears.

         Capsource will make arrangements with the respective borrowers for Capsource's fees owing from those borrowers. Capsource anticipates that borrowers will pay its compensation out of the proceeds of loans or upon closing the relevant transaction. For loan servicing fees, Capsource will receive these fees monthly in arrears along with the payments it receives on loans that we have acquired. Capsource will make arrangements with borrowers within one month to receive late fees on loan payments.

                              CONFLICTS OF INTEREST

         The relationships among us, Capsource and the directors and other affiliates of Capsource will result in various conflicts of interest. Capsource and its directors and other affiliates are engaged in business activities involving real estate lending, and anticipate engaging in additional business activities in the future that may be competitive with us. Capsource and its officers and directors will exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member. Additionally, our operating agreement contains provisions that limit our ability to enter into transactions with Capsource and its affiliates.

         The paragraphs below describe material conflicts of interest that may arise in the course of Capsource's management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no other conflicts of interest will arise in the future.

         The organizational structure of Sunderland, Capsource and their affiliates is as follows:

         [Chart showing Michael V. Shustek as the owner and an officer of Sunderland Corporation and Del Mar Mortgage, Inc., and Sunderland as the owner of Capsource and DM Financial Services]

         1. Payment of Fees and Expenses. Capsource and its affiliates will receive substantial fees and expenses from the proceeds of the offering and our ongoing operations, including:

         o    lead dealer fees and expenses,

         o    a promotional interest,

         o    loan brokerage fees,

         o    loan evaluation and processing fees,

         o    loan servicing fees,

         o escrow, reconveyance loan extension and assumption fees, late fees and prepayment fees,

         o    loan management fees,

         o    reimbursement of operating expenses, and

         o real estate brokerage commissions payable upon the resale of foreclosed properties.

         These fees will be payable even if we are not profitable or the particular transaction causes us to incur a loss.

         2. Purchase Of Mortgage Notes from Capsource. We will acquire our mortgage loans from or through Capsource. Capsource is in the business of obtaining, processing, making, brokering and selling, and managing and servicing mortgage loans. All our mortgage loans purchased from Capsource will be at prices no higher than the lesser of the cost of the mortgage loan to Capsource or the then current market value of the mortgage loan. A committee of officers and directors of Capsource makes all decisions concerning the mortgage loans in which we will invest or purchase. This committee is currently comprised of Michael V. Shustek, Stephen J. Byrne, and Lance K. Bradford. Because Capsource's fees are generated by the volume of the mortgage loans we purchase, Capsource will face a conflict of interest in determining whether a loan not squarely within our investment guidelines is appropriate for our loan portfolio.

         3. Non-Arm's Length Agreements. Our agreements and arrangements for compensating Capsource are not the result of arm's-length negotiations. Additionally, none of the three directors of Capsource is independent.

         4. Competition for the Time and Services of Common Officers. We will rely on Capsource and its directors and officers for the management of our operations. When performing their duties, the officers, directors and employees of Capsource may, for their own account or that of others, originate mortgages and acquire investments similar to those made or acquired by DM LLC. The directors of Capsource also may act as trustees, directors or officers, or engage in other activities for themselves and/or other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others. Accordingly, conflicts of interest will arise in operating more than one entity for allocating time between the entities. The directors and officers of Capsource will devote such time to our affairs and as they determine in good faith and in compliance with their fiduciary obligations to us and our members, to be necessary for our benefit.

         Capsource believes it has sufficient staff to be capable of discharging their responsibility to us and to all other entities to which they or their officers or affiliates are responsible. However, during times when we and the other businesses are handling a high volume of loans, a conflict will arise as to which company's loan processing to complete first.

         5. Competition between us, Capsource and Capsource's Affiliates for the Purchase and Sale of Mortgage Loans. Capsource anticipates that it or its other affiliates will engage in businesses which are or will be competitive with ours or which have the same management as we do. To the extent that these other entities with similar investment objectives have funds available for investment when we do and a potentially suitable investment has been offered to us or one of these programs, conflicts of interest will arise as to which entity should acquire the investment.

         If any conflict arises between us and any other affiliated program as to which company will have the right to invest in a particular mortgage loan or other investment, Capsource will make the determination largely based on a review the respective loan portfolios. Capsource will also base the decision on factors such as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which Capsource will make the mortgage loan, and proposed loan or other transaction terms. The officers and directors of Capsource will be responsible for monitoring this allocation method to be sure that it is applied fairly.

         The officers, directors and employees of Capsource may for their own account or that of others originate, acquire or broker mortgage investments similar to those made or acquired by us. Capsource remains subject to a fiduciary duty to us and our members described in this prospectus. Subject to this fiduciary duty, neither Capsource nor its affiliates will be obligated to present to us any particular investment opportunity that comes to their attention, even if the opportunity is of a character that might be suitable for us.

         6. Because we are a newly formed company with no prior performance history, we expected difficulty obtaining an unaffiliated brokerage firm to act as our dealer-manager on terms and conditions that would be as favorable as those that could be obtained from DM Financial Services. Accordingly, we believe that the use of DM Financial Services as the lead dealer for our offering of units is in our best interests and those of our members. We did not negotiate the fees to be paid to DM Financial Services on an arm's length basis. DM Financial Services and Capcourse have not entered into any arm's length agreements.

         7. Lack of Separate Representation. We are represented by the same counsel as Capsource and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and Capsource or any of its affiliates, Capsource or the affiliate will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and Capsource for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

         8. Rights of Affiliates. Any director or officer of Capsource and any other affiliate may acquire, own, hold and dispose of units for his individual account and may exercise all rights of a member, except for voting rights with respect to the manager, to the same extent and in the same manner as if he were not an affiliate of ours.

         9. We may invest in mortgages acquired by Capsource. If Capsource determines that an entire loan is not suitable for our loan portfolio, we may invest in the loan with Capsource. Our portion of the total loan may be smaller or greater than the portion of the loan made by Capsource, but we expect that the terms of the loans will be substantially similar. Investing with Capsource could result in a conflict of interest between us and Capsource if the borrower defaults on the loan and each of us seeks to protect our interests in the loan and in the security property. Because no written agreements exist with Capsource on this issue, you must rely on Capsource to act in accordance with its fiduciary duty under the operating agreement to protect your interest.

Share ownership

         The following table indicates the share ownership of Sunderland. This information was taken from Sunderland's proxy statement on file with the Commission. Sunderland owns all of the 100 issued and outstanding shares of Capsource, and Capsource owns all of the 273,734 issued and outstanding units in DM LLC.


                                                        COMMON STOCK BENEFICIALLY          PERCENT OF COMMON STOCK
NAME                                                             OWNED(1)                    BENEFICIALLY OWNED
----                                                             --------                    ------------------
Michael V. Shustek, Chairman and Chief Executive               3,298,000(2)                       47.2%
Officer
129 Augusta
Henderson, Nevada 89014

Stephen J. Byrne, President, Director
1808 Dalton Avenue                                                30,200                             *
Henderson, Nevada 89014

Lance Bradford, Chief Financial Officer, Corporate               670,000(3)                        9.7%
Secretary and Director
3441 Eastern Avenue
Las Vegas, Nevada 89109

Robert J. Aalberts, Director                                       1,000                             *
311 Vallarte Drive
Henderson NV 89014

Robert W. Fine, Director                                         400,000                           6.5%
3 Palazzo Terrace
Henderson, Nevada 89014

John E. Dawson, Esq., Director                                     8,400                             *
228 South Fourth Street
Las Vegas, Nevada 89101

Robert L. Forbuss, Director                                            0                             0%
200 Starlite Drive
Las Vegas, Nevada 89107

All directors and %executive officers as a group (8            4,567,600(3)                       65.4%
persons)

----------
*Less than 1%
(1)  Based upon 6,989,270 shares outstanding.

(2) Includes the issuance of 28,000 shares to Mr. Shustek upon the completion of the transfer by Mr. Shustek to Sunderland of all of the equity of DM Financial Services, Inc. and DM Mortgage Advisors, Inc.

(3) Includes 640,000 shares received by Mr. Bradford and his spouse from the Company's acquisition of L.L. Bradford & Company on March 31, 2000. 320,000 of these shares are owned by Mr. Bradford's spouse. Mr. Bradford disclaims beneficial ownership of these shares.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


Twelve Month Plan of Operation


         During the next 12 months, if we sell at least 1,500,000 units, we plan to invest in mortgage loans where our collateral is real property located primarily in the states of Nevada, California and Arizona. Upon the sale of these units and the end of our escrow arrangement, Capsource will select mortgage loans for us, and also will assist us by obtaining, processing and managing these loans for us. We believe that we will have an adequate number of opportunities to invest in mortgage loans in the above named states when our escrow ends.

         During the next 12 months, Capsource will pay the initial costs we incur, including accounting, legal, and administrative expenses and fees. We therefore do not anticipate needing additional funds to satisfy our cash requirements during this period. If we are unable to raise the minimum offering amount as described elsewhere in this prospectus, Capsource will fully absorb all costs incurred on our behalf.

         We do not anticipate in hiring any employees, acquiring any fixed assets like office equipment or furniture, or incurring material office expenses during the next 12 months because we will be utilizing Capsource's personnel and office equipment. We will not pay Capsource any overhead or other compensation for providing us with its personnel and equipment.

         DM LLC has not committed itself to make any acquisitions, and has not entered into any arrangements or other transactions other than for compensation for selling the Units. We do not intend to incur any indebtedness at the commencement of our operations, although we do intend to establish a line of credit for future use.

                            FIDUCIARY RESPONSIBILITY

         Capsource is a fiduciary for you and DM LLC. As a fiduciary, Capsource must exercise good faith and integrity when handling our affairs. Capsource must not take advantage of us, and must make full disclosure of any conflicts of interest or benefit to it in its dealings with us. Capsource has fiduciary responsibility for the safekeeping and use of all of our funds and assets and Capsource will not use, or permit another to use our funds or assets in any manner except for our exclusive benefit. Capsource will not allow our assets to be commingled with its assets or the assets of any other person or company. Capsource and its affiliates may engage in activities similar to or identical with our business, but Capsource must devote such of its time to our business as it determines, in good faith, to be reasonably necessary. Capsource also acts for its own account as a mortgage broker. In connection with this activity, it also brokers, arranges and services mortgage loans for investors that it obtains in the ordinary course of its mortgage brokerage business, including by way of seminars, general solicitations and referrals. When it acts in those capacities, it has a fiduciary duty to each company as set forth in the respective organizational documents, if any, and under applicable law, and Capsource is bound to treat each fairly and with equal access to investment opportunities.

         The above described fiduciary duty both contractual, arising by virtue of the operating agreement, and imposed by Nevada common law.

         Based upon the present state of the law, you have the following legal rights and remedies concerning Capsource and the conduct of our operations:

         o you may bring individual actions on behalf of yourself or class actions on behalf of yourself and other members to enforce your rights under the operating agreement and Nevada limited liability company law, including for breaches by Capsource of its fiduciary duty;

         o a majority may remove Capsource as our manager, as described elsewhere in this prospectus;

         o you may bring actions on our behalf for claims we might have as derivative actions, if Capsource refuses to bring suit; and

         o you may bring actions under federal or state securities laws, either individually or as part of a class of members, if Capsource has violated those laws in connection with the offer and sale, or repurchase of units.

         This is a rapidly changing and developing area of law. If you have questions concerning the duties of Capsource in its role as our manager, you should consult with your own legal counsel.

Exculpation and Defenses

         The operating agreement exculpates Capsource from liability to the fullest extent permitted by law. Capsource will not be liable to us or to you for errors in judgment or other acts or omissions not amounting to willful misconduct or negligence. This means that Capsource will have no liability to you unless you can show that Capsource intentionally caused the damages or losses, or if Capsource did not exercise the same degree of care that a reasonably careful person would have used in the same circumstances. If Capsource can show that it acted in good faith and in a manner reasonably believed to be in our best interest, and with such care as a reasonably prudent person in a like situation would use, Capsource would likely have an effective defense to any legal action. You will have a more limited right of action than you might have absent this limitation in the operating agreement.

Indemnification

         DM LLC will indemnify Capsource, its affiliates and agents for liabilities they incur on our behalf in dealing with third parties if they believed the relevant conduct was in our best interest, and where there was no fraud and no breach of a fiduciary duty or the operating agreement. The members do not have any personal obligation to indemnify any person or entity. If the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, that indemnification is contrary to public policy and unenforceable.

         Notwithstanding the statements regarding indemnification in the preceding paragraph, we will not indemnify Capsource or any of its affiliates, agents, or attorneys, nor any person acting as securities broker or dealer for the units from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless:

         o there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular party;

         o the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular party; or

         o a court of competent jurisdiction approves a settlement of the claims against the particular party and finds that indemnification of the settlement and related costs should be made.

Before seeking a court approval for indemnification, Capsource is required to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the Nevada Administrator concerning indemnification for securities violations.

         We will not purchase any insurance that protects a party from any liability for which we could not indemnify that party.

                         SUMMARY OF OPERATING AGREEMENT,
                   RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS

         This is a summary of the operating agreement and does not contain all the information that may be important to you. Furthermore, you will be bound by the operating agreement by purchasing your units. Consequently, you should read carefully both this prospectus and the operating agreement, which you can find as Exhibit A.

Your Status

         Our acceptance of your subscription agreement is effective when we countersign it for the number of units we set forth next to our signature. If we accept your subscription and payment for units, you will receive units in DM LLC when we receive proceeds from the sale of at least 1,500,000 units on or before December 31, 2000. We will promptly send you a confirmation of the number of units you have acquired. This will be evidence that you are a member of DM LLC. As a member, you have the rights that are outlined in this prospectus.

Limited Liability of Members

         The Nevada statute under which DNM LLC has been formed provides that members are not personally liable for the obligations of their limited liability company. The operating agreement also provides that every written agreement entered into by us is not enforceable against our members personally.

Term of DM LLC

         DM LLC will cease operating on December 31, 2019. Before then, the members may vote by a majority to extend its life or to dissolve it sooner. Additionally, DM LLC may dissolve earlier if Capsource ceases serving as the manager and the members cannot agree on a new manager within six months.

Meetings

         Either Capsource or members owning capital accounts with at least 10% of the amounts in all capital accounts may call meetings of the members. Capsource has informed us that it has no present intention of calling any meetings of the members. Any voting by the members is anticipated to be by written consent.

Voting and Other Rights of Members

         We require the vote or consent of a majority to do any of the following:

         o    amend the operating agreement, except that Capsource may amend it

              -    to remedy any ambiguity or formal defect or omission,
              -    to conform it to applicable laws and regulations, and
              - to make any change which, in the judgment of Capsource, is not to the prejudice of the members;

         o    dissolve DM LLC and wind up our business;

         o    add or remove a manager;

         o    cause us to merge with another company; and

         o    approve or disapprove the sale of all or over 50% of our assets.

         You may inspect our books and records at our principal office during our regular business hours. We also maintain a copy of each appraisal for the security property where we have invested in a mortgage loan at our principal office for at least six years after the last date that we held the related mortgage. You may inspect and copy these appraisals during our regular business hours. We may charge you a fee for copying them.

Capital Accounts

         Capsource will credit the capital account it establishes for you when we receive your initial investment after the escrow ends. We will allocate to your capital account the percentage of our income, gains, losses and distributions that the amount in your capital account bears to all members' capital accounts. Your capital account will increase by the amount of additional capital contributions you make, including distribution reinvestments, and by your share of income and gains realized by us. Your capital account will decrease by your share of losses realized by us and any income or capital we distribute to you. Increases and decreases in your capital account do not depend on the number of units you own.

         Except for when we write down our investments, we do not adjust capital accounts to reflect unrealized appreciation or depreciation of our underlying assets. Consequently, the amount in your capital account may not reflect your portion of the fair market value of our underlying assets. This is a continuous offering in which allocations will be made based on the proportionate interest of capital accounts. As a result, depending upon when units are purchased, the units purchased by our members for one dollar will likely have:

         o different rights to distributions and income from our mortgage loans, and

         o different proportionate interests in the fair market value of our underlying assets.

         If the fair market value of our assets is less than the cost of the assets on our books when you make a capital contribution, then the value of your units' interest in the fair market value of our underlying assets may be less than one dollar. Conversely, if the fair market value of our assets is greater than the cost of the assets on our books when a new member makes a capital contribution, then your units' interest in the realized gains in the fair market value of our assets will be shared with the new members making the contribution or reinvestment. This will result in a dilution in the value of your units' interest in the fair market value of our underlying assets. These principles apply equally for when a member makes a distribution reinvestment.

Capital Contribution of Capsource

         Capsource must contribute to our capital an amount equal to at least 0.5% of the aggregate capital accounts of all our members. In addition, Capsource is entitled to a promotional interest of 0.5% of the aggregate capital accounts of all our members. If the minimum of 1,500,000 units is sold in the offering, $7,500 of Capsource's existing $273,734 contribution will be considered Capsource's required minimum capital contribution. We will also credit Capsource with a $7,500 promotional interest. If the maximum of 100,000,000 units is sold in the offering, Capsource wi8ll contribute $226,266. In that case, we will credit Capsource with an additional $500,000 in promotional interest. if a number of units between the minimum and the maximum number of units is sold, these amounts will be adjusted accordingly.

Unit Repurchases and Deemed Distributions

         The number of units you hold will decrease when we return capital to you, which we do not anticipate doing until seven years after the effectiveness of the registration statement or if you properly withdraw. If we return capital to you, we will treat it as a redemption of units in an amount proportionate to the amount in your capital account. We will provide statements to you reflecting the number of units that we have redeemed and the number of units that you still own as a result of the redemption.

Write-Down of Investments

         As indicated above, we make quarterly downward adjustments to the fair market value of our assets to reflect then-current market conditions. We refer to these downward adjustments as write-downs. We will make any necessary write-downs within 30 days following the end of each calendar quarter. Our accountants will then confirm that the write-down conforms with generally accepted accounting principles. If a write-down is required, the write-down shall be effective on the last day of the calendar quarter and the capital accounts of all members on that date shall be reduced accordingly.

Members' Return on Investment

         Our mortgage loans will generate monthly payments of interest and/or principal to us. We intend to distribute these payments to you as described below. These distributions will be paid monthly in arrears in cash or via reinvestment. We will not accumulate assets other than mortgage notes or similar instruments and we will not accumulate cash on hand, except for working capital reserves of at least 3% of capital contributions. We cannot make distributions to you until we have received the proceeds from the offering, and invested them in mortgage loans. Thereafter, our first distribution to you will be your share of our distribution for the month in which your contribution is actually received by us and invested. We calculate the amount of your distributions on a pro rata basis, based upon the monthly return, if any, on all of our assets, the size of your capital account and, if applicable, when during the month we received your contribution.

         All net income attributable to interest payments from borrowers will be distributed.

         Net proceeds include the proceeds from the repayment of principal or the prepayment of a mortgage loan, or the net proceeds of a foreclosure sale. Capsource may consider the factors listed below in determining whether and how much of the net proceeds to distribute:

         o reinvesting in new loans, at any time before seven years after the registration statement becomes effective,

         o improving or maintaining any properties that we acquire through foreclosure,

         o    paying permitted operating expenses, or

         o    distributing to the members.

         Assuming that the members have received back cash equal to their capital contributions, when we distribute net proceeds the distributions will be made to the members in the following ratios: 1% to Capsource and an aggregate of 99% to the other members. Capsource will not receive any distributions until the other members have received distributions equaling the amount of their capital contributions. Before making a distribution, Capsource will pay our expenses and other liabilities and confirm that our working capital reserves are adequate.

Distribution Reinvestment Plan

         You can elect to participate in the distribution reinvestment plan by so indicating in your completed subscription agreement, or you can later elect to become a participant. We will treat you as a distribution reinvestment plan participant on the date we actually receive your initial investment, if you indicate in your subscription agreement that you want to participate in the plan. You may also make an election or revoke a previous election at any time by sending us written notice. Units purchased under the plan will be credited to your capital account as of the first day of the month following the month in which the reinvested distribution was made. After you make your initial investment, you may notify us in writing that you want your distributions in cash rather than in additional units. If you notify us prior to 10 days before the end of any given month, you will be removed from the reinvestment plan during that month and any distribution you receive that month will be paid in cash. If you notify us within ten days of the end of the month, you will need to wait a month to receive cash instead of units.

         Your continued participation in the plan depends on whether you meet our investor suitability standards. While you are a participant, for each $1.00 in distributions you reinvest, you will acquire one unit. Capsource may terminate or reinstate, as applicable, the distribution reinvestment plan at any time. Capsource shall not earn any fees when you reinvest net proceeds.

         If you choose to reinvest your distributions in units, we will send you a report within 30 days after each time you receive units describing the distributions you received, the number of units you purchased, the purchase price per Unit, and the total number of units accumulated. We will also send you a current prospectus and tax information for income earned on units under the reinvestment plan for the calendar year when you receive annual tax information from us. You must pay applicable income taxes upon all distributions, whether the distribution is paid in cash or reinvested.

         No reinvestment participant shall have the right to draw checks or drafts against his distribution reinvestment account.

         Units you acquire through the distribution reinvestment plan carry the same rights as the units you acquired through your original investment. However, as previously noted, the value of the new units issued for one dollar will not necessarily be the same as those previously acquired for one dollar.

         We may amend or end the distribution reinvestment plan for any reason at any time by mailing a notice to you at your last address or record at least 30 days before the effective date of our action. Capsource specifically reserves the right to suspend or end the distribution reinvestment plan if:

         o Capsource determines that the distribution reinvestment plan impairs our capital or operations;

         o Capsource determines that an emergency makes continuing the plan unreasonable;

         o any governmental or regulatory agency with jurisdiction over us requires us to do so;

         o in the opinion of our counsel, the distribution reinvestment plan is no longer permitted by federal or state law;

         o if transactions involving units within the previous twelve (12) months would result in our being considered terminated under
              Section 708 of the Internal Revenue Code; or

         o Capsource determines that allowing any further reinvestments would crease a material risk that we would be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code.

Assignment and Transfer of Units

         Your rights to sell or transfer units are limited. There is no public market in which you may sell your units. We do not expect a public market to emerge anytime in the future. You may not sell parts of units unless required by law and you may not transfer any units if, as a result, you would own fewer than 2,000 units. You may transfer your units using a form approved by Capsource and must obey all relevant laws when you are permitted to transfer units. Any person who buys units from you must meet the investor suitability requirements in his home state. Capsource must approve any new members and all transfers of membership must comply with the operating agreement. Capsource's consent to transfers will be withheld to the extent needed to prohibit transfers that would cause us to be classified as a publicly traded partnership under the Internal Revenue Code.

Repurchase of units, Withdrawal from DM LLC

         You may withdraw, or partially withdraw, from DM LLC and obtain the return of all or part of your capital account within 61 to 91 days after you deliver written notice of withdrawal to Capsource, subject to the following additional conditions:

         o You should not expect to be able to withdraw from DM LLC until one year after you purchased units.

         o We can only make cash payments in return of an outstanding capital account from net proceeds and capital contributions.

         o You will be limited to a maximum of $100,000 in withdrawals per calendar year.

         o We are not required to sell any portion of our assets to fund a withdrawal.

         o Capsource will not reinvest net proceeds for a period of up to 90 days after receiving a withdrawal notice from you if we do not have sufficient funds available to distribute to you all of your capital account in cash.

         o The amount to be distributed to you depends solely on your capital account on the date of the distribution, even if this is not the same as your proportionate share of the then fair market value of our assets.

         o We will not permit more than 10% of the outstanding capital accounts of members to be withdrawn during any calendar year, except upon the dissolution of DM LLC.

         o If your capital account is reduced below $2,000 due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your units, and you will then cease to be a member.

         o All payments to meet requests for withdrawal are on a "first-come, first-served" basis. If the sums needed to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the member whose request we received first, until his withdrawal request is paid in full.

Special Power of Attorney

         Under the terms of the operating agreement and the subscription agreement, you appoint Capsource your attorney-in-fact for certain documents, including the signing of the operating agreement. You cannot revoke this special power of attorney, which will survive your death and stays with your units even if they are assigned.

                         FEDERAL INCOME TAX CONSEQUENCES


         The following is a summary of the anticipated federal income tax aspects of an investment in units. Because this is a summary, it does not contain all the information that may be important to you. This summary is based on the Internal Revenue Code as in existence on the date of this prospectus, existing laws, judicial decisions and administrative regulations, rulings and practice, any of which are subject to change, and these changes could be retroactive.

         We and our members may be subject to state and local taxes in states and localities in which the IRS or state authorities deem us to be doing business, and except where we reference specific states, this discussion does not cover state or local tax consequences you may incur in connection with your investment.

         Some of the deductions we intend to claim or positions we intend to take for tax purposes may be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships and limited liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or in an audit of your income tax returns.

         Any audit adjustments made by the IRS could adversely affect you even if none of these adjustments are ultimately sustained, since you and the other members will, directly or indirectly, bear the expense of contesting the adjustments.

         We advise you to consult your own tax advisors, with specific reference to your own tax situation and potential changes in applicable laws and regulations.

         Capsource will prepare our information returns, which will not be reviewed by our independent accountants or tax counsel. Capsource will handle all of our other tax matters, often with the advice of independent accountants and/or tax counsel.

         Tax counsel has delivered an opinion letter to us which is attached as an exhibit to the registration statement of which this prospectus forms a part. This letter contains the following opinions with respect to tax matters affecting us:

         o we will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes;

         o we will not be classified as a publicly traded partnership for federal income tax purposes; and

         o the discussion set forth below is an accurate summary of the material federal income tax aspects of your investment in units.

         The following discusses the material tax issues associated with an investment in units.

         The discussion considers existing laws, applicable current and proposed Treasury Regulations; current published administrative positions of the IRS contained in revenue rulings, revenue procedures and other IRS pronouncements, and published judicial decisions. We do not know whether a court would sustain any position we take for tax purposes, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any of these changes may or may not be retroactive with respect to transactions prior to the date of the changes.

         Moreover, it is possible that the changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in units.

         We urge you to consult and rely upon your own tax advisor with respect to the federal and state consequences arising from an investment in units. The cost of the consultation could, depending on the amount charged to you, decrease any return anticipated on the investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor as individual circumstances may vary. This federal income tax consequences section of this prospectus only provides the current state of tax laws. You should be aware that the IRS may not agree with all tax positions taken by us and that legislative, administrative or court decisions may reduce or eliminate your anticipated tax benefits.

Classification as a Partnership

         Under Treasury Regulations issued in December 1996, a domestic limited liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation. We are a domestic limited liability company, and if we complete a minimum offering of 1,500,000 units, we will have more than one member. Capsource will not cause us to make an election to be classified as an association taxable as a corporation. Based on the foregoing, it is the opinion of tax counsel that we will be classified as a partnership for federal income tax purposes.

         Assuming that we will be classified as a partnership for federal income tax purposes, in the discussion that follows, as the context requires:

         o the use of the term partnership will be construed to refer also to a limited liability company classified as a partnership for federal income tax purposes;

         o the use of the term partner will be construed to refer also to a member of a limited liability company; and

         o the use of the terms partnership interest or interest in the partnership or similar terms will be construed to refer also to the interest of a member in a limited liability company.

We Will Not Be Classified As A Publicly Traded Partnership

         Section 7704 of the Internal Revenue Code treats publicly traded partnerships as corporations for federal income tax purposes. Section 7704(b) of the Internal Revenue Code defines the term publicly traded partnership as any partnership, including a limited liability company otherwise classified as a partnership for federal income tax purposes, where the equity interests are:

         o    readily traded on an established securities market; or

         o readily tradable on a secondary market or the substantial equivalent of a secondary market. In the discussion that follows, the references to a secondary marked also include the substantial equivalents to a secondary market.

         In 1995, the IRS issued final Treasury Regulations under Section 7704 of the Internal Revenue Code. These regulations provide that an established securities market includes:

         o a national securities exchange registered under the Securities Exchange Act of 1934;

         o a national securities exchange exempt from registration because of the limited volume of transactions;

         o    a foreign securities exchange;

         o    a regional or local exchange; and

         o an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise.

         In determining when partnership interests will be treated as readily tradable on a secondary market, there are a number of safe harbors that allow certain transactions to be disregarded including a safe harbor that is available if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent (2%) of the total interests in partnership capital or profits.

         The IRS will disregard certain transfers for purposes of determining whether this safe harbor is met:

         o    transfers at death,

         o transfers in which the basis is determined under Section 732 of the Internal Revenue Code,

         o interests issued by the partnership for cash, property or services, and

         o interests in the partnership which are redeemed pursuant to the safe harbor discussed in the next paragraph.

         The IRS also will disregard transfers of an interest in a partnership pursuant to a redemption or repurchase agreement where the partnership maintains a plan of redemption or repurchase in which the partners may tender their partnership interests for purchase by the partnership, another partner or persons related to another partner. These transfers will be disregarded in determining that our units are readily tradable on a secondary market if:

         o the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption rights;

         o the redemption agreement requires that the redemption price cannot be established until at least 60 days after receipt of the notification by the partnership or the price is established not more than 4 times during the partnership's taxable year; and

         o the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred, other than in transfers otherwise disregarded, as described above, during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

         Our operating agreement provides that, subject to the limitations described elsewhere in this prospectus, you may withdraw or partially withdraw as a member and obtain the return of your outstanding capital account. These provisions constitute a redemption or repurchase agreement within the meaning of these regulations.

         The limitations on your right to withdraw your capital account set forth in our operating agreement include:

         o a requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to Capsource;

         o the amount distributed to you will be a sum equal to your capital account as of the date of the distribution; and

         o in no event will Capsource permit the withdrawal during any calendar year of more than 10% of the outstanding units.

         In the opinion of tax counsel, the foregoing limitations satisfy the requirements applicable to the safe harbor for transfers made pursuant to a redemption or repurchase agreement.

         Our operating agreement provides that you may not transfer your units if Capsource determines that the transfer would result in our being classified as a publicly traded partnership within the meaning of Section 7704(b) of the Internal Revenue Code. To prevent this classification, our operating agreement provides that:

         o Capsource will not permit trading of units on an established securities market within the meaning of Section 7704(b) of the Internal Revenue Code;

         o Capsource will prohibit any transfer of units which would cause the sum of percentage interests in our capital or profits represented by partnership interests that are transferred during any taxable year to exceed the limitation under the safe harbor which applies if the sum of the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent of the total interests in partnership capital or profits; and

         o Capsource will not permit any withdrawal of units except in compliance with the provisions of our operating agreement.

         Based upon the provisions of our operating agreement and the representations of Capsource, tax counsel's opinion is that:

         o units will not be traded on an established securities market within the meaning of Section 7704 of the Internal Revenue Code;

         o our operation with regard to the withdrawal by members will qualify for the safe harbor that applies to interests which are transferred pursuant to a redemption or repurchase agreement;

         o our operation with regard to the transfer of units by members will qualify for the above-referenced safe harbor that applies based upon the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year;

         o units will not be considered as readily tradable on a secondary market; and

         o we will not be classified as a publicly traded partnership for purposes of Section 7704 of the Internal Revenue Code.

         A partnership which is classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code will not be treated as a corporation for federal income tax purposes if 90% or more of its gross income is qualifying income. Qualifying income under Section 7704(c) includes for these purposes, among other passive-type items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

         If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income is treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

         It is not clear whether we would satisfy the qualifying income test of
Section 7704(c) of the Internal Revenue code. This would be relevant only if it were determined that we should be classified as a publicly traded partnership. Capsource expects that more than 90% of our income will be qualifying income. However, it is not clear whether we will be engaged in the conduct of a financial business. If we were classified as a publicly traded partnership and considered to be engaged in a financial business, we would be treated as a corporation for federal income tax purposes.

General Principles of Partnership Taxation

         A partnership is not subject to any federal income taxes. We will file information returns reporting our operations on the accrual basis for each calendar year.

Determination of Basis in units

         You will not be taxed on distributions you receive from us unless the distributions exceed your adjusted basis in your units. Your adjusted basis in your units is the amount you originally paid for the units increased by:

         o your proportionate share of partnership indebtedness with respect to which no member is personally liable;

         o    your proportionate share of our taxable income, and

         o    any additional capital contributions made by you,

and decreased by:

         o    your proportionate share of our losses,

         o the amount of cash, and fair value of noncash, distributions to you, and

         o any decreases in your share of any of partnership nonrecourse liabilities.

         Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though you do not actually contribute or receive cash. Distributions in excess of your basis generally will be treated as gain from the sale or exchange of your units.

Allocations of Profits and Losses

         We will allocate to the members profits and losses and cash distributions in the manner described in our operating agreement. Any allocation of profits and losses will be recognized as long as it has substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Internal Revenue Code by satisfying one of these tests:

         o    it has substantial economic effect;

         o it is in accordance with the partners' interest in the partnership, determined by taking into account all facts and circumstances; or

         o it is deemed to be in accordance with the partners' interest in the partnership.

         We have decided to establish the validity of the allocations of profits and losses under our operating agreement by demonstrating that these allocations will be in accordance with the partners' interest in the partnership. The allocations of profits, losses and cash distributions contained in our operating agreement will be substantially proportionate to the capital accounts of the members. For this reason, the IRS should treat the allocations as being substantially in accordance with the partners' interests in the partnership within the meaning of this alternative method for establishing the validity of allocations.

Limitations on the Deduction of Losses

         We do not expect that we will incur net losses in any taxable year. However, if we were to incur losses in any year, your ability to deduct your distributive share of the losses would be subject to the potential application of the limitations discussed below.

                  The Basis Limitation

         Section 704(d) of the Internal Revenue Code provides that a partner's share of partnership losses is deductible only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under Section 704(d) of the Internal Revenue Code may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, you will be precluded from deducting losses in excess of your adjusted basis in your units.

                  The At Risk Limitation

         Section 465 of the Internal Revenue Code provides that a partner's share of partnership losses is deductible only to the extent the partner is at risk. The primary effect of this provision is to limit the availability of tax losses of a partnership as offsets against other taxable income of a partner to the partner's adjusted basis in his partnership interest, excluding any portion of adjusted basis attributable to partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a partner to the extent the partner used the proceeds of a nonrecourse borrowing to make the contributions.

                  The Passive Loss Rules

         Section 469 of the Internal Revenue Code limits the deductibility of losses from passive activities for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset portfolio income, trade or business income or other nonpassive income, including wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

         The Treasury Regulations under Section 469 of the Internal Revenue Code provide that in certain situations, net income, but not net loss from a passive activity is treated as nonpassive. One of the items covered by these regulations is net income from an equity-financed lending activity. An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year.

         Capsource expects that at no time will the average outstanding balance of our liabilities exceed 80% of the average outstanding balance of our mortgage loans. If we are deemed to be engaged in the trade or business of lending money, our income will generally be recharacterized as nonpassive income, even though our net losses or your loss on the sale of a unit will be treated as passive activity losses.

         If we are not considered engaged in a trade or business of lending money, then income and loss will be considered portfolio income and loss, and you will not be permitted to offset passive losses from other activities against your share of our income.

         Section 67(a) of the Internal Revenue Code provides that most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. Your allocable share of our expenses will be considered miscellaneous itemized deductions subject to this 2% limitation only if we are not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Redemption of units

         If you sell your units, including a sale of your units to us in a redemption transaction, you will recognize gain or loss on the sale measured by the difference between the amount realized and your adjusted basis in the units.

Character of Gain or Loss

         Gain on the sale of units which have been held over 12 months should be taxable as long-term capital gain, except for that portion of the gain allocable to substantially appreciated inventory items and unrealized receivables, as those terms are defined in Section 751 of the Internal Revenue Code, which would be treated as ordinary income. We may have unrealized receivables arising from the ordinary income component of market discount bonds. In addition, if we hold property as a result of foreclosure, which is unsold at the time you sell your units, or hold an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if we were to sell the property is expected to be an unrealized receivable.

         For noncorporate taxpayers, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 20%, or 10% for individuals in the 15% tax bracket. The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 or $1,500 in the case of a married taxpayer filing a separate return, or the excess of these losses of the taxpayer over the taxpayer's capital gain.

Tax Rates on a Partner's Share of Ordinary Income from the Partnership

         Your tax liability with respect to an investment in units will depend upon your individual tax bracket. Currently, there are five tax brackets for individuals. For calendar year 2000,

         o the first bracket is at 15% on taxable income not over $43,850 in the case of married taxpayers filing joint returns,

         o    the second at 28% on taxable income from $43,850-$105,950,

         o    the third at 31% on taxable income from $105,950-$161,450,

         o    the fourth at 36% on taxable income from $161,450-$288,350, and

         o    the fifth at 39.6% on taxable income over $288,350.

Depreciation

         From time to time we may acquire equity or leasehold interests in real property by foreclosure. The cost of the improvements on any of these owned real property may be recovered through depreciation deductions over a period of 39 years.

Investment Interest

         Section 163(d) of the Internal Revenue Code, applicable to noncorporate taxpayers and S corporation shareholders, limits the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct trade or business property. Investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

         Net investment income is the excess of investment income over the sum of investment expenses. Interest expense we incur and interest expense you incur to acquire your units will not be treated as investment interest to the extent attributable to a passive activity conducted by us. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

         Interest attributable to debt you incur in order to purchase or carry units may constitute investment interest subject to these deductibility limitations. You should consider the effect of investment interest limitations on using debt financing for your purchase of units.

Tat Treatment of Tax-Exempt Entities

         Sections 511 through 514 of the Internal Revenue Code impose a tax on the unrelated business taxable income of organizations otherwise exempt from tax under Section 501(a) of the Internal Revenue Code. The entities subject to the unrelated business income tax include:

         o    qualified plans, and

         o    IRAs.

         Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Interest income is not subject to this tax unless it constitutes debt-financed income.

         Unrelated business taxable income includes gross income, which may be subject to deductions and modifications, derived from any trade or business regularly carried on by a partnership. Among the items excluded from unrelated business taxable income are:

         o    interest and dividend income;

         o rents from real property, other than debt-financed property or property from which participating rentals are derived; and

         o gains on the sale, exchange or other disposition of assets held for investment.

         The receipt of unrelated business taxable income by an entity subject to the unrelated business income tax has no effect on the entity's tax-exempt status or on the exemption from tax of its other income; however, the continual receipt of unrelated business taxable income may cause some of these entities to lose their exemptions. For certain types of entities subject to this tax, the receipt of any unrelated business income taxable may cause all income of the tax-exempt entity to be subject to tax. For example, for charitable remainder trusts, the receipt of any taxable income from an unrelated trade or business during a taxable year will result in the taxation of all of the trust's income from all sources for that year. If you are a tax-exempt entity, we urge you to consult your own tax advisors concerning the possible adverse tax consequences resulting from an investment in units.

         Capsource intends to invest our assets so as to assure that tax-exempt members will not derive unrelated business taxable income or unrelated debt-financed income with respect to their units. Unrelated debt-financed income might be derived in the event that Capsource deems it advisable to incur indebtedness under a line of credit in connection with foreclosures on property where mortgagors have defaulted on their loans.

         If we acquire property subject to acquisition indebtedness, the income attributable to the portion of the property which is debt financed may be treated as unrelated business taxable income to the entity holding units.

         Sales of foreclosure property might also produce unrelated business taxable income if we are characterized as a dealer with respect to that property. Mortgage loans which we invest in or purchase which permit us to participate in the appreciation value of the properties may be recharacterized by the IRS as an equity interest and the recharacterization could result in unrelated debt-financed income. The IRS might not agree that our other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

         If an IRA or a qualified plan is a member and its partnership income constitutes unrelated business taxable income, this income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

         In considering an investment in units of a portion of the assets of a qualified plan or IRA, a fiduciary should consider:

         o whether the investment is in accordance with the documents and instruments governing the plan or IRA;

         o whether the investment satisfies the diversification requirements of Section 404(a)(1)(c) of ERISA;

         o whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

         o whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Internal Revenue Code.

         We do not expect an investment in units by an IRA to be subject to the above diversification and prudence requirements of ERISA unless the IRA also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

Partnership Tax Returns and Audits

         Capsource will prepare our information income tax returns. You are required to report your distributive share of the items set forth on our tax returns on your individual tax return consistent with our treatment of the items on our returns. You may report an item inconsistently if you file a statement with the IRS identifying the inconsistency. Otherwise, the IRS may summarily assess additional tax necessary to make your treatment of the item consistent with our treatment of the item without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court being afforded to you. Penalties for intentional disregard of the consistency requirements may also be assessed.

         Our tax returns may be audited by the IRS. Tax audits and adjustments are made at our level in once unified proceeding, the results of which are binding on all members. You may, however, protest the additional tax paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

Capsource is tax Matters Partner

         A limited liability company which is classified as partnership for tax purposes must designate a tax matters partner to represent it in dealing with the IRS. Capsource will serve as the tax matters partner to act on our behalf and on behalf of the members with respect to partnership items, to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the partnership level.

         If you own less than a 1% of the units, you will not receive notice from the IRS of these administrative proceedings unless you form a group with other members, having an aggregate interest of 5% or more, and request the notice. However, all members have the right to participate in the administrative proceedings will be our responsibility and may adversely affect the profitability, if any, of our operations.

         Adjustments, if any, resulting from any audit may require you to file an amended tax return, and may result in an audit of your own tax return. Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

Original Issue Discount Rules

         The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining our interest deduction on our obligations, if any.

Market Discount

         We may purchase mortgage investments for an amount substantially less than the remaining principal balance of the mortgage investments. Each monthly payment which we receive from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

         We will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of our investment will not constitute taxable income to us. The Internal Revenue Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election - Impact on Subsequent Purchasers

         Section 754 of the Internal Revenue Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of an interest in the partnership. The effect of this election would be that, with respect to the transferee only, the basis of our property would either be increased or decreased by the difference between the transferee's basis for his units and his proportionate share of our basis for all proportionate share of our basis for all property we own.

         Capsource has decided that due to the accounting difficulties which would be involved, it will not cause us to make an election pursuant to Section 754 of the Internal Revenue Code. Accordingly, our basis in our assets will not be adjusted to reflect the transferee's purchase price of his units.

         This treatment might not be attractive to prospective purchasers of units, and you might have difficulty for that reason in selling your units or you might be forced to sell at a discounted price.

Treatment of Compensation of Capsource

         We will pay Capsource an annual management fee of up to three-quarters of one percent (0.75%) of the original capital contributions committed to investing in mortgage loans, including working capital reserves. Beginning with the third year, it will be three-quarters of one percent (0.75%) of the fair market value of our assets, including working capital, less any of our indebtedness. For funds not invested in mortgages, the percentage paid as a management fee is one-half of one percent (0.5%). Capsource will be entitled to loan processing fees paid by us in connection with our investing in or purchasing a mortgage loan, in addition to reimbursement from us of permitted expenses. In addition, Capsource or an affiliate of Capsource will act as a servicing agent with respect to our mortgage investments, for which it will be paid by the relevant borrower an annual fee of up to one-quarter of one percent (0.25%) of the unpaid balance of the respective mortgage loan serviced.

         In computing our taxable income each year, we will deduct the amount of all management, loan processing and other fees paid during the year. The deductibility of these fees depends on the value of the services rendered, which is a question of fact that may depend on events to occur in the future.

         Due to this uncertainty, tax counsel was unable to render an opinion as to the proper tax treatment of these fees, and the IRS may attempt to recharacterize our treatment of these fees by disallowing the deduction we will claim. Such a recharacterization could cause the tax benefits generated by the payment of such fees to be deferred or lost.

         Capsource may also act as escrow agent for mortgage investments we make and may also provide certain document preparation, notarial and credit investigation services for which Capsource will be entitled to receive from the applicable borrower such fees as are permitted by law and as are generally prevailing in the geographical area where the mortgaged property is located.

         We will enter into mortgage investment transactions in which the borrower has employed and agreed to compensate Capsource, an affiliate of Capsource or a non-affiliated third party to act as a broker in arranging the loan. The exact amount of the loan brokerage commissions will be negotiated with prospective borrowers on a case-by-case basis. Capsource may also receive a fee from a borrower for the reconveyance of property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located. In addition, Capsource and/or an affiliate may receive a fee payable by a borrower for permitting the assumption of a loan. Capsource will be entitled to fees from the borrower upon a delinquent payment under a mortgage loan or, in some cases, the prepayment of a mortgage investment.

         Since the commissions or fees described in the preceding two paragraphs will be payable by the borrowers, their payment should not have any effect on the calculation of our taxable income. The IRS could take the position that these commissions or fees, or any of them, are constructively paid by us, in which case our interest income would be increased by the amount of the commissions, and we could deduct the commissions only to the extent the commissions or fees are reasonable compensation for the services rendered and otherwise considered deductible expenditures. This could result in an increase in the Company's taxable income for any year in which such a recharacterization occurs and an allocation of this increase in taxable income among the members.

         Since this is ultimately an issue of fact which may depend on future events, tax counsel was unable to give an opinion regarding the issue.

         Capsource or its affiliates will be entitled to reimbursement from us for expenses advanced by Capsource or its affiliates for our benefit and for salaries and related expenses for nonmanagemenent and nonsupervisory services performed for our benefit. Our reimbursement of these expenses will be treated in the same manner as if we had incurred these expenses directly.

Possible Legislative Tax Changes

         In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any proposal, the likely effect of any proposals upon the income tax treatment presently associated with investment in mortgage loans or units, or the effective date, which could be retroactive, of any legislation which may derive from any past or future proposal.

         We strongly urge you to consider ongoing developments in this uncertain area and to consult your own tax advisors in assessing the risks of investment in units.

State and Local Taxes

         We currently contemplate investing in or purchasing loans in Nevada, California and Arizona. Nevada does not have an income tax law, and, we believe that no taxes will be imposed by the State of Nevada or any of its localities on our assets or income or on any member's share of any income derived from our activities in Nevada.

         California and Arizona may impose a tax on our assets or income, or on each member based on his share of any income derived from our activities in those states. In addition, we may decide to invest in or purchase loans secured by properties in other states and localities which also may impose these taxes.

         If you are entity that is exempt from federal income taxation, it is likely that you are also exempt from state and local taxation.

         The state in which you reside may impose taxes on your share of any income derived from your interest in us. You should consult with your own tax advisors concerning the applicability and impact of any state and local tax laws in your state of residence.

ERISA Considerations

         ERISA requires that the assets of qualified plans be held in trust and that the trustee, or a duly authorized investment manager, within the meaning of
Section 3(38) of ERISA shall have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to its provisions and prohibits certain transactions between ERISA and an employee benefit plan and the parties in interest with respect to qualified plans, including fiduciaries.

         Under the Internal Revenue Code, similar prohibitions apply to all qualified plans and IRAs. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a qualified plan or IRA is considered to be a fiduciary of the plan or IRA, subject to certain exceptions not here relevant.

         ERISA and the Internal Revenue Code also prohibit parties in interest, including fiduciaries of an IRA or qualified plan, from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, Capsource may not permit the purchase of units with assets of any IRA or qualified plan if Capsource:

         o has investment discretion with respect to the assets of the plan or IRA, or

         o regularly gives individualized investment advice which serves ad the primary basis for the investment decisions made with respect to the assets of the plan or IRA.

Annual Valuation

         Fiduciaries of any qualified plan subject to ERISA are required to determine annually the fair market value of the assets of the plan as of the close of the plan's fiscal year. Although Capsource will provide annually upon the written request of a member an estimate of the value of the units based upon, among other things, outstanding mortgage investments, fair market valuation based on trading will not be possible because there will be no market for the units.

Plan Assets Generally

         If our assets are deemed to be plan assets under ERISA:

         o our investment will be subject to the prudence standards and other provisions of ERISA applicable to investments by qualified plans and their fiduciaries would extend to investments made by us,

         o certain transactions that we might seek to enter into might constitute prohibited transactions under ERISA and the Internal Revenue code because Capsource would be deemed to be a fiduciary of the plans, and

         o our audited financial information would have to be reported annually to the Department of Labor.

         In 1986, the Department of Labor promulgated final regulations defining the term plan assets. Under these regulations, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless one or more of the following exemptions applies:

         o    equity participation by benefit plan investors is not significant,

         o    the entity is a real estate operating company, or

         o    the equity interest is a publicly-offered security.

         Exemption for Insignificant Participation by Qualified Plans. This exemption is available if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by qualified plans or IRAs.

         For purposes of this 25% rule, the interests of any person who had discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee with respect to the assets of the entity, or any affiliate of a person who has that authority or control, shall be disregarded.

         Thus, while Capsource and its affiliates are not prohibited from purchasing units, any purchases of units by any of them will be disregarded in determining whether this exemption is satisfied. We cannot assure you that we will always qualify for this exemption.

         Exemption For a Real Estate Operating Company. For purposes of this exemption, an entity is a real estate operating company if at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment, are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate.

         The preamble to these regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that we would qualify for an exemption from plan assets treatment as a real estate operating company.

         Exemption for Publicly Offered Securities. For purposes of this exemption, a publicly offered security is a security that is:

         o    freely transferable,

         o part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

         o either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         For purposes of this definition, whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts. If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the transferability of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet certain enumerated administrative needs not, alone or in combination, affect a finding that such securities are freely transferable.


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         The units will be sold as part of an offering of securities to the public pursuant to registration under the Securities Act, and Capsource has represented that it will cause us to register the units under the Exchange Act within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of our fiscal year during which the offering of units to the public occurred. The units will not be subject to any restrictions on transfer other than those enumerated in these regulations and referenced in the preceding paragraph. Based on the foregoing, the units should be publicly offered securities within the meaning of these regulations. As a result, our underlying assets should be not considered to be plan assets under these regulations.






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                      HOW WE PROTECT OUR RIGHTS AS A LENDER


         The following discussion is a summary of legal aspects of mortgage loans. Because this is a summary, it does not contain all the information that may be important to you. Many of the legal aspects of mortgage loans are governed by applicable state laws, which may vary substantially. The following material does not reflect the laws of any particular state, unless specifically indicated.

Overview of Mortgages

         We invest in mortgage loans. In connection with these loans, we receive mortgages or other similar instruments such as deeds of trust, granting us rights in the security properties. Our authority under a mortgage is governed by applicable law and the express provisions of the mortgage.

         Priority of liens on mortgaged property created by mortgages depends on their terms and on the order of filing with a state, county or municipal office, although this priority may be altered by the mortgagee's knowledge of unrecorded liens against the security property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code provides priority for certain tax liens over the lien of the mortgage.

Foreclosure

         Non-judicial Foreclosure

         If a mortgage loan secured by a deed of trust is in default, we will protect our rights by foreclosing by a non-judicial sale. Deeds of trust differ from mortgages in form, but are in most other ways similar to mortgages. Deeds of trust will contain specific provisions enabling non-judicial foreclosure in addition to those provided for in applicable statutes upon any material default by the borrower. Applicable state law controls the extent that we have to give notice to interested parties and the amount of foreclosure expenses and costs, including attorney's fees, which may be covered by a lender, and charged to the borrower.

         Judicial Foreclosure

         Foreclosure under mortgage instruments other than deeds of trust is more commonly accomplished by judicial action initiated by the service of legal pleadings. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure is subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. For this reason, we do not anticipate using judicial foreclosure to protect our rights due to the incremental time and expense involved in these procedures.

         When foreclosing under a mortgage instrument, the sale by the designated official is often a public sale. The willingness of third parties to purchase the property will depend to some extent on the status of the borrower's title, existing redemption rights and the physical condition of the property. It is common for the lender to purchase the security property at a public sale where no third party is willing to purchase the property, for an amount equal to the outstanding principal amount of the indebtedness and all accrued and unpaid interest and foreclosure expenses. In this case, the debt owed to the mortgagee will be extinguished. Thereafter, the mortgagee would assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. If we foreclose on the security property, we expect to obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal our investment in the property. A lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.

         Lenders also need to comply with procedure-related environmental rules and regulations. An increasing number of states require that any environmental hazards are eliminated before a property may be resold. A lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the


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related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

         In foreclosure proceedings, courts frequently apply equitable principles, which are designed to relieve the borrower from the legal effects of his immaterial defaults under the loan documents or the exercise of remedies that would otherwise be unjust in light of the default. These equitable principles and remedies may impede our efforts to foreclose.

Environmental Risks

         Our security property may be subject to potential environmental risks. Of particular concern may be those security properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental risks may give rise to a diminution in value of the security property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the real property or the principal balance of the related mortgage loan. For this reason, we may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

         Under the laws of certain states, an owner's failure to perform remedial actions required under environmental laws may give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

         The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a lender does become liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may adversely affected by the limitations on recourse in the loan documents.

         For the foregoing reasons, we anticipate that Capsource will protect us and you by requiring a Phase I Environmental Site Assessment of the security properties prior to selecting a loan for us to invest in.

Second Mortgages; Rights of Senior Mortgages

         We do not presently intend to acquire mortgages that are subordinate to more than one other mortgage. Our rights as mortgagee or beneficiary under a second mortgages will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive rents, hazard insurance and condemnation proceeds and to cause the security property to be sold upon default of the mortgagor. This can extinguish a second mortgage unless we assert our subordinate interest in foreclosure litigation or satisfy the defaulted senior loan. In many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default, and bring the senior loan current, in either even adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, or unless required by state law, a senior mortgagee need not give notice of default to a junior mortgagee.

         The form of mortgage used by many institutional lenders confers on the mortgagee the right both to receive insurance proceeds and condemnation awards. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the first mortgagee will have the prior right to collect any insurance proceeds payable and any condemnation award of damages in and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage. The right to insurance proceeds and condemnation awards may be limited, as in cases where the mortgagor is allowed to use the insurance proceeds and condemnation award to repair the damage unless the security of the mortgagee has been impaired.

         The form of mortgage used by many institutional lenders also contains a "future advance" clause, which provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by


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


the mortgage. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause may depend on whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that there may be intervening junior mortgages and other liens and notwithstanding that the mortgagee or beneficiary had actual knowledge of them. Where the mortgagee is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages and other liens, the advance may be subordinate to these intervening junior mortgages and other liens. Priority of advances under a "future advance" clause may also rest on state law giving priority to advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

         We can also protect ourselves by including provisions obligating the mortgagor to do the following:

         o pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage,

         o    to provide and maintain fire insurance on the property,

         o    to maintain and repair the property,

         o    and not to commit or permit any waste on the property, and

         o to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

         Upon a failure of the mortgagor to perform any of these obligations, we would have the right under the mortgage to perform the obligation, with the mortgagor agreeing to reimburse us for any sums we expend on behalf of the mortgagor. All sums we expend become part of the indebtedness secured by the mortgage.

Statutory Rights of Redemption

         After a foreclosure sale pursuant to a mortgage, the borrower and foreclosed junior lienors may have a statutory period in which to redeem the property from the foreclosure sale. Redemption may be limited to where the mortgagee receives payment of all or the entire principal balance of the loan, accrued interest and expenses of foreclosure. The statutory right of redemption diminishes the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. One remedy we may have is to avoid a post-sale redemption by waiving our right to a deficiency judgment. Consequently, as noted above, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation

         We may acquire interests in mortgage loans which limit our recourse to foreclosure upon the security property, with no recourse against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, we may confront statutory prohibitions which impose prohibitions against or limitations on this recourse. For example, the right of the mortgagee to obtain a deficiency judgment against the borrower may be precluded following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. We may elect, or be deemed to have elected, between exercising our remedies with respect to the security or the deficiency balance. The practical effect of this election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.


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         In Nevada, we can pursue a deficiency judgment against the borrower or a guarantor if the value of the property securing the loan is insufficient to pay back the debt owed to us. In jurisdictions like California, however, if we desire to seek a judgment in court against the borrower for the deficiency balance, we may be required to seek judicial foreclosure and/or have other security from the borrower. We would expect this to be a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits.

Bankruptcy Laws

         We may subject to delays from statutory provisions that afford relief to debtors from our ability to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the United States Bankruptcy Code of 1978, which we refer to as the Bankruptcy Code, and analogous state laws, foreclosure actions and deficiency judgment proceedings are automatically suspended upon the filing of the bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences in obtaining our remedy can be significant. Also under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of the holder of a second mortgage may prevent the senior lender from taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, the amount and terms of a mortgage on property of the debtor may be modified under equitable principles or otherwise. Under the terms of an approved bankruptcy plan, the court may reduce the outstanding amount of the loan secured by the real property to the then current value of the property in tandem with a corresponding partial reduction of the amount of the lender's security interest. This leaves the lender having the status of a general unsecured creditor for the differences between the property value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which may result from a reduction in the rate of interest and/or the alteration of the repayment schedule, and/or change in the final maturity date. A court may approve a plan, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over time. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor to de-accelerate a mortgage loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

         In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Enforceability of Certain Provisions

         Due-On-Sale Provisions

         Federal law pre-empts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms. As a result, due-on-sale clauses are enforceable except in those states whose legislatures exercised their limited authority to regulate the enforceability of these clauses. Due-on-sale clauses will not be enforceable in bankruptcy proceedings.

         Acceleration on Default

         We may invest in mortgage loans which contain a "debt-acceleration" clause, which permits us to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after we give appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust. Furthermore, a borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorney's fees incurred by the lender in collecting these defaulted payments.


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         State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of instalment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. If a borrower under an instalment contract has significant equity in the property, a court may apply equitable principles to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

         Prepayment Provisions

         In the absence of state statutory provisions prohibiting prepayment fees, we expect that the courts will enforce claims requiring prepayment fees. However, in some states prepayment fees may be unenforceable for residential loans or after a mortgage loan has been outstanding for a number of years. Applicable law may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. We may have to contend with laws that render prepayment provisions on default or other involuntary acceleration of a mortgage loan unenforceable against the mortgagor or trustor. Some state statutory provisions may also treat prepayment fees as usurious if they exceed statutory limits. We anticipate that our loans will not have prepayment provisions.

         Secondary Financing: Due-on-Encumbrance Provisions

         Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. We are more likely to invest in mortgage loans that permit us, as first lender, to accelerate the maturity of a loan if the borrower grants a second mortgage or in mortgage loans that require our consent to any junior or substitute financing.

         Where a borrower encumbers the mortgaged property with one or more junior liens, the first lender is subjected to the following additional risks:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender;

         o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and even prevent the taking of action by the senior lender.

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

         We expect that our loans will prohibit junior mortgages and intend to monitor our loans closely so that we will know when a junior lien holder acquires an interest in the security property.

         Applicability of Usury Laws

         State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of points and fees as interest, but may exclude payments in the form of reimbursement of foreclosure expenses or other charges found to be distinct from interest. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

         Nevada law does not apply limitations on interest that may be charged on the type of loans that we intend to invest in or purchase. In California, we will only invest in loans that were made through real estate brokers licensed by the California Department of Real Estate. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. All underlying mortgage loans on California property that are invested in or purchased by us will be arranged for us by such a licensed California real estate broker.






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                               REPORTS TO MEMBERS


         Within 75 days after the close of our fiscal year, Capsource will prepare and distribute to you all the information about us you need to prepare your federal income tax return. The materials delivered to you annually will include:

         o audited financial statements: balance sheet, statements of income or loss, Members' equity, and cash flow;

         o a statement as to any transactions between us and Capsource or its affiliates, and of the fees, commissions, compensation and other benefits paid by us or accrued to Capsource or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

         o    a report identifying distributions from:

              -  cash flow from operations during that year,
              - cash flow from operations of prior years that had been held as reserves,
              - proceeds from capital transactions, lease payments on net leases with builders and sellers, and
              - reserves from the gross proceeds of the offering originally obtained from our members.

         Copies of the financial statements and reports referred to above, other than those delivered for purposes of your income tax return, shall be distributed to you within 120 days after the close of each taxable year. We will reimburse Capsource for the costs of any verification performed by our accountants in the preparation of their reports, but only to the extent that the reimbursement when added to the costs for administrative services rendered by Capsource does not exceed the competitive rate for such services.

         For so long as the proceeds of this offering are not fully committed or returned to investors, Capsource shall prepare a special report containing a statement of the amount of the mortgage loans in which we have invested, the material terms of these loans, the identity of the borrower and the real property securing the mortgage loans and the appraised values of that real property. This report may be included in the quarterly report described below. We will send you copies of the report within sixty (60) days after the end of each quarter. Capsource will not prepare a special report during quarters when there are no mortgage loans or origination, placement or evaluation fees.

         If we are required to file periodic reports with the Securities and Exchange Commission, we will provide you with the information required by Form 10-Q within 45 days of the end of each quarter. If we register under Section 12(g) of the Securities Exchange Act of 1934, Capsource shall prepare, at our expense:

         o a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements, consisting of a balance sheet, a statement of income or loss and statement of cash flow, and

         o a statement of other pertinent information regarding DM LLC and its activities during the period covered by the report.

         We will distribute copies of these statements and information to you within sixty (60) days after the close of the respective quarter.


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                              PLAN OF DISTRIBUTION


     DM Financial Services, Inc., our lead dealer, is using this prospectus to offer units to the public on our behalf. DM Financial Services, which is an NASD member, is an affiliate of Capsource and a wholly owned subsidiary of Sunderland Corporation, the Delaware corporation that owns Capsource. We will pay DM Financial Services 1.0% of the gross proceeds of the sale of units as a fee for selling the units and for managing these selected dealers. We will reimburse DM Financial Services for its accountable expenses up to a maximum 0.5% of the gross proceeds of this offering. DM Financial Services intends to engage non-affiliated securities brokerage firms that are members of the NASD to act as selected dealers to sell units to the public. We may pay the selected dealers sales commissions of up to 3.5% and reimburse them for their accountable expenses up to a maximum of 0.5% of the gross proceeds of this offering. In no event will the maximum compensation to be paid to NASD members exceed 10% of the gross proceeds plus 0.5% for bona fide due diligence expenses.

     We will be reviewing subscription applications as they are received. We will indicate our acceptance of your subscription agreement by countersigning it and indicating the number of units we will issue. We will place all proceeds from the sale of units in a segregated escrow account until at least 1,500,000 units have been sold. The escrow account will be with Bank West of Nevada, whose address if 2700 North Sahara Avenue, Las Vegas, Nevada 89102-1700. We have entered into escrow agreement with Bank West, which you can find as an exhibit to our registration statement.

     If we sell 1,500,000 units on or before December 31, 2000, the escrow account will be closed and the proceeds, after deduction of Bank West's escrow agent fees, together with amounts earned as interest on those proceeds, will be delivered to us. If we have not sold 1,500,000 units on or before December 31, 2000, Bank West will promptly return to all investors the amounts they have paid to buy units, without interest. We will then stop selling units and the subscription agreements will be cancelled, regardless or whether or not previously accepted.

     If we sell 1,500,000 units on or before December 31, 2000, we will continue to sell units to the public through DM Financial Services and selected dealers. We will seek to sell a total of 100,000,000 units for $100,000,000, which includes units to be issued under our distribution reinvestment plan. We may sell units through December 31, 2001, or we may decide to end the offering. In certain states where the offering will be made, we may not be allowed to extend the offering beyond one year unless we have the permission of the appropriate state agency.

     If you want to purchase units, you should complete the subscription agreement, which you can find at Exhibit B to this prospectus and which will be provided by the person or the securities dealer that offered you the units. You should return the subscription agreement and full payment for the units being purchased to that dealer, who will tell you whether to make your payment to "Bank West of Nevada, as Escrow Agent" or, to "DM Mortgage Investors, LLC". You may obtain additional copies of the subscription agreement from DM Financial Services, whose address is 2901 El Camino Avenue, Suite 207, Las Vegas, Nevada 89102, telephone number (702) 247-1332.

         By submitting the signed Subscription Agreement with payment for the purchase of units, you:

         o    agree to be bound by the operating agreement;

         o    grant a special and limited power of attorney to Capsource; and

         o represent and warrant that you meet the relevant suitability standards and are eligible to purchase units.

         Neither DM Financial Services nor any other securities brokerage firm will permit sales to discretionary accounts without specific written approval of the owner of the account.

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                                  LEGAL MATTERS

         The legality of our issuance of the units offered under the Securities Act will be reviewed for us by Goodman Phillips & Vineberg. For matters of Nevada law, Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP, Capsource's attorneys, have reviewed the legality of our issuance of units. Our tax counsel is Wendel, Rosen, Black & Dean, LLP, Oakland, California.


                                     EXPERTS

         Grant Thornton have audited our financial statements as of December 31, 1999, and for the period from December 14, 1999 (the date we began business) through December 31, 1999. These financial statements are included in this prospectus and in the registration statement of which this prospectus forms a part. We include Grant Thornton's report here and elsewhere in this registration statement. We rely on Grant Thornton as experts in auditing and on the Grant Thornton report for the financial statements we include here.

         Grant Thornton LLP has also audited the financial statements of Sunderland Corporation as of December 31, 1999 and for the year then ended included in this prospectus or in the Registration Statement. We include Grant Thornton's report here and elsewhere in this Registration Statement. We rely on Grant Thornton as experts in auditing and on the report of Grant Thornton for the financial statements included here.


                              AVAILABLE INFORMATION

         This prospectus does not contain all the information in the Registration Statement on Form S-11 (No. 333-32800) and accompanying exhibits which we have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. Additionally, we anticipate that we will become subject to the informational requirements of the Securities and Exchange Act of 1934. When we are subject to the Securities Exchange Act of 1934, we will file reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and other reports and information filed by us can be inspected and copied at the public reference facilities (phone number (800) SEC-0330) maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of that material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information for registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

         As required by the Commission in connection with real estate related offerings on Form S-11, we have also undertaken to provide you directly with the financial statements required by Form 10-K for the first full year of operations of the Company and to file with the Commission "sticker supplements" to this prospectus during the distribution period. We will also consolidate all of these supplements into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to our members.

         You will also be able to review our filing on Form 8-K that we will file after the end of the distribution period. This report will contain additional financial statements and information required under the Securities Exchange Act for purchases made after the end of the distribution period involving the use of 10 percent or more, on a cumulative basis, of the net proceeds of the offering. We will also provide the information contained in this report to the members at least once each quarter after the distribution period of the offering has ended.

                          INDEX TO FINANCIAL STATEMENTS


DM MORTGAGE INVESTORS, LLC

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      F-1

BALANCE SHEETS AT DECEMBER 31, 1999 AND MARCH 31, 2000                  F-2

STATEMENTS OF MEMBERS' EQUITY FOR THE PERIOD FROM
DECEMBER 14, 1999 (DATE OF INCEPTION) THROUGH
DECEMBER 31, 1999 AND MARCH 31, 2000                                    F-3

NOTES TO THE FINANCIAL STATEMENTS                                       F-4

SUNDERLAND CORPORATION

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      F-8

CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 1999
AND MARCH 31, 20000                                                     F-9

CONSOLIDATED STATEMENTS OF INCOME FOR THE YEAR
ENDED DECEMBER 31, 1999 AND THE THREE MONTHS
ENDED MARCH 31, 2000                                                   F-10

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1999                                   F-11

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
YEAR ENDED DECEMBER 31, 1999 AND THE THREE
MONTHS ENDED MARCH 31, 2000                                            F-12

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                             F-14

               Report of Independent Certified Public Accountants

Member
DM Mortgage Investors, LLC

We have audited the accompanying balance sheet of DM Mortgage Investors, LLC (A Development Stage Company), as of December 31, 1999, and the related statement of members' equity for the period from December 14, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management and Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DM Mortgage Investors, LLC, as of December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

/S/ GRANT THORNTON LLP

Reno, Nevada
January 10, 2000

                   DM Mortgage Investors, LLC
                  (A Development Stage Company)
                         BALANCE SHEETS

                             ASSETS


                                                           December 31,              March 31,
                                                               1999                     2000
                                                           -------------            -----------
                                                                                    (Unaudited)

Deferred offering costs                                      $ 115,100               $ 273,734
                                                           -------------            -----------

          Total assets                                       $ 115,100               $ 273,734
                                                           =============            ===========

                 LIABILITIES AND MEMBERS' EQUITY

Liabilities                                                  $      -                $      -

Members' equity - actual 115,100 and 273,734
 units at $1 per unit at December 31, 1999 and
 March 31, 2000, respectively.                                 115,100                 273,734
                                                           -------------            -----------

          Total liabilities and members' equity              $ 115,100               $ 273,734
                                                           =============            ===========


The accompanying notes are an integral part of these statements.

                        DM Mortgage Investors, LLC
                       (A Development Stage Company)

                       STATEMENTS OF MEMBERS' EQUITY


           Inception, December 14, 1999                               $ -

           Issuance of units                                      115,100
                                                                ---------

           Members' equity at December 31, 1999                   115,100

           Issuance of units                                      158,634
                                                                ---------

           Members' equity at March 31, 2000 (unaudited)        $ 273,734
                                                                =========

The accompanying notes are an integral part of these statements.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

        December 31, 1999 (data relating to March 31, 2000 is unaudited)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      1.  Organization

      DM Mortgage Investors, LLC, a Nevada Limited Liability Company, (the Company) is a development stage company primarily engaged in business as a mortgage lender to make and purchase first, second, wraparound, participating and construction mortgage investments secured by deeds of trust and mortgages on real estate. The Company was organized on December 14, 1999 (date of formation) and will continue until December 31, 2019 unless dissolved prior or extended thereto under the provisions of the operating agreement.

      The Manager of the Company is Capsource, Inc., dba Del Mar Mortgage, a Nevada corporation engaged in the business of mortgage services, specifically the origination of mortgages, principally in the greater Las Vegas area. Capsource, Inc. is a wholly-owned subsidiary of Sunderland Corporation, a Delaware Corporation, whose common stock is publicly held and is traded on the NASDAQ under the symbol "DLMA".

      For the period from December 14, 1999 (date of inception) through March 31, 2000, the only transactions were non-cash deferred offering costs which were paid by the Manager on behalf of the Company.

      2.  Interim Financial Statements

      The financial statements for the three months ended March 31, 2000 are unaudited; however, in the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the Company's financial position and results of operations for such period have been included. The results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

      3.  Management Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      4.  Income Taxes

      Income tax effects resulting from the Company's operations pass through to the members individually and, accordingly, no provision for income taxes is included in the financial statements.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        December 31, 1999 (data relating to March 31, 2000 is unaudited)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      5.  Revenue Recognition

      Interest is recognized as revenue when earned according to the terms of the loan.

      6.  Debt Securities

      The Company will classify its debt securities as held-to-maturity, as the Company has the ability and the intent to hold the securities until maturity. These securities will be recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed to be other than temporary will result in a reduction in carrying amount to fair value. The impairment would be charged to earnings and a new cost basis for the security would be established. Premiums and discounts will be amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method.

      7.  Loans Secured by Trust Deeds

      Loans secured by trust deeds will be originated by Capsource, Inc. and will be recorded at cost. Interest income on loans will be accrued by the simple interest method. The Company will not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement and a specific reserve has been recorded. Cash receipts will be allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Company's investment in the loan is fully recoverable.

NOTE B - MEMBERS' EQUITY

      1.  Membership Units

      The Manager shall contribute to the capital of the Company an amount in cash equal to 0.5% of the aggregate of the capital accounts of the other members. The members shall contribute to the capital of the Company an amount equal to $1.00 for each unit subscribed for by each member, with a minimum subscription of 2,000 units per member. The total Capital contributions of the members will not exceed $100,000,000. The period of public offering will be for a period of two years following the effective date of the prospectus during which time the Company must receive paid subscriptions for at least 1,500,000 units by December 31, 2000. In the event the minimum number of units are not sold by December 31, 2000, the subscription amounts will be returned in full to the subscribers.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

        December 31, 1999 (data relating to March 31, 2000 is unaudited)


NOTE B - MEMBERS' EQUITY - Continued

     1.  Membership Units - Continued

     Notwithstanding, (i) Net Losses, if any, allocable to the period prior to the admission of any additional members pursuant to the Operating Agreement (see Note B2) hereof shall be allocated 99% to the Manager and 1% to the Initial Member, and net income during the same period, if any, shall be allocated to the Manager, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional such members and all subsequent periods shall be allocated pursuant to the operating agreement.

     2.  Allocations and Distributions

     In accordance with the operating agreement, the Company's profits, gains and losses are to be credited to and charged against each member in proportion to their respective capital accounts as of the close of business on the last day of each calendar month.

     Distributions of net income are made monthly to the members in proportion to their weighted average capital accounts during the preceding calendar month. The Company will make monthly net income distributions to those members who elect to receive such distributions. Those members who elect not to receive cash distributions shall have their distributions reinvested in additional membership units.

     3.  Promotional Interest of Manager

     Capsource, Inc. will contribute capital to the Company in the amount of 0.5% of the members' aggregate capital accounts, and together with its promotional interest, Capsource, Inc. will have an interest equal to 1% of the members' capital accounts. This promotional interest of Capsource, Inc. of up to 0.5% will be recorded as an expense of the Company and credited as a contribution to Capsource's capital account as additional compensation. Capsource, Inc. may only receive distributions on its interest, including the portion for which it paid consideration, after all members receive a return of 100% of their capital contributions


NOTE C - TRANSACTIONS WITH THE MANAGER AND ITS AFFILIATES

     Broker-dealer affiliates of the Manager are to receive as compensation for services in the offering up to 1.5% of gross proceeds of this offering, of which a maximum of 0.5% of gross proceeds is for reimbursement of expenses.

     Capsource, Inc. will receive fees as compensation for loan evaluation and processing fees. These fees shall be reasonable and shall be payable only for services actually rendered.

                           DM Mortgage Investors, LLC
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

     December 31, 1999 (data relating to March 31, 2000 is unaudited)


NOTE C - TRANSACTIONS WITH THE MANAGER AND ITS AFFILIATES - Continued

     Capsource, Inc. will originate all loans the Company invests in. Capsource, Inc. has the ability to act as broker for which it will receive a commission of approximately 2.00% to 6.00% of the principal amount of each mortgage investment made during the year.

     Capsource, Inc. is entitled to receive from the Company a management fee for services rendered as Manager of the Company. These fees will initially be up to 0.75% of the original capital contributions committed to mortgage loans. Beginning with the third year it will be 0.75% of the fair market value of the Company's assets, less any indebtedness of the Company. For funds not invested in mortgages, the percentage paid as a management fee is 0.5%.

     Capsource, Inc. or its affiliates will be reimbursed for the costs of goods and materials used for or by the Company and obtained from entities unaffiliated with the Manager or its affiliates. The Company shall also pay or reimburse the Manager or its affiliates for the cost of administrative services necessary to the prudent operation of the Company.

     Capsource, Inc. will receive fees for reselling properties foreclosed upon. These fees are to be not greater than 3.00% of the proceeds where substantial service has been performed by the Manager.

     All of the Company's loans are to be serviced by Capsource, Inc., in consideration for which Capsource, Inc. will receive up to 0.25% of the total unpaid principal balance of each mortgage investment serviced.

     Capsource, Inc. has the ability to act as an escrow agent for mortgage investments made by the Company and may also provide certain document preparation, notarial and credit investigation services, for which services the manager will be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the mortgage investment is located.

     In addition to the above, Capsource, Inc. may be entitled to receive reconveyance, extension, assumption, prepayment and late fees and acquisition service fees, on a case by case basis.

     Capsource, Inc. has the right to purchase from the Company the interest receivable or principal on delinquent loans held by the Company. The Company shall not sell a foreclosed property to the Manager or to another program in which the Manager or its affiliates has an interest.

              Report of Independent Certified Public Accountants

Board of Directors

Sunderland Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of Sunderland Corporation and Subsidiaries as of December 31, 1999, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunderland Corporation and Subsidiaries as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ GRANT THORNTON LLP

Reno, Nevada
May 18, 2000

              Sunderland Corporation and Subsidiaries

                    CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                      December 31,        March 31,
                                                                          1999               2000
                                                                    ----------------   ----------------
                                                                       (Restated)        (Unaudited)

Cash                                                                    $ 1,109,454            666,831
Accounts receivable, net                                                  1,157,047          1,505,838
Due from affiliate                                                                -            168,952
Notes receivable                                                            323,000            292,097
Investments in marketable securities                                        114,949            207,856
Investment in real estate held for sale                                   1,293,194          1,306,901
Investments in mortgage loans on real estate                              5,516,244          4,798,552
Other investments                                                                 -             42,530
Deferred tax asset                                                           27,542             27,542
Other assets                                                                134,089            213,638
Property and equipment, net                                                 107,988            140,883
                                                                    ----------------   ----------------

              Total assets                                              $ 9,783,507         $9,371,620
                                                                    ================   ================

               LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                                        $   250,765             95,636
Accrued expenses                                                            205,477             92,633
Lines of credit                                                           1,985,564          1,076,241
Income taxes payable                                                        736,875            898,921
Due to related party                                                        269,641             54,675
Note payable                                                              1,290,000          1,284,339
Obligations under capital leases                                             24,127                  -
                                                                    ----------------   ----------------
              Total liabilities                                           4,762,449          3,502,445
                                                                    ----------------   ----------------

Commitments and contingencies                                                     -                  -
                                                                    ----------------   ----------------

Stockholders' equity

      Preferred stock, $.0001 par value; 20 million
        shares authorized; no shares issued                                       -                  -
      Common stock, $.0001 par value; 100 million
        shares authorized; 6,989,270 shares issued
        and outstanding                                                         699                699
      Additional paid-in capital                                          1,739,427          1,739,427
      Retained earnings                                                   3,280,932          4,129,049
                                                                    ----------------   ----------------
              Total stockholders' equity                                  5,021,058          5,869,175
                                                                    ----------------   ----------------

              Total liabilities and stockholders' equity                $ 9,783,507         $9,371,620
                                                                    ================   ================

The accompanying notes are an integral part of these statements.
The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

              Sunderland Corporation and Subsidiaries

                 CONSOLIDATED STATEMENTS OF INCOME


                                                                                           Three Months
                                                                        Year Ended             Ended
                                                                       December 31,          March 31,
                                                                           1999                2000
                                                                     -----------------   -----------------
                                                                        (Restated)          (Unaudited)

Revenues

      Loan origination and related fees                                   $11,237,208         $ 2,558,454
      Revenue from accounting services                                      1,313,885             539,116
      Interest income                                                         612,391             233,418
      Other income                                                             58,825              13,781
                                                                     -----------------   -----------------

              Total revenues                                               13,222,309           3,344,769
                                                                     -----------------   -----------------

Expenses
      Sales and marketing expenses                                          1,749,948             570,766
      General and administrative expenses                                   7,077,536           1,476,663
      Interest expenses                                                       148,272              27,143
                                                                     -----------------   -----------------

              Total expenses                                                8,975,756           2,074,572
                                                                     -----------------   -----------------

              Income before provision for income taxes                      4,246,553           1,270,197

Provision for income taxes                                                    959,333             362,046
                                                                     -----------------   -----------------

              NET INCOME                                                  $ 3,287,220         $   908,151
                                                                     =================   =================


Pro forma information (unaudited) (Note A):

      Historical income before income taxes                               $ 4,246,553         $ 1,270,197
      Pro forma income taxes                                                1,443,828             431,867
                                                                     -----------------   -----------------

      Pro forma net income                                                $ 2,802,725         $   838,330
                                                                     =================   =================

      Pro forma net income per share                                           $ 0.40              $ 0.12
                                                                     =================   =================

      Weighted average shares outstanding                                   6,982,914           6,989,270
                                                                     =================   =================

The accompanying notes are an integral part of these statements.
The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY




                                                  Preferred Stock              Common Stock           Additional      Receivable
                                             -------------------------   -------------------------      Paid-in          From
                                                Shares       Amount        Shares        Amount         Capital      Stockholder
                                             ------------  -----------   -----------   -----------   -------------  --------------
Balance at January 1, 1999, restated                   -          $ -     5,719,270         $ 572     $ 3,135,064      $ (535,646)

Cancellation of $0.0001 common stock
in connection with recapitalization                    -            -      (100,000)          (10)              -               -

Issuance of $0.0001 common stock in
connection with recapitalization                       -            -     1,350,000           135             291               -

Distribution of assets, net of liabilities,
to Del Mar Mortgage, Inc.                              -            -             -             -      (1,152,046)              -

Distribution of assets, net of liabilities,
to Del Mar Holdings, Inc.                              -            -             -             -        (643,260)              -

Acquisition of Capsource                               -            -        20,000             2          12,358               -

Contribution by stockholder through
relief of note payable                                 -            -             -             -         350,000               -

Payments received on receivable
from stockholder                                       -            -             -             -               -         535,646

Distribution to stockholders of
L.L. Bradford and Company                              -            -             -             -               -               -

Cash contributions                                                                                         37,020               -

Net income                                             -            -             -             -               -               -
                                             ------------  -----------   -----------   -----------   -------------  --------------

Balance at December 31, 1999, restated                 -          $ -     6,989,270         $ 699     $ 1,739,427             $ -
                                             ============  ===========   ===========   ===========   =============  ==============





                                               Retained
                                               Earnings         Total
                                               -------------   ------------
Balance at January 1, 1999, restated              $ 344,347    $ 2,944,337

Cancellation of $0.0001 common stock
in connection with recapitalization                       -            (10)

Issuance of $0.0001 common stock in
connection with recapitalization                          -            426

Distribution of assets, net of liabilities,
to Del Mar Mortgage, Inc.                                 -     (1,152,046)

Distribution of assets, net of liabilities,
to Del Mar Holdings, Inc.                                 -       (643,260)

Acquisition of Capsource                                  -         12,360

Contribution by stockholder through
relief of note payable                                    -        350,000

Payments received on receivable
from stockholder                                          -        535,646

Distribution to stockholders of
L.L. Bradford and Company                          (350,635)      (350,635)

Cash contributions                                        -         37,020

Net income                                        3,287,220      3,287,220
                                               -------------   ------------

Balance at December 31, 1999, restated          $ 3,280,932    $ 5,021,058
                                               =============   ============



The accompanying notes are an integral part of these statements.
The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                   Sunderland Corporation and Subsidiaries

                    CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                    Three Months
                                                                                 Year Ended             Ended
                                                                                December 31,          March 31,
                                                                                    1999                2000
                                                                              -----------------   -----------------
                                                                                 (Restated)          (Unaudited)

Cash flow from operating activities:
      Net income                                                                   $ 3,287,220           $ 908,151
      Adjustments to reconcile net income to net cash provided
        by (used in) operating activities:
          Depreciation                                                                  51,470               8,706
          Loss on disposal of assets                                                       466                   -
          Changes in operating assets and liabilities:
              Accounts receivable                                                     (537,469)           (348,791)
              Deferred tax asset                                                       (27,542)                  -
              Other assets                                                             (16,078)            (79,549)
              Due from related party                                                  (292,033)           (168,952)
              Accounts payable and accrued expenses                                    746,900            (267,973)
              Due to related party                                                     332,270            (214,966)
              Income taxes payable                                                     736,875             162,046
                                                                              -----------------   -----------------
                  Net cash provided by (used in) operating activities                4,282,079              (1,328)
                                                                              -----------------   -----------------

Cash flows from investing activities:
      Purchase of property and equipment                                               (52,241)            (14,838)
      Purchase of investment in note receivable                                       (323,000)                  -
      Proceeds from notes receivable                                                         -              30,903
      Purchase of investment in marketable securities                                 (114,949)                  -
      Proceeds from sale of investments, net                                                 -             568,548
      Purchase of real estate held for sale                                             (3,194)                  -
      Purchase of investments in mortgage loans                                     (3,055,520)                  -
                                                                              -----------------   -----------------
                  Net cash provided by (used in) investing activities               (3,548,904)            584,613
                                                                              -----------------   -----------------

Cash flows from financing activities:
      Advances (payments) on line of credit, net                                     1,978,588            (960,213)
      Payments on short-term note                                                     (100,000)                  -
      Distribution to stockholders                                                  (2,482,940)            (60,034)
      Payments received from note receivable from stockholder                          535,646                   -
      Deferred offering costs                                                         (115,100)                  -
      Proceeds from stockholders                                                        62,020                   -
      Capital lease payments                                                            (4,742)             (5,661)
                                                                              -----------------   -----------------
                  Net cash used in financing activities                               (126,528)         (1,025,908)
                                                                              -----------------   -----------------

                  NET INCREASE (DECREASE) IN CASH                                      606,647            (442,623)

Cash at beginning of year                                                              502,807           1,109,454
                                                                              -----------------   -----------------

Cash at end of year                                                                $ 1,109,454           $ 666,831
                                                                              =================   =================

                                     F-12

                   Sunderland Corporation and Subsidiaries


                                                                                                    Three Months
                                                                                 Year Ended             Ended
                                                                                December 31,          March 31,
                                                                                    1999                2000
                                                                              -----------------   -----------------
                                                                                 (Restated)          (Unaudited)
Supplemental cash flow information:

      Cash paid for Federal income taxes                                           $   250,000           $ 200,000
                                                                              =================   =================
      Cash paid for interest                                                       $   134,566           $  27,143
                                                                              =================   =================

Noncash investing and financing activities:
      Investment in real estate held for sale                                      $ 1,290,000           $       -
                                                                              =================   =================
      Contribution by stockholder through relief of note payable                   $   350,000           $       -
                                                                              =================   =================
      Distribution of liabilities, net of assets assumed to
        stockholders of Del Mar Mortgage, Inc. and Del Mar
        Holdings, Inc.                                                             $   336,999           $       -
                                                                              =================   =================
      Purchase of property and equipment on line of credit                         $     6,976           $  26,763
                                                                              =================   =================
      Purchase of property and equipment on capital lease                          $     9,435           $       -
                                                                              =================   =================

The accompanying notes are an integral part of these statements.
The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization

      Sunderland Corporation ("Sunderland" or the "Company"), was incorporated in the state of Delaware on June 2, 1998. The Company conducts its operations primarily through Capsource, Inc. (Capsource), its wholly owned subsidiary. Capsource operates as a mortgage company licensed in the state of Nevada. Capsource is engaged in the origination, arrangement and secondary purchase and sale of loans secured by real property. The Company's primary operations consist of arranging for investor funding of mortgage loans for the construction of commercial and residential projects in southern Nevada. The Company also services such loans.

      On April 27, 1999, Sunderland, a non-operating public company with nominal net assets, acquired certain assets and assumed certain liabilities representing the operations of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (the "Del Mar Entities") in exchange for 4,891,270 shares of Sunderland common stock (post 5-for-3 stock split). The combination of the Del Mar Entities has been accounted for in a manner similar to a pooling of interest, as the companies were under common control. Sunderland concurrently acquired 100% of the outstanding common stock of Capsource in exchange for 20,000 shares of Sunderland common stock.

      Under generally accepted accounting principles, the acquisition of the Del Mar Entities is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by the Del Mar Entities for the net monetary assets of Sunderland, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative historical financial statements of the "legal acquirer" (Sunderland), are those of the "legal acquiree" (Del Mar Entities) (i.e. the accounting acquirer).

      Accordingly, the consolidated financial statements of Sunderland as of December 31, 1999, and for the year then ended, are the combined historical financial statements of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. The assets not acquired, net of the liabilities not assumed, have been accounted for as distributions to Del Mar Mortgage, Inc. and Del Mar Holdings, Inc.'s stockholders.

      The business combination with Capsource has been accounted for as a purchase business combination. The cost of Capsource is based upon the fair value of the 20,000 common shares issued to the Capsource shareholder, which was $12,360. The acquisition resulted in the recognition of $1,390 of goodwill, which was expensed for the year ended December 31, 1999.

The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

   December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         - Continued

     Organization - Continued

     On March 31, 2000, the Company consummated a merger with L.L. Bradford & Company (LLB) (see Note T). LLB operates as a certified public accounting and consulting practice in the State of Nevada offering services in the area of attestation, tax planning and preparation, general accounting services, business valuation, mergers and acquisition, management advisory, financial consulting, initial public and private offering consulting, and internet start-up consulting.

      As disclosed in Note R, the Company acquired all of the outstanding common stock of DM Financial Services, Inc. and DM Mortgage Advisors, Inc. These acquisitions have been accounted for as a pooling of interests, and accordingly, the accompanying consolidated financial statements of the Company have been restated to include the accounts and operations for all periods presented.

      The Company operates in one business segment. As a result of the mergers discussed above, the Company will determine the applicability of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which requires reporting business segments and information, including how the segments are determined, products and services provided, and changes in the measurement of segment accounts from period to period.

     Interim Financial Statements

     The financial statements for the three months ended March 31, 2000 are unaudited; however, in the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the Company's financial position and results of operations for such period have been included. The results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and it's wholly-owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

     Concentrations

     Substantially all of the Company's operations are derived from Southern Nevada. Consequently, the Company's results of operations and financial condition are affected by general trends in the Southern Nevada economy and its commercial and residential real estate market.

The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

   December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         - Continued

      Concentrations - Continued

      The Company's mortgage loans will require the borrower to make a balloon payment of the principal at maturity. To the extent that a borrower has an obligation to pay a mortgage loan in a lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to refinance or raise a substantial amount of cash. An increase in interest rates over the mortgage rate applicable at origination of the loan may have an adverse effect on the borrower's ability to refinance.

      Financial instruments, which potentially subject the Company to credit risk, consist primarily of cash in bank. The Company maintains its cash in bank deposit accounts, which at times may exceed Federally insured limits.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue Recognition

      The Company recognizes revenue primarily from loan origination fees, loan servicing fees, extension fees and accounting services. Loan origination fees are recorded as revenue at the close of escrow and reduced by direct loan origination costs. Loan servicing fees are recorded as revenue when such services are rendered. Servicing fees represent the interest spread between what is paid to the investor and what the borrower pays for the use of the money. This can vary from loan to loan. Extension fees are recorded as revenue at the extension grant date. Accounting services are recognized when services are rendered.

      Loan Origination Fees

      Loan origination fees related to investments in mortgage loans on real estate are amortized principally by the effective interest method over the term of the related obligation.

      Investments in Marketable Securities

      Investments in equity securities consist of common stock. The securities are stated at market value as determined by the most recently traded price of each security at the balance sheet date. All marketable securities are defined as available-for-sale securities under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

   December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         - Continued

      Investments in Marketable Securities - Continued

      Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and unrealized holding gains and losses are included in earnings. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income. The net unrealized gains and losses were immaterial for the year ended December 31, 1999. The cost of investments sold is determined on the specific identification or the first-in, first-out method.

      Property and Equipment

      Property and equipment are stated at cost. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets of 5 and 7 years. The cost of repairs and maintenance is charged to expense as incurred.

      Comprehensive Income

      The Company has no material components of other comprehensive income, and accordingly, comprehensive income is the same as net income for the period.

      Advertising Costs

      Advertising costs are expensed as incurred and amounted to $365,836 for the year ended December 31, 1999.

      Income Taxes

      The liability method is used to account for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are scheduled to be in effect when the differences are expected to reverse.

The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

   December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         - Continued

      Pro Forma Financial Information (Unaudited)

      Prior to the recapitalization of the Company (April 27, 1999) and the acquisition of L.L. Bradford & Company, the earnings of Del Mar Mortgage, Inc. and L.L. Bradford & Company, which are included in the Consolidated Statement of Income, were taxed to the shareholders of Del Mar Mortgage, Inc. and L.L. Bradford & Company The pro forma information reflects a provision for income taxes as if the Company had been a C corporation for the entire year ended December 31, 1999 using an assumed effective tax rate of 34%. Pro forma net income per share has been computed by dividing pro forma net income by the weighted average shares outstanding, assuming that the shares exchanged for the purchase of L.L. Bradford & Company were outstanding for the entire year.

      Impairment of Long-Lived Assets to be Disposed

      The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

      Earnings Per Share

      Primary and fully-diluted earnings per share is based on the weighted-average number of outstanding common shares during the applicable period.

NOTE B - ACCOUNTS RECEIVABLE

      The Company services loans which have been arranged for the investor parties through a servicing agreement. The servicing agreement stipulates that all extension fees charged on behalf of the investors shall be retained by the Company as part of the loan servicing fees. Accounts receivable represent extension and loan origination fees earned but not yet received along with receivables for accounting services net of $117,420 allowance for doubtful accounts at December 31, 1999 and March 31, 2000.

The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

   December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE C - INVESTMENT IN REAL ESTATE HELD FOR SALE

      The Company has an investment in real estate held for sale totaling $1,293,194 at December 31, 1999. The investment in real estate held for sale is recorded at the lower of carrying amount or fair value less cost to sell.

NOTE D - INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

      The Company invests in mortgage loans. The mortgage loans are secured by first trust deeds on real estate. These loans have maturities of one year or less with interest rates ranging from 12% to 14% payable monthly, with principal due at maturity. Management believes the underlying value of the assets securing the mortgage loans was sufficient at December 31, 1999 to realize their carrying value. Accordingly, no allowance for loan losses has been established.

NOTE E - PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:

                                               December 31,          March 31,
                                                   1999                2000
                                              ------------------  -------------

        Furniture and equipment                       $116,267       $274,292
        Computers and equipment held
         under capital leases                           26,446         26,446
                                              ------------------  -------------
                                                       142,713        300,738
        Less:  Accumulated depreciation                (34,725)      (159,855)
                                              ------------------  -------------

        Total property and equipment                  $107,988       $140,883
                                              ==================  =============


NOTE F - NOTE PAYABLE

      In 1999, the Company foreclosed on real estate which was subject to an existing lien (the "note"). The term of the note is for one year and includes interest at 12.75% per annum. The note is secured by certain real estate. The note was originally due on October 8, 1999 and was extended to April 8, 2000. The note requires monthly interest payments with the balance of unpaid principal and interest due on demand.

The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

   December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE G - LINES OF CREDIT

      The Company maintains a $3,000,000 floating line of credit with a financial institution. The outstanding balance as of December 31, 1999 totaled $1,980,000. The line of credit, which is guaranteed by the Company's majority shareholder, is payable in monthly installments of interest only at the bank's prime lending rate plus 1.5% (10% at December 31, 1999) and expires on December 15, 2000. The line of credit is secured by 1,450,000 shares of the Company's common stock held by the majority stockholder (23.5% of the outstanding stock at December 31, 1999) and the deeds of trust on the property being advanced against. The line of credit agreement limits payments of dividends on the Company's stock and transfers between related parties without prior written consent from financial institution. The line of credit contains certain covenants, which the Company has complied with as of December 31, 1999.

      The Company also maintains an equipment line of credit with Wells Fargo Bank. $50,000 is available on this line of credit for the acquisition of equipment through February 26, 2000. Principal and interest is payable on each advance over a payment schedule of not less than 36 months or more than 96 months, as agreed by the Company and the bank. At the time of each advance, the Company can either elect a fixed or a variable interest rate. The fixed interest rate is 2.875% above the treasury rate in effect as of the close of the business on the Thursday of the week preceding disbursement of the advance, rounded to the nearest .05%. The variable interest rate is at .5% above the prime rate. The outstanding balance as of December 31, 1999 totaled $5,564 and is at the fixed interest rate (10.65% at December 31, 1999). The line of credit is secured by the Company's equipment purchased or acquired in whole or in part with the advance.

      The following are the maturities under the lines of credit as of December 31, 1999:

        2000              $1,981,994
        2001                   2,464
        2002                   1,106
                        -------------
                          $1,985,563
                        =============

The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

   December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE H - CREDIT AGREEMENT

      The Company has entered into a credit agreement with a financial institution that maintains non-interest bearing trust funds held on behalf of the investors and the Company (Note J). The credit agreement allows the Company to borrow funds up to the amount held in the trust accounts at a rate of 1% and invest those funds in commercial paper (securities). The Company has provided the financial institution with a security interest in the securities and, at all times, the securities remain in the financial institution's custody and control. The balance drawn down upon the credit agreement was $-0- at December 31, 1999 and March 31, 2000.

NOTE I - CAPITAL LEASES

      The Company is the lessee of computers and equipment under capital leases expiring in various years through 2004. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of capital leases is included in depreciation expense for 1999. Accumulated depreciation on capital leases was $6,596 at December 31, 1999.

      Minimum future lease payments under capital leases as of December 31, 1999 for each of the next five years and in the aggregate are:

        Year ending December 31,
                        2000                                 $ 8,458
                        2001                                   8,458
                        2002                                   8,458
                        2003                                   4,629
                        2004                                     423
                                                           -----------
                                                              30,426
        Less:  Amounts representing interest                  (6,299)
                                                           -----------

                                                              $24,127
                                                           ===========

      Interest rates on capital leases vary from 6.7% to 15.5%.

The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

   December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE J - TRUST ACCOUNTS

      The Company manages on behalf of Del Mar Mortgage, Inc., a company wholly owned by the Company's majority stockholder, certain trust assets including cash and receivables on behalf of the investors. The cash is held at a financial institution and the Company records and reconciles the receivables from borrowers. At December 31, 1999, the cash held in trust was $667,345 and the trust receivables were $1,215,466. The related trust liability was $1,882,811 at December 31, 1999. The trust assets and liabilities are not recorded on the balance sheet of the Company at December 31, 1999.

NOTE K - LOANS SERVICED FOR OTHERS

      The Company services loans for others, which are not shown on the balance sheet. The face amount of these loans at December 31, 1999 approximated $227,000,000. Loans serviced for others include construction loans that are originated by the Company.

NOTE L - RELATED PARTY TRANSACTIONS

      On April 27, 1999, the Company entered into a non-renewable transition agreement (the "Agreement") with Del Mar Mortgage, Inc., a company wholly owned by the Company's majority stockholder. The Agreement requires the Company to pay Del Mar Mortgage, Inc. 25% of loan origination fees earned from April 27, 1999 through October 26, 1999 and 12.5% of such fees from October 27, 1999 through April 26, 2000. The Agreement also requires the Company to remit to Del Mar Mortgage, Inc. all future loan servicing and extension fees recognized on loans originated by the Company prior to April 27, 1999. The Agreement terminates on April 26, 2000. The Company incurred $2,597,641 in fees related to the Agreement for the year ended December 31, 1999, which have been recorded as general and administrative expenses in the consolidated financial statements.

      The Company has recorded accounts receivable from Del Mar Mortgage, Inc. of $443,390 as of December 31, 1999. The Company also has a balance due to Del Mar Mortgage, Inc. of $244,641. These balances bear no interest and are due on demand.

      As of December 31, 1999, the Company had $25,000 due to stockholders, bearing no interest and due on demand.


The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

   December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE M - INCOME TAXES

      The components of income tax expense (benefit) are as follows:

        Current                                           $986,875
        Deferred                                           (27,542)
                                                       -------------

                                                          $959,333
                                                       =============

      Deferred taxes result from temporary differences in the recognition of certain revenue and expense items for income tax and financial reporting purposes. The significant components of the Company's deferred taxes as of December 31, 1999 are as follows:

        Deferred tax assets:
             Accrued compensation                          $27,542
        Less:  Valuation allowance                             -
                                                        -----------

        Net deferred taxes                                 $27,542
                                                        ===========

      The reconciliation of the statutory federal rate to the Company's effective income tax rate is as follows:

        Statutory tax provision                         $1,332,880
        Earnings taxed to shareholder                     (381,867)
        Non-deductible expenses                              8,320
                                                     ---------------

                                                        $  959,333
                                                     ===============


NOTE N - EMPLOYEE BENEFIT PLAN

      The Company maintains a 401(k) Savings Plan which covers substantially all full-time employees. Participants may make tax-deferred contributions of up to 15% of annual compensation (subject to other limitations specified by the Internal Revenue Code). The Company matches employee contributions dollar for dollar up to 5% of compensation. The Company contributed $37,537 to the plan for the year ended December 31, 1999.

The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

   December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE O - EMPLOYMENT AGREEMENTS

      The Company has employment agreements and arrangements with certain officers and key employees. The agreements generally continue for a period of three years or until terminated by the executive or the Company with cause. The agreements and arrangements provide the employees with a base salary and benefits. The agreements contain covenants against competition with the Company, which extend for a period of time after termination.

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amounts of cash, accounts receivable, notes receivable, mortgage loans, accounts payable and notes payable approximate fair value because of the short-term maturity of these instruments.

NOTE Q - COMMITMENTS AND CONTINGENCIES

      Lease Commitments

      The Company operates from leased office facilities under a noncancellable operating lease. The lease requires the Company to pay certain escalation clauses for real estate taxes, operating expense, usage and common area charges. The Company also leases equipment under a noncancellable operating lease. Rent expense for leased office facilities and equipment charged to operations for the year ended December 31, 1999 was $254,278.

      Future minimum rental payments required under the operating leases as of December 31, 1999, are as follows:

        2000                  $180,418
        2001                   190,193
        2002                   193,728
        2003                   197,128
        2004                    66,363
                           ------------

                              $827,830
                           ============

The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

   December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE R - ACQUISITIONS

      On December 23, 1999, the Company consummated an agreement to acquire all the outstanding capital stock of DM Financial Services, Inc., a newly formed Las Vegas, Nevada based securities broker-dealer for 10,300 shares of the Company's common stock and DM Mortgage Advisors, Inc., a Phoenix, Arizona based mortgage funding company for 17,700 shares of the Company's common stock. The acquisition of DM Financial Services, Inc. and DM Mortgage Advisors, Inc. is accounted for as a pooling of interest, and accordingly, the accompanying consolidated financial statements have been restated to include the accounts and operations for all periods presented.

NOTE S - LITIGATION

      The Company is a defendant in various lawsuits incurred in the normal course of business. In the opinion of management, after consulting with legal counsel, the liabilities, if any, resulting from these matters will not have a material effect on the consolidated financial statements of the Company.

The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

                     Sunderland Corporation and Subsidiaries

      December 31, 1999, restated (data relating to March 31, 2000 is unaudited)


NOTE T - POOLING OF INTEREST TRANSACTION

      On March 31, 2000, the Company consummated a merger with L.L. Bradford & Company (LLB), accounted for as a pooling of interest, and accordingly, the accompanying consolidated financial statements have been restated to include the accounts and operations of LLB for all periods presented. Under the terms of the merger, the Company issued 800,000 shares of its common stock for all of LLB's outstanding common stock.

      The consolidated balance sheet at December 31, 1999 reflects the combining of the Company prior to consummation of the merger and LLB as of this date. Combined and separate results of operations for the year ended December 31, 1999 of the Company and LLB for the restated period is as follows:



                                                Sunderland
                                                Corporation
                                                    and
                                               Subsidiaries           LLB           Eliminations         Combined
                                              ----------------    -------------    ----------------    --------------
        Year ended December 31,
        1999 revenues                             $11,868,918       $1,503,391          $(150,000)       $13,222,309

        Income before provision
        for income taxes December 31,
        1999                                        3,869,956          376,597                 -           4,246,553

        Net income December 31,
        1999                                        2,910,623          376,597                 -           3,287,220

        Three months ended March 31,
        2000 revenues                               2,805,568          576,701            (37,500)         3,344,769

        Income before provision for
        income taxes March 31, 2000                 1,064,842          205,355                 -           1,270,197

        Net income March 31, 2000                     702,796          205,355                 -             908,151


      During the year ended December 31, 1999, the Company and LLB entered into certain transactions for services performed by LLB in the normal course of business. These intercompany transactions have been eliminated in the accompanying financial statements.

      The acquisition of DM Financial Services, Inc. and DM Mortgage Advisors, Inc. treated as a pooling of interest is not separately stated in the above schedule as the effect to revenues and income is immaterial (see Note R).

The investors in DM Mortgage Investors, LLC are not acquiring an interest in Sunderland Corporation and Subsidiaries.

FEDERAL EXPRESS

March 20, 2000


Mr. Lance Bradford, CFO
Sunderland Corporation

2901 El Camino Ave., Suite 206
Las Vegas, NV  89102

Dear Lance,

Enclosed are 5 bound and 4 unbound copies of the following:

|X| Consolidated Financial Statements and Report of Independent Certified Public Accountants for Sunderland Corporation and Subsidiaries for the year ended December 31, 1999.

|X| Financial Statements and Report of Independent Certified Public Accountants for DM Mortgage Investors, LLC for the year ended December 31, 1999.

Report letters describing the scope of our work are included with the financial statements.

If you have any questions or need additional information, please feel free to contact me.

Very truly yours,

GRANT THORNTON LLP



Brian S. Wallace
Managing Partner

BSW:th
Enclosures

(fs\sunderlandSEC)

                                                                       Exhibit A

                           DM MORTGAGE INVESTORS, LLC

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                           DM MORTGAGE INVESTORS, LLC

                                TABLE OF CONTENTS

ARTICLE 1
         ORGANIZATION OF THE LIMITED LIABILITY COMPANY                     1
1.1      Formation                                                         1
1.2      Name                                                              1
1.3      Place of Business                                                 1
1.4      Purpose                                                           1
1.5      Articles of Organization                                          1
1.6      Term of Existence                                                 2
1.7      Power of Attorney                                                 2
1.8      Nature of Power of Attorney                                       2

ARTICLE 2
         DEFINITIONS                                                       2
2.1      Acquisition and Investment Evaluation Expenses                    3
2.2      Acquisition and Investment Evaluation Fees                        3
2.3      Administrator                                                     3
2.4      Affiliate                                                         3
2.5      Agreement                                                         3
2.6      Capital Account                                                   3
2.7      Capital Contribution                                              4
2.8      Capital Transaction                                               4
2.9      Code                                                              4
2.10     Company                                                           4
2.11     [Reserved]                                                        4
2.12     Deed of Trust                                                     4
2.13     [Reserved]                                                        4
2.14     Fiscal Year                                                       4
2.15     Front-End Fees                                                    4
2.16     Gross Asset Value                                                 4
2.17     Independent Expert                                                5
2.18     Interest                                                          5
2.19     Investment in Mortgage Loans                                      5
2.20     [Reserved]                                                        5
2.21     Majority                                                          5
2.22     [Reserved]                                                        5
2.23     Manager                                                           5
2.24     Member                                                            5
2.25     Mortgage Investment(s)                                            5
2.26     Mortgage Loans                                                    5
2.27     NASAA Guidelines                                                  6
2.28     Net Income Available for Distribution                             6
2.29     Net Proceeds                                                      6
2.30     Net Worth                                                         6
2.31     Nevada Statutes                                                   6
2.32     Offering                                                          6
2.33     Organization and Offering Expenses                                6
2.34     Person                                                            6
2.35     Profits and Losses                                                6
2.36     Program                                                           7

2.37     Promotional Interest                                              7
2.38     [Reserved]                                                        7
2.39     Prospectus                                                        7
2.40     Real Property                                                     7
2.41     Regulations                                                       7
2.42     Distribution Reinvestments                                        7
2.43     Roll-Up                                                           7
2.44     Roll-Up Entity                                                    7
2.45     Sales Commissions                                                 7
2.46     Sponsor                                                           7
2.47     Subscription Agreement                                            7
2.48     Units                                                             8
2.49     Writedown                                                         8
2.50     Writedown Amount                                                  8

ARTICLE 3
         THE MANAGER                                                       8
3.1      Control in Manager                                                8
3.2      Limitations on Manager's Authority                                9
3.3      Right to Purchase Receivables and Loans                           11
3.4      Extent of Manager's Obligation and Fiduciary Duty                 11
3.5      Liability and Indemnification of Manager                          11
3.6      Assignment by the Manager                                         13
3.7      Promotional Interest of Manager                                   13
3.8      Removal of Manager                                                13
3.9      Right to Rely on Manager                                          14
3.10     Transfer of the Control of the Manager                            14

ARTICLE 4
         INVESTMENT AND OPERATING POLICIES                                 14
4.1      Commitment of Capital Contributions                               14
4.2      Limitation on Single Property Loans                               14

ARTICLE 5
         CAPITAL CONTRIBUTIONS; LOANS TO COMPANY                           14
5.1      Capital Contribution by Manager                                   14
5.2      Contributions of Other Members                                    14
5.3      Interest                                                          15
5.4      Loans                                                             15

ARTICLE 6
         VOTING AND OTHER RIGHTS OF MEMBERS                                15
6.1      No Participation in Management                                    15
6.2      Rights and Powers of Members                                      15
6.3      Meetings                                                          15
6.4      Limited Liability of Members                                      16
6.5      Access to Books and Records                                       16
6.6      Representation of Company                                         17

ARTICLE 7
         PROFITS AND LOSSES; CASH DISTRIBUTIONS                            17
7.1      Allocation of Profits and Losses                                  17
7.2      Net Income Available For Distribution                             17
7.3      Net Proceeds                                                      17
7.4      Cash Distributions Upon Dissolution                               17

7.5      Special Allocation Rules.                                         17
7.6      Code Section 704 (c) Allocations                                  19
7.7      Intent of Allocations                                             20
7.8      Quarterly Valuation of Assets                                     20

ARTICLE 8
         REINVESTED DISTRIBUTIONS PLAN                                     21
8.1      Members' Reinvested Distributions                                 21
8.2      Purchase of Additional Units                                      21
8.3      Statement of Account                                              21
8.4      Continued Suitability Requirements                                21

ARTICLE 9
         BOOKS AND RECORDS, REPORTS AND RETURNS                            21
9.1      Books and Records                                                 21
9.2      Annual Statements                                                 22
9.3      Special Quarterly Reports                                         23
9.4      Filings                                                           23
9.5      Suitability Requirements                                          24
9.6      Fiscal Matters                                                    24

ARTICLE 10
         TRANSFER OF COMPANY INTERESTS                                     24
10.1     Interest of Manager                                               24
10.2     Transfer of Member's Interest                                     25
10.3     Further Restrictions on Transfers                                 25

ARTICLE 11
         DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL
         OF A MEMBER; WITHDRAWAL OF MANAGER                                26
11.1     Effect of Death or Legal Incompetency of a
         Member on the Company                                             26
11.2     Rights of Personal Representative                                 26
11.3     Withdrawal of Members Other than Managers                         26
11.4     Withdrawal by Manager                                             28
11.5     Payment to Terminated Manager                                     28

ARTICLE 12
         DISSOLUTION OF THE COMPANY                                        28
12.1     Events Causing Dissolution                                        28
12.2     Winding Up                                                        28
12.3     Order of Distribution of Assets                                   29
12.4     No Recourse to Manager                                            29
12.5     Compliance With Timing Requirements of Regulations                29

ARTICLE 13
         ROLL-UPS AND INVESTMENTS IN OTHER PROGRAMS                        29
13.1     Roll-Up Transactions: Appraisal                                   29
13.2     Members' Rights in a Roll-Up                                      30
13.3     Limitations on Roll-Ups                                           30

ARTICLE 14
         COMPENSATION TO THE MANAGER AND ITS AFFILIATES                    30

ARTICLE 15
         MISCELLANEOUS                                                     30

15.1     Covenant to Sign Documents                                        30
15.2     Notices                                                           31
15.3     Right to Engage in Competing Business                             31
15.4     Amendment                                                         31
15.5     Entire Agreement                                                  31
15.6     Waiver                                                            32
15.7     Severability                                                      32
15.8     Application of Nevada law                                         32
15.9     Captions                                                          32
15.10    Number and Gender                                                 32
15.11    Counterparts                                                      32
15.12    Waiver of Action for Partition                                    32
15.13    Defined Terms                                                     32
15.14    Binding on Assignees                                              32

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                           DM MORTGAGE INVESTORS, LLC
                       A Nevada Limited Liability Company


     THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement") was made and entered into as of the ____ day of May, 2000, by and between Capsource, Inc., a Nevada corporation (in its capacity as a member of the Company, the "Initial Member" and collectively with all Persons who may become members of the Company from time to time in accordance herewith, the "Members"), and DM Mortgage Investors, LLC, a Nevada limited liability company (the "Company").


                                   WITNESSETH

     WHEREAS, the Initial Member and the Company are the parties to the Company's Operating Agreement dated as of December 15, 1999 (the "Original Agreement"); and

     WHEREAS, the Initial Member, being the sole member of the Company and the sole Manager of the Company (in this latter capacity, the "Manager"), desires to amend and restate the Original Agreement;

     NOW, WHEREFORE, in consideration for the mutual agreements, covenants and premises set forth herein, the Original Agreement is hereby amended and restated in its entirety as follows:


                                    ARTICLE 1
                  ORGANIZATION OF THE LIMITED LIABILITY COMPANY

     1.1 Formation. The Initial Member caused the formation of the Company on December 14, 1999 under the provisions of Title 7, Chapter 86, of the Nevada Statutes.

     1.2   Name. The name of the Company is DM MORTGAGE INVESTORS, LLC.

     1.3 Place of Business. The principal place of business of the Company is and will be located at 2901 El Camino Avenue, Suite 206, Las Vegas, Nevada 89102, until the manager changes it after giving the Members notice. In addition, the Company may maintain such other offices and places of business in the United States as the Manager may deem advisable. The Manager will file all necessary or desirable documents to permit the Company to conduct its business lawfully in any state or territory of the United States.

     1.4 Purpose. The primary purpose of this Company is to generate cash flow and to distribute to the Members the Profits of the Company from its operations. The Company will invest in and purchase first, second, wraparound, participating and construction Mortgage Investments, and do all things reasonably related thereto, including developing, managing and either holding for investment or disposing of real property acquired through foreclosure, either directly or through general partnerships or other joint ventures, all as further provided for in this Agreement.

     1.5 Articles of Organization. The Company's Articles of Organization, as amended, and Certificate of Acceptance of Appointment of Resident Agent have been duly executed, acknowledged and filed with the Office of the Secretary of State of the State of Nevada under the provisions of the Nevada Statues. The Initial Member hereby approves, ratifies and confirms all of these actions. The Manager is authorized to execute and cause to be filed additional Certificates of Amendment of the Articles of Organization whenever required by the Nevada Statutes or this Agreement.

     1.6 Term of Existence. The Company's existence began on December 14, 1999 and will continue until December 31, 2019, unless earlier terminated under the provisions of this Agreement or by operation of law. A Majority may extend the Company's term, provided that the Company remains in compliance with the NASAA Guidelines.

     1.7 Power of Attorney. Each of the Members irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

           1.7.1 This Agreement, the Articles of Organization, as amended to date, as well as any and all additional amendments thereto required under the laws of the State of Nevada or of any other state, or which the Manager deems advisable to prepare, execute and file;

           1.7.2 Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

           1.7.3 Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

     1.8   Nature of Power of Attorney. The grant of authority in Section 1.7:

           1.8.1 Is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Member and shall not be affected by the subsequent incapacity of the Member;

           1.8.2 May be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

           1.8.3 Shall survive the delivery of an assignment by a Member of the whole or any portion of his Interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, the Special Power of Attorney shall survive the delivery of the assignment for the sole purpose of enabling the person to execute, acknowledge, and file any instrument necessary to effect the substitution.


                                    ARTICLE 2
                                   DEFINITIONS

     Unless stated otherwise, the terms set forth in this Article 2 shall, for all purposes of this Agreement, have the following meanings:

     2.1 Acquisition and Investment Evaluation Expenses means expenses including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the evaluation, selection and acquisition of Mortgage Investments, whether or not acquired.

     2.2 Acquisition and Investment Evaluation Fees means the total of all fees and commissions paid by any Person when purchasing or investing in Mortgage Investments. Included in the computation of these fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any evaluation fee, loan fee, or points paid by borrowers to the Manager, or any fee of a similar nature, however designated.

     2.3 Administrator means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

     2.4 Affiliate means, for any person, (a) any person directly or indirectly controlling, controlled by or under common control with the Person,
(b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of the Person, (c) any officer, director or Member of the Person, or (d) if the other Person is an officer, director or Manager, any company for which the Person acts in any similar capacity.

     2.5 Agreement means this Amended and Restated Operating Agreement, as further amended from time to time.

     2.6 Capital Account means, for any Member, the Capital Account maintained for the Member in accordance with the following provisions:

           2.6.1 The Manager shall credit to each Member's Capital Account the Member's Capital Contribution, the Member's distributive share of Profits, any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member, and the amount of any Company liabilities that are assumed by the Member or that are secured by any Company property distributed to the Member.

           2.6.2 The Manager shall debit from each Member's Capital Account the amount of cash and the fair market value of any Company property distributed to the Member under any provision of this Agreement, the Member's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of the Member that are assumed by the Company or that are secured by any property contributed by the Member to the Company.

     If the Gross Asset Value of a Company asset is adjusted as a result of a Writedown, the Manager shall concurrently adjust the Capital Accounts of all Members in order to reflect the aggregate net adjustment that would have occurred if the Company had recognized Losses equal to the Writedown Amount and the Losses were allocated under Article 7.

     If any interest in the Company is transferred in accordance with Section
10.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulation. If the

Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the Manager may make the modification, provided that it is not likely to have a material effect on the amounts distributable to any Member under Articles 7 and 12 of this Agreement upon the dissolution of the Company. The Manager shall adjust the amounts debited or credited to Capital Accounts for (a) any property contributed to the Company or distributed to the Manager, and (b) any liabilities that are secured by the contributed or distributed property or that are assumed by the Company or the Manager, if the Manager determines the adjustments are necessary or appropriate under Treasury Regulation Section 1.704-1(b)(2)(iv). The Manager shall make any appropriate modification if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b) as provided for in Sections 7.7 and 15.4.

     2.7 Capital Contribution means the total investment and contribution to the capital of the Company by a Member in cash or by way of automatic reinvestment of Company distributions and, in the case of the Manager (in its capacity as a Member), its Promotional Interest. "Initial Capital Contribution" means the amount paid in cash by each Member with his original subscription for and acquisition of Units of the Company under the Prospectus. . 2.8 Capital Transaction means (i) the repayment of principal or prepayment of a Mortgage Investment to the extent classified as a return of capital under the Code, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Mortgage Investment or Real Property subject to a Mortgage Investment, or (iii) the payment of insurance or a guarantee for a Mortgage Investment.

     2.9 Code means the Internal Revenue Code of 1986, as amended from time to time, and corresponding provisions of subsequent revenue laws.

     2.10 Company means DM Mortgage Investors, LLC, the Nevada limited liability company to which this Agreement pertains.

     2.11  [Reserved]

     2.12 Deed(s) of Trust means the lien(s) created on the Real Property of borrowers securing their respective obligations to the Company to repay Mortgage Investments, whether in the form of a deed of trust, mortgage or otherwise.

     2.13  [Reserved]

     2.14 Fiscal Year means, subject to the provisions of Section 706 of the Code and Section 9.6.1, (i) the period commencing on the date of formation of the Company and ending on December 31, 1999 (ii) any subsequent 12 month period on January 1 and ending on December 31 and (iii) the period commencing January 1 and ending on the date on which all Company assets are distributed to the Members under Article 12.

     2.15 Front-End Fees means fees and expenses paid by any Person to organize the Company and acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Investment Evaluation Expenses, Acquisition and Investment Evaluation Fees, interest on deferred fees and expenses, and any fees otherwise deemed to be "Front-End Fees" under the NASAA Guidelines.

     2.16  Gross Asset Value means, for any Company asset, the following:

           2.16.1 The initial Gross Asset Value of any Company asset at the time that it is contributed by a Member to the capital of the Company shall be an amount equal to the fair market value of the Company asset (without regard to the provisions of Code Section 7701(g)), as determined by the contributing Member and the Manager;

           2.16.2 The Gross Asset Values of all Company assets shall be adjusted, as determined by the distributed Member and the Manager, to equal their respective fair market values upon the distribution to a Member by the Company of more than a de minimis amount of Company assets (other than money), unless all Members simultaneously receive distributions of undivided interests in the distributed Company assets in proportion to their respective Capital Accounts;

           2.16.3 The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values (as determined by the Manager, in its reasonable discretion) upon the termination of the Company for Federal income tax purposes under Code Section 708(b)(1)(B); and

           2.16.4 The Gross Asset Value of a Company asset shall be adjusted in the case of a Writedown of the Company asset in accordance with Sections 2.49, 2.50 and 7.8.

     2.17 Independent Expert means a Person with no material current or prior business or personal relationship with the Manager, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform the services.

     2.18 Interest means the Capital Accounts of Members, which are divided into "Units."

     2.19 Investment in Mortgage Loans means the amount of Capital Contributions used to make or invest in Mortgage Investments or the amount actually paid or allocated to the purchase of Mortgage Investments, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

     2.20  [Reserved]

     2.21 Majority means any group of Members who together hold a majority of the total outstanding Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

     2.22  [Reserved]

     2.23 Manager means Capsource, Inc., a Nevada corporation, in that capacity, or any Person replacing Capsource under this Agreement. For greater certainty, Capsource, in its capacity as the Initial Member, is a distinct entity from the Manager for purposes of this Agreement unless the context should indicate to the contrary.

     2.24 Member means the owners of Units in the Company, unless the instruments through which the Units were transferred to the owner did not also convey the transferor's status as a Member.

     2.25 Mortgage Investment(s) means the Mortgage Loan(s) or an interest in the Mortgage Loans that are held by the Company.

     2.26 Mortgage Loans means investments of the Company that are notes, debentures, bonds and other evidences of indebtedness or obligations that are negotiable or non-negotiable and secured or collateralized by Deeds of Trust on Real Property.

     2.27 NASAA Guidelines means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996, as amended from time to time unless indicated to the contrary by the context.

     2.28 Net Income Available for Distribution means an amount equal to the excess of accrued income from operations and investment, or the sale or refinancing or other disposition of, Company assets during any calendar month over the accrued operating expenses of the Company during the month; provided that:

           2.28.1 the operating expenses shall not include any general overhead expenses of the Manager not specifically related to, billed to or reimbursable by the Company as specified in
                    Exhibit 14 to this Agreement; and

           2.28.2 Net Income Available for Distribution shall not exceed the amount of cash on hand.

     2.29  Net Proceeds means the net cash proceeds from any Capital
Transaction.

     2.30 Net Worth means the excess of total assets over total liabilities as determined by generally accepted accounting principles consistently applied, except that if any of the assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding the depreciation does not exceed the fair market value of the asset.

     2.31 Nevada Statutes means Nevada Revised Statutes, as amended from time to time, unless indicated to the contrary by the context.

     2.32 Offering means the offer and sale of Units of the Company made under the Prospectus.

     2.33 Organization and Offering Expenses means those expenses incurred when preparing the Company for registration with the Securities and Exchange Commission and states and subsequently offering and distributing Units to the public, including without limitation Sales Commissions and all advertising expenses.

     2.34 Person means any natural person, partnership, corporation, unincorporated association or other legal entity.

     2.35 Profits and Losses mean, for each Fiscal Year or any other period, an amount equal to the Company's taxable income or loss for the Fiscal Year or other given period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately under Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

           2.35.1 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses under this Section 2.35 shall be added to the taxable income or loss;

           2.35.2 Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures under Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses under this Section 2.35, shall be subtracted from the taxable income or loss.

     If any Company asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of the Company asset shall be computed using the Gross Asset Value (rather than adjusted cost basis) of the Company asset.

     Notwithstanding any other provision of this Section, any items in the nature of income, gain, expenses or losses, which are specially allocated under
Section 7.5.1, 7.5.2 and 7.6, shall not be taken into account in computing Profits or Losses.

     2.36 Program means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investing in mortgage loans.

     2.37 Promotional Interest means one-half (1/2) of one percent (1%) of the aggregate Capital Contributions of the non-Manager Members, as thereafter adjusted in accordance with Article 7.

     2.38  [Reserved]

     2.39 Prospectus means the prospectus that forms a part of the Registration Statement on Form S-11 under the Securities Act of 1933 (Registration No. 333-32800), originally filed by the Company with the Securities and Exchange Commission on February 17, 2000, as amended, and any supplement or amended Prospectus or new prospectus that forms a part of a supplement to the Registration Statement filed by the Company.

     2.40 Real Property means and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property, that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

     2.41 Regulations means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the U.S. Department of the Treasury under the Code, as the regulations may be lawfully changed from time to time.

     2.42 Reinvested Distributions means Units purchased under the Company's Reinvested Distribution Plan that is described in Article 8 of this Agreement.

     2.43 Roll-Up means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. "Roll-Up" does not include a transaction involving (i) securities of the Company, if any, listed on a national securities exchange or quoted on the Nasdaq National Market for 12 months or (ii) conversion to corporate, trust, limited liability company, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Members' voting rights; (b) the term of existence of the Company; (c) Manager compensation; (d) the Company's investment objectives.

     2.44 Roll-Up Entity means a company, real estate investment trust, corporation, limited liability company, limited or general partnership or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

     2.45 Sales Commissions means the compensation that may be paid to broker-dealers for the sale of Units under the Prospectus.

     2.46 Sponsor means any Person (a) directly or indirectly instrumental in organizing, wholly or in part, a Program, or a Person who will manage or participate in the management of a Program, and any Affiliate of any the Person, but does not include a Person whose only relation with a Program is that of an independent property manager or other provider of services (such as attorneys, accountants or underwriters), whose only compensation is received in that capacity, or (b) is a "Sponsor" as otherwise defined in the NASAA Guidelines. Sunderland Corporation, the Manager's parent company, is the initial Sponsor of the Company.

     2.47 Subscription Agreement means the document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

     2.48 Units mean the units of equity in the Company evidencing the Company's Interests that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the Prospectus or (b) transferred to those who become substituted Members under Section 10.2 hereof. The Manager may purchase Units on the same basis as other Members. Units purchased at different times do not necessarily represent the same underlying amount of Interests.

     2.49 Writedown means a determination by the Manager for a particular Mortgage Investment or other Company investment (which determination has been verified by the Company's accountants as being in conformity with generally accepted accounting principles) that the fair market value of the investment at the time the determination is made is less than the amount actually paid or allocated to the purchase of the investment, which determination shall be made by the Company and its accountants within thirty (30) days of the end of each calendar quarter and any Writedown shall be effective on the last day of the relevant calendar quarter during the term of this Agreement.

     2.50 Writedown Amount means, for any Mortgage Investment or other Company investment, the amount by which, at the time that a Writedown is determined for the Investment, the amount actually paid or allocated to the purchase of the investment exceeds its fair market value.


                                    ARTICLE 3
                                   THE MANAGER

     3.1 Control in Manager. Subject to the provisions of Section 3.2 and except as otherwise expressly stated elsewhere in this Agreement, the Manager has exclusive control over the business of the Company (with all acts and decisions being in its sole discretion except as specifically set forth in this Agreement), including the power to assign duties, to determine how to invest the Company's assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Investments and contracts, and to assume direction of the business operations. As Manager of the Company and its business, the Manager has all duties generally associated with that position, including dealing with Members, being responsible for all accounting, tax and legal matters, performing internal reviews of the Company's investments and loans, determining how and when to invest the Company's capital, and determining the course of action to take for Company loans that are in default. The Manager also has all of these powers for ancillary matters. Without limiting the generality of the foregoing, the powers include the right (except as specifically set forth in this Agreement, including under Section 3.2):

           3.1.1 To evaluate potential Company investments and to expend the capital of the Company in furtherance of the Company's business;

           3.1.2 To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Company property or any interest therein at a price and upon the terms and conditions as the Manager may deem proper;

           3.1.3 To cause the Company to become a joint venturer, general or limited partner or member of an entity formed to own, develop, operate and dispose of properties owned or co-owned by the Company acquired through foreclosure of a Mortgage Loan;

           3.1.4 To manage, operate and develop Company property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the Manager;

           3.1.5 To borrow money from banks and other lending institutions for any Company purpose, and as security therefor, to encumber Company property;

           3.1.6 To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

           3.1.7 To employ from time to time, at the expense of the Company, persons, including the Manager or its Affiliates, required for the operation of the Company's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with persons on terms and for compensation that the Manager determines to be reasonable; and to give receipts, releases, and discharges for all of the foregoing and any matters incident thereto as the Manager may deem advisable or appropriate; provided, however, that any agreement or contract between the Company and the Manager or between the Company and an Affiliate of the Manager shall contain a provision that the agreement or contract may be terminated by the Company without penalty on sixty (60) days' written notice and without advance notice if the Manager or Affiliate who is a party to the contract or agreement resigns or is removed under the terms of this Agreement;

           3.1.8 To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

           3.1.9 To purchase, at the expense of the Company, liability and other insurance to protect the property of the Company and its business;

           3.1.10 To refinance, recast, modify, consolidate, extend or permit the assumption of any Mortgage Loan or other investment owned by the Company;

           3.1.11 To pay all expenses incurred in the operation of the Company;

           3.1.12 To file tax returns on behalf of the Company and to make any and all elections available under the Code;

           3.1.13 To modify, delete, add to or correct from time to time any provision of this Agreement as permitted under Section 15.4 hereof.

     3.2   Limitations on Manager's Authority. The Manager has no authority to:

           3.2.1    Do any act in contravention of this Agreement;

           3.2.2 Do any act which would make it impossible to carry on the ordinary business of the Company;

           3.2.3    Confess a judgment against the Company;

           3.2.4 Possess Company property or assign the rights of the Company in property for other than a Company purpose;

           3.2.5 Admit a person as a Manager without the prior affirmative vote or consent of a Majority, or any higher vote as may be required by applicable law;

           3.2.6 Voluntarily withdraw as Manager without the prior affirmative vote or consent of a Majority unless its withdrawal would neither affect the tax status of the Company nor materially adversely affect the Members (subject to any delay in effectiveness of the withdrawal as set forth elsewhere herein);

           3.2.7 Sell all or substantially all of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the prior affirmative vote or consent of a Majority;

           3.2.8 Amend this Agreement without the prior affirmative vote or consent of a Majority, except as permitted by Section 15.4 of this Agreement;

           3.2.9 Dissolve or terminate the Company without the prior affirmative vote or consent of a Majority;

           3.2.10 Cause the merger or other reorganization of the Company without the prior affirmative vote or consent of a Majority;

           3.2.11 Grant to the Manager or any of its Affiliates an exclusive right to sell any Company assets;

           3.2.12 Receive or permit the Manager or any Affiliate of the Manager to receive any insurance brokerage fee or write any insurance policy covering the Company or any Company property;

           3.2.13 Receive from the Company a rebate or participate in any reciprocal business arrangement which would enable the Manager or any of its Affiliates to do so;

           3.2.14   Commingle the Company's assets with those of any other
                    Person;

           3.2.15 Use or permit another Person to use the Company's assets in any manner, except for the exclusive benefit of the Company;

           3.2.16 Pay or award, directly or indirectly, any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the payment of Sales Commissions;

           3.2.17   Make loans to the Manager or an Affiliate of the Manager; or

           3.2.18 Pay, directly or indirectly, a commission or fee to the Manager in connection with the reinvestment or distribution of Net Proceeds.

     3.3 Right to Purchase Receivables and Loans. As long as the requirements of Article 4 are met and the Company adheres to the investment policy described in the Prospectus, the Manager, in its sole discretion, may at any time, but is not obligated to:

           3.3.1 Purchase from the Company the interest receivable or principal on delinquent Mortgage Loans held by the Company;

           3.3.2 Purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Company; and/or

           3.3.3 Use its own monies to cover any other costs associated with Mortgage Loans held by the Company such as property taxes, insurance and legal expenses.

     3.4 Extent of Manager's Obligation and Fiduciary Duty. The Manager shall devote the portion of its time to the business of the Company as it determines, in good faith, to be reasonably necessary to conduct the Company's business. The Manager shall not be bound to devote all of its business time to the affairs of the Company, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Company. The Manager has fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Manager's possession or control, and the Manager will not employ, or permit another to employ the Company's funds or assets in any manner except for the exclusive benefit of the Company. The Manager will not allow the assets of the Company to be commingled with the assets of the Manager or any other Person. The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Manager under common law. The Manager, for so long as it owns any Units as a Member, hereby waives its right to vote its Units and to have them considered as outstanding in any vote for removal of the Manager or for amendment of this Agreement (except as provided in Sections
3.1.13 and 15.4) or otherwise.

     3.5   Liability and Indemnification of Manager.

           3.5.1 Neither the Manager nor any of its Affiliates, agents or attorneys (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Member, the Company, its receiver or trustee (the Company and its receiver or trustee, if any, are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of the Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all threatened, pending, or completed suits, actions or proceedings instituted against the Indemnified Party or the Company and all reasonable costs of investigation related thereto) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against the Indemnified Party or the Company, where the Liabilaities relate to or arise out of any action or inaction on the part of the Company or on the part of the Indemnified Party for services to or on behalf of the Company (and for an Indemnified Party which is an Affiliate of the Manager for an act which the Manager would be entitled to indemnification if the act were performed by
                    it). These rights are conditioned upon the Indemnified Party having reasonably believed that its actions were in or not opposed to the best interest of the Company, and for any criminal action or proceeding, the Indemnified Party's having had no reasonable cause to believe its conduct was unlawful.

                    Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Company nor any Indemnitor shall be liable to an Indemnified Party, for any portion of the Liabilities which resulted from the Indemnified Party's (i) own fraud, negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Company or any Member, or (iii) breach of this Agreement, regardless of whether or not any the act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Company. If any action suit or proceeding shall be pending against the Company or any Indemnified Party relating to or arising out of any of these actions or inactions, the Indemnified Party shall have the right to employ, at the reasonable expense of the Company (subject to the provisions of Subsection 3.5.2, below), separate counsel of the Indemnified Party's choice in the action, suit or proceeding. The satisfaction of the obligations of the Company under this Section shall be from and limited to the assets of the Company and no Member shall have any personal liability on account thereof.

           3.5.2 Cash advances from Company funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if
                    (i) the suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Company; (ii) the suit, action or proceeding is initiated by a third party who is not a Member, or a court of competent jurisidiction specifically authorizes the indemnification of the Indemnified Party; and
                    (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced under this Section 3.5.2 in the cases in which the Indemnified Party would not be entitled to indemnification under Subsection 3.5.1 above.

                    If advances are permissible under this Section 3.5, the Indemnified Party shall have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after the Indemnified Party shall become obligated to make payments therefor, any and all amounts for which the Indemnified Party believes in good faith that it is entitled to indemnification under Subsection 3.5.1 above. The Company shall pay any and all of these bills and honor any and all of these requests for payment within 60 days after the bill or request is received.

                    If a final determination is made that the Company is not obligated for any amount paid by it to a particular Indemnified Party, the Indemnified Party will refund the amount within 60 days of the final determination. If a final determination is made that the Company is obligated for any amount not paid by the Company to a particular Indemnified Party, the Company will pay the amount to the Indemnified Party within 60 days of the final determination.

                    Notwithstanding anything to the contrary contained in Subsection 3.5.1 above, neither the Manager nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer for the offer and sale of Units shall be indemnified from any Liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnified Party, or (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnified Party, or
                    (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnified Party and finds that indemnification of the settlement and related costs should be made. Before seeking a court approval for indemnification, the Manager shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the Nevada Administrator regarding indemnification for securities violations.

                    The Company shall not incur the cost of the portion of any insurance which insures any party against any liability as to which the party is prohibited from being indemnified as set forth above.

                    For purposes of this Section 3.5, an Affiliate, agent or attorney of the Manager shall be indemnified by the Company only in circumstances where that Person has performed an act on behalf of the Company or the Manager within the scope of the authority of the Manager and for which the Manager would have been entitled to indemnification had the act been performed by it.

                    Nothing in this Section 3.5 or otherwise in this Agreement is intended to, nor shall it be construed to, limit the full and complete indemnification that is provided to the Manger and its Affiliates and all other persons under Sections 86.411, 421, 431, 441 and 451 of the Nevada Law, which provisions are hereby adopted and incorporated in this Agreement by this reference.

     3.6 Assignment by the Manager. The Manager's Interest in the Company may be assigned at the discretion of the Manager, subject to Section 10.1.

     3.7 Promotional Interest of Manager. The Manager shall be allocated the Promotional Interest as defined in Section 2.37.

     3.8 Removal of Manager. The Manager may be removed upon the following conditions:

           3.8.1 The Members may remove the Manager by written consent or vote of a Majority (excluding any Interest of the Manager being removed). This removal of the Manager, if there is no other Manager, shall not become effective for at least 120 days following the consent or vote of the Majority.

           3.8.2 During the 120 day period described in Section 3.8.1, the Majority (excluding any Interest of the removed Manager) shall have the right to agree in writing to continue the business of the Company and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager(s) who agree(s) to continue the existence of the Company.

           3.8.3 Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the

                    Manager, and business of the Company shall be continued by the new Manager. The new Manager shall thereupon execute, acknowledge and file a certificate of amendment to the Articles of Organization of the Company in the manner required by Section 26.221 of the Nevada Law.

           3.8.4 Failure of a Majority to designate and admit a new Manager within the time specified herein shall dissolve the Company, in accordance with the provisions of Article 12 of this Agreement.

     3.9 Right to Rely on Manager. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

           3.9.1    The identity of the Manager or any Member;

           3.9.2 The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Manager or which are in any further manner germane to the affairs of the Company;

           3.9.3 The persons who are authorized to execute and deliver any instrument or document of the Company; and

           3.9.4 Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

     3.10 Transfer of the Control of the Manager. A sale or transfer of a controlling interest in the Manager will not terminate the Company or be considered the withdrawal or resignation of the Manager.


                                    ARTICLE 4
                        INVESTMENT AND OPERATING POLICIES

     4.1 Commitment of Capital Contributions. At a minimum, the Manager shall commit at least eighty-six percent (86%) of Capital Contributions to investments in Mortgage Loans (including up to 3.0% of the amount established as reserves). The Company may invest in or purchase Mortgage Loans of such duration and on such real property and with such additional security as the Manager in its sole discretion shall determine, subject to Section 4.2. These Mortgage Loans may be senior to other mortgage loans on the real property, or junior to other mortgage loans on the real property, all in the sole discretion of the Manager.

     4.2 Investment Policy. In making investments, the Manager shall follow the investment policy described in the Prospectus.


                                    ARTICLE 5
                     CAPITAL CONTRIBUTIONS; LOANS TO COMPANY

     5.1 Capital Contribution by Manager. The Manager (in its capacity as the Initial Member) shall contribute to the capital of the Company an amount in cash equal to one-half (1/2) of one percent (1%) of the aggregate of the Capital Contribution of the other Members. The Manager shall also be deemed to have contributed to the capital of the Company an amount equal to the Promotional Interest. The Interests of the Manager in aggregate shall equal one percent of the aggregate Capital accounts of the other Members.

     5.2 Contributions of Other Members. Members other than the Manager shall acquire Units in accordance with the terms of the Subscription Agreement or any future subscription materials approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members are and shall be set forth in Schedule A to this Agreement, as amended from time to time, and incorporated herein by reference. The Manager shall update Schedule A to reflect the then-current ownership of Units (and Interests) without any further need to obtain the consent of any Member, and Schedule A, as revised from time to time by the Manager, shall be presumed correct absent manifest error.

     5.3 Interest. No interest shall be paid on, or in respect of, any contribution to Company Capital by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member's Capital Contribution.

     5.4 Loans. Any Member or Affiliate of a Member may, with the written consent of the Manager, lend or advance money to the Company. If the Manager or, with the written consent of the Manager, any Member shall make any loans to the Company or advance money on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any loan or advance by a lending Member or an Affiliate of a Member shall be repayable out of the Company's cash and shall bear interest at a rate of not in excess of the lesser of (i) the prime rate established, from time to time, by any major bank selected by the Manager for loans to the bank's most creditworthy commercial borrowers, plus five percent (5%) per annum, or (ii) the maximum rate permitted by applicable law. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company. This section shall be subject to the Company's Investment Policy as it relates to transactions with the Manager or its Affiliates.


                                    ARTICLE 6
                       VOTING AND OTHER RIGHTS OF MEMBERS

     6.1 No Participation in Management. Except as expressly provided in this Agreement, no Member shall take part in the conduct or control of the Company's business or have any right or authority to act for or bind the Company.

     6.2 Rights and Powers of Members. In addition to the rights of the Members to remove and replace the Manager and as otherwise provided for in
Section 3.2, the Members shall have the right to vote upon and take any of the following actions upon the approval of a Majority, without the concurrence of the Manager, and an affirmative vote of a Majority shall be required to allow or direct the Manager to:

           6.2.1 Dissolve and windup the Company before the expiration of the term of the Company;

           6.2.2 Amend this Agreement, subject to the rights to the Manager granted in Section 15.4 of this Agreement and subject also to the prior consent of the Manager if either the distributions due to the Manager or the duties of the Manager are affected;

           6.2.3 Merge the Company or sell all or substantially all of the assets of the Company, otherwise than in the ordinary course of its business.

           6.2.4    Change the nature of the Company's business; and

           6.2.5 Elect to continue the business of the Company other than in the circumstances described in Section 3.8 of this Agreement.

     6.3   Meetings.

           6.3.1 The Members may hold meetings of Members within or outside the State of Nevada at any place selected by the Person or Persons calling the meeting. If no other place is stated, meetings shall be held at the Company's principal place of business as established in accordance with Section 1.3 of this Agreement. The Members may approve by written consent of a Majority any matter upon which the Members are entitled to vote at a duly convened meeting of the Members, which consents will have the same effect as a vote held at a duly convened meeting of the Members.

           6.3.2 The Manager, or Members representing more than ten percent (10%) of the outstanding Interests for any matters on which the Members may vote, may call a meeting of the Company. If Members representing the requisite Interests present to the Manager a statement requesting a Company meeting, or the Manager calls the meeting, the Manager shall fix a date for a meeting and shall (within ten (10) days after receipt of a statement, if applicable) give personal or mailed notice or notice by any other means of written communication, addressed to each Member at the respective address of the Member appearing on the books of the Company or given to the Company for the purpose of notice, not less than fifteen
                    (15) or more than sixty (60) days before the date of the meeting, to all Members of the date, place and time of the meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Company shall be held at 2:00 p.m. local time at the principal office of the Company.

           6.3.3 Members may vote in person or by proxy. A Majority, whether present in person or by proxy, shall constitute a quorum at any meeting of Members. Any question relating to the Company which may be considered and acted upon by the Members may be considered and acted upon by vote at a Company meeting, and any vote required to be in writing shall be deemed given if approved by a vote by written ballot.

     6.4 Limited Liability of Members. Units are non-assessable. No Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any Losses beyond the amount of the Member's Capital Contribution to the Company and the Member's share of any undistributed net income and gains of the Company.

     6.5 Access to Books and Records. The Members and their designated representatives shall have access to all books and records of the Company during the Company's normal business hours. An alphabetical list of the names and addresses of all Members together with the number of Units held by each of them will be maintained as a part of the books and records of the Company. The Company shall make the list available on request to any Member or his representative for a stated purpose including, without limitation, matters relating to Members' voting rights, tender offers, and the exercise of Members' rights under federal proxy law. A copy of the Members list shall be mailed to any Member requesting it within ten business days of the request, although the Company may change a reasonable amount for the copy. The Member list shall be updated at least quarterly to reflect changes in the information contained therein.

     If the Manager neglects or refuses to exhibit, produce or mail a copy of the Member list as requested, the Manager shall be liable to any Member requesting the list for the costs, including attorney fees, incurred by that Member for compelling the production of the list, and for actual damages suffered by the Member by reason of the refusal or neglect. However, the Company need not exhibit, produce or mail a copy of the Member list if the actual purpose and reason for the request therefor is to secure the list or other information for the purpose of selling the list or copies thereof, or of using it for a commercial purpose other than the in the interest of the Person as a Member in the Company. The Manager may require the Person requesting the list to represent that the list is not requested for any commercial purpose. The remedies provided hereunder to Members requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Members under federal or Nevada law.

     6.6 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that the attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Manager and its Affiliates.


                                    ARTICLE 7
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

     7.1 Allocation of Profits and Losses. The Manager shall credit all Company Profits to and charge all Company Losses against the Members in proportion to their respective Interests. The total Interest of the Manager (including its Promotional Interest) shall at all times be not less than one percent (1%) of the total Interests of all Members. The Manager shall allocate to the Members all Profits and Losses realized by the Company during any month as of the close of business on the last day of each calendar month, in accordance with their respective Interests and in proportion to the number of days during the month that they owned the Interests (i.e., a weighted average Capital Account), without regard to Profits and Losses realized for time periods within the month.

     7.2 Net Income Available For Distribution. The Company shall distribute Net Income Available For Distribution to Members according to the above allocations, in cash to those Members who have on file with the Company their written election to receive cash distributions, as a pro rata share of the total Net Income Available For Distribution. The Company shall make these distributions monthly in proportion to the weighted average Capital Account of each Member during the preceding calendar month. The Manager's proportionate share of Net Income Available For Distribution shall be distributed to the Manager in cash or credited to its Capital Account, as it elects, beginning when the Manager, in its capacity as a Member, is eligible to receive the distributions (as indicated in the last sentence of Section 7.3).

     7.3 Net Proceeds. The Company may reinvest Net Proceeds, if any, in new Mortgage Investments for up to seven (7) years after the effectiveness of the registration statement containing the Prospectus. The Company may use Net Proceeds to improve or maintain properties acquired by the Company through foreclosure or to pay operating expenses. Net Proceeds may also be distributed to Members. If the Company makes distributions of Net Proceeds, the Company shall make the distributions to Members according to the allocations described in Section 7.1 above, provided that no distributions shall be made to the Manager until the Members (excluding any Interest held by the manager) shall have received total distributions of one hundred percent (100%) of their Initial Capital Contributions.

     7.4 Cash Distributions Upon Dissolution. Upon dissolution and winding up of the Company, the Company shall thereafter distribute Net Income Available for Distribution and Net Proceeds available for distribution, if any, to the Members in accordance with the provisions of Section 12.3 of this Agreement.

     7.5   Special Allocation Rules.

           7.5.1 For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Company property to the extent of the excess of the outstanding principal balance of the debt (excluding any portion of the principal balance which would not be treated as an amount realized under Section 1001 of the Code and Treasury Regulation Section 1.1001-2 if the debt were foreclosed upon) over the adjusted basis of the property. This excess is called "Minimum Gain" (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d). Notwithstanding any other provision of Article 7, the allocation of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property will be allowed only to the extent that the allocation does not cause the sum of the deficit Capital Account balances of the Members receiving the allocations to exceed the Minimum Gain determined at the end of the Company's taxable year to which the allocations relate. The balance of the losses shall be allocated to the Manager. Any Member with a deficit Capital Account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the Minimum Gain at a time no later than the time at which the Minimum Gain is reduced below the sum of the deficit Capital Account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

           7.5.2 If any Member receives any adjustments, allocations or distributions, not covered by Subsection 7.5.1, so as to result in a deficit Capital Account, items of Company income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate the deficit balances in his Capital Account created by the adjustments, allocations or distributions as quickly as possible. This Section shall constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii).

           7.5.3 Organization and Offering Expenses for any Fiscal Year or other period shall be specially allocated to the Members in proportion to their Interests, provided that if additional Members are admitted to the Company on different dates, all Organization and Offering Expenses shall be divided among the Persons who own Interests from time to time so that, to the extent possible, the amount of Organization and Offering Expenses allocated to the Interests is in the same proportion as the Members' Interests bears to the aggregate capital of the Company. If the Manager shall determine that the result is not likely to be achieved through future allocations of Organization and Offering Expenses, the Manager may allocate a portion of Net Income or Losses so as to achieve the same effect on the Capital Accounts of the Members, notwithstanding any other provision of this Agreement.

           7.5.4 The Manager's Promotional Interest resulting from a Capital Contribution by a non-Manager Member shall be treated as an expense of the Company at the time of the Capital Contribution, and this expense shall be specially allocated to the Member whose Capital Contribution gave rise to the Promotional Interest.

           7.5.5 For purposes of determining the Profits, Losses, Net Income Available for Distribution or any other items allocable to any period, these other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

           7.5.6 Notwithstanding Sections 7.1 and 7.2 hereof, (i) Net Losses, if any, allocable to the period before the admission of any additional Members under Section 5.2 hereof shall be allocated ninety-nine percent (99%) to the Manager and one percent (1%) to the Initial Member, and Net Income during that same period, if any, shall be allocated to the Manager, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional Members and all subsequent periods shall be allocated under Section 7.1.

           7.5.7 Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

     7.6   Code Section 704(c) Allocations.

           7.6.1 Income, gains, losses and deductions, as determined for Federal income tax purposes, for any Company asset which has a Gross Asset Value that differs from its adjusted basis for Federal income tax purposes shall, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Company asset to the Company for Federal income tax purposes and its initial Gross Asset Value in accordance with Code
                    Section 704(c) and the Treasury Regulations thereunder. In furtherance of the foregoing, it is understood and agreed that any income, gain, loss, or deduction attributable to Code Section 704(c) property shall be allocated to the Members in accordance with the traditional method of making Code Section 704(c) allocations, in accordance with Treasury Regulationss.1.704-3(b).

           7.6.2 If the Gross Asset Value of any Company asset is adjusted under and under Section 2.16, subsequent allocations of income, gain, losses and deductions, as determined for Federal income tax purposes, for the Company asset shall, solely for Federal income tax purposes, take account of any variation between the adjusted basis of the Company asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

           7.6.3 Allocations under this Section 7.6 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account.

           7.6.4 Except as otherwise set forth in this Agreement, any elections or other decisions relating to allocations under this Section 7.6 shall be made by the Manager, with the review and concurrence of the Company's accountants, in a manner that reasonably reflects the purpose and intention of this Agreement.

     7.7 Intent of Allocations. It is the intent of the Company that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and the requirements of those Sections, including the qualified income offset and minimum gain charge-back, which are hereby incorporated by reference. If, for whatever reasons, the Company is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the Manager is granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The Manager shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate for the admission of Members to reflect Members' interests in the Company at the close of the years.

     7.8 Quarterly Valuation of Assets. For each of the Company's Mortgage Investments and other investments, the Manager shall review the investments at the end of each calendar quarter and determine if a Writedown is required with respect thereto. The Manager shall cause the Company's accountants, within thirty (30) days of the end of each calendar quarter, to verify that the Manager's determination was made in compliance with generally accepted accounting principles. Any Writedown of an asset resulting from the valuation shall be effective on the last day of the respective calendar quarter during the term of this Agreement.

                                    ARTICLE 8
                          REINVESTED DISTRIBUTIONS PLAN


     8.1 Members' Reinvested Distributions. A Member may elect to participate in the Company's Distribution Reinvestment Plan (the "Plan") at the time of his purchase of Units, by electing to do so in the Subscription Agreement executed by the Member. The Member's participation in the Plan commences after (a) the escrow has terminated in the Offering and (b) the Company has accepted the Member's Subscription Agreement. Subsequently, a Member may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Company. The notice shall be effective for the month in which the notice is received, if received at least ten (10) days before the end of the calendar month. Otherwise the notice is effective the following month.

     8.2 Purchase of Additional Units. Under the Plan, participating Members use distributions to purchase additional Units at one dollar ($1.00) per Unit. The Manager will credit Units purchased under the Plan to the Member's Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made. If a Member revokes a previous election to participate in the Plan, subsequent to the month in which the Company receives the revocation notice, the Company shall make distributions in cash to the Member instead reinvesting the distributions in additional in Units.

     8.3 Statement of Account. Within 30 days after the Reinvested Distributions have been credited to Members participating in the Plan, the Manager will mail to participating Members a statement of account describing the Reinvested Distributions received, the number of incremental Units purchased, the purchase price per Unit (if other than one dollar ($1.00) per Unit), and the total number of Units held by the Member. Before the Members' reinvestment of distributions in the Company, the Manager will also mail an updated Prospectus or other updated disclosure document to each Member that fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Members.

     8.4 Continued Suitability Requirements. Each Member who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the Offering. The Members acknowledge that the Company is relying on this notice in issuing the Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of Units to the Member.

     8.5 Changes or Termination of the Plan. The terms and conditions of the Plan may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.


                                    ARTICLE 9
                     BOOKS AND RECORDS, REPORTS AND RETURNS

     9.1 Books and Records. The Manager shall cause the Company to keep the following:

           9.1.1 Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company;

           9.1.2 A current list setting forth the full name and last known business or residence address of the Manager and each Member which shall be listed in alphabetical order and stating his respective Capital Contribution to the Company and share in Profits and Losses;

           9.1.3 A copy of the filed Articles of Organization, and all amendments thereto;

           9.1.4 Copies of the Company's federal, state and local income tax returns and reports, if any, for the six (6) most recent years;

           9.1.5    Copies of this Agreement, including all amendments thereto;
                    and

           9.1.6 The financial statements of the Company for the three (3) most recent years.

     All books and records shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member's duly authorized representatives, during the Company's normal business hours.

     9.2   Annual Statements.

           9.2.1 The Manager shall cause to be prepared at least annually, at the Company's expense, audited financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements will include

                    (a) an audited balance sheet, statements of income or loss, Members' equity, and a statement of cash flow;

                    (b) a statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates from the Company for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

                    (c) a report identifying distributions from (i) cash flow from operations during that year, (ii) cash flow from operations of prior years that had been held as reserves, (iii) proceeds from capital transactions,
                         (iv) lease payments on net leases with builders and sellers, and (v) reserves from the gross proceeds of the offering originally obtained from the Members. The Company shall reimburse the Manager or its Affiliates at the lower of their cost or the amount that the Company would be required to pay to independent Persons for comparable administrative services in the same geographic location. Copies of the aforementioned financial statements and reports shall be distributed to each Member within 120 days after the close of each taxable year of the Company.

           9.2.2 The Company's accounts will itemize the costs of any verification performed by them and may be reimbursed to the Manager by the Company only to the extent that the reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for the services as determined in the above paragraph.

           9.2.3    Notwithstanding the 120-day period specified in Section
                    9.2.1 above, the Manager shall cause to be prepared and distributed to the Members not later than 75 days after the close of each fiscal year of the Company all Company information necessary in the preparation of the Members' federal income tax returns.

     9.3   Special and Quarterly Reports.

           9.3.1 For each quarter in which the Company bought or invested in a Mortgage Loan or it or a borrower incurred origination or evaluation fees, and for so long as the proceeds of the Offering are not fully committed and/or returned to investors, at the Company's expense, the Manager shall cause to be prepared a special report (which may be included in the quarterly report described below) which shall contain a statement listing:

                    (a) the amount of the Mortgage Loans purchased or invested in;

                    (b)  the material terms of the loans;

                    (c)  the identity of the borrower; and

                    (d) the real property securing the Mortgage Loan and the appraised value of that real property.

                    Copies of the statements shall be distributed to each Member within sixty (60) days after the end of the quarterly period.

           9.3.2 The Manager will supply to each Member the information required by Form 10-Q (if Form 10-Q is required to be filed with the Securities and Exchange Commission) within 45 days of the end of each quarterly period.

           9.3.3 If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Member within 60 days after the close of each quarter. This report may be combined with the delivery of information described in the immediately preceding Section 9.3.2, subject to the 45-day period described therein.

     9.4 Filings. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed with and/or delivered to appropriate federal and state regulatory and administrative bodies and/or the Members applicable, all reports required to be filed with or delivered to those entities or Members under applicable law, including those described in the Company's undertakings in any securities filing. The reports shall be prepared using the accounting or reporting basis required by the relevant regulatory bodies. The Company will provide a copy of the reports to each Member who requests one, without expense to the Member. The Manager, at Company expense, shall file, with the

Administrators for the states in which this Company is registered, as required by these states, a copy of each report referred to this Article 9.

     9.5 Suitability Requirements. The Manager, at Company expense, shall maintain for a period of at least six years a record of the documentation indicating that a Member complies with the suitability standards set forth in the Prospectus.

     9.6   Fiscal Matters.

           9.6.1 Fiscal Year. The Company has previously adopted the Fiscal Year for tax and accounting purposes. Subject to the provisions of Section 706 of the Code and approval by the Internal Revenue Service and the applicable state taxing authorities, in the Manager's sole discretion and without the approval of a Majority, from time to time the Manager may change the Company's fiscal year to a period to be determined by the Manager.

           9.6.2 Method of Accounting. The Company shall continue to use the accrual method of accounting for both income tax purposes and financial reporting purposes.

           9.6.3 Adjustment of Tax Basis. Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Manager, elect under Code Section 754, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

           9.6.4 Tax Matters Partner. The Manager shall act as the "Tax Matters Partner" ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6234 of the Code and the Treasury Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate the Manager as the TMP.


                                   ARTICLE 10
                          TRANSFER OF COMPANY INTERESTS

     10.1 Interest of Manager. A successor or additional Manager may be admitted to the Company as follows:

           10.1.1 With the consent of all Managers (should there be any manager other than the Manager) and a Majority, a manager may at any time designate one or more Persons to be a successor to it or to be an additional manager, in each case with the participation in the Manager's Interest as they may agree upon, so long as the Company and the Members shall not be adversely affected thereby.

           10.1.2 Upon any sale or transfer of a manager's Interest, if there is an additional or successor manager of the Company, the successor manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of the transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of the Manager, or of any interest therein, or an assignment of the Manager's Interests for security purposes only, shall not be deemed to be a sale or transfer of the Manager's Interests subject to the provisions of this Section 10.1.

     10.2 Transfer of Member's Interest. To the extent any of the following restrictions is not necessary to the Company, in the discretion of the Manager reasonably exercised, the Manager may eliminate or modify any restriction. Subject to the immediately preceding sentence, no assignee of the whole or any portion of a Member's Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met:

           10.2.1 No Member may transfer a fractional Unit, and no Member may transfer Units where, as a result of the transfer, the Member would thereafter, own fewer than two thousand (2,000) Units, except where the transfer occurs by operation of law;

           10.2.2 The assignor shall designate its intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Manager;

           10.2.3 The transferring Member shall first obtain written consent of the Manager to the substitution. The Manager shall not unreasonably withhold its consent, but the Manager will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. The Manager will also withhold consent if it determines that the sale or transfer will otherwise jeopardize the continued ability of the Company to qualify as a "partnership" for federal income tax purposes or that the sale or transfer may violate any applicable securities laws (including any investment suitability standards);

           10.2.4 The assignor and assignee named therein shall execute and acknowledge any other instruments as the Manager may deem necessary or desirable to effect the substitution, including, but not limited to, a power of attorney;

           10.2.5 The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

           10.2.6 The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses connected with the substitution, including but not limited to reasonable attorneys' fees associated therewith; and

           10.2.7 The Company has received, if required by the Manager, a legal opinion satisfactory to the Manager that the transfer will not violate the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws, which opinion shall be furnished at the Member's expense.

Assignments complying with the above shall be recognized by the Company not later than the last day of the calendar month in which the written notice of assignment is received by the Company.

     10.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained in this Agreement, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Interests, and any proposed sale, assignment or transfer in violation of same shall be void and of no effect:

           10.3.1 No Member shall make any transfer or assignment of all or any part of his Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Company for federal or Nevada state income tax (if any) purposes;

           10.3.2   Notice to California residents:

                    IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

           10.3.3 Appropriate legends (including the legend above) under applicable securities laws shall be affixed to certificates evidencing the Units and issued or transferred to purchasers in other states.

           10.3.4 No Member shall make any transfer or assignment of all or any of his Interest if the Manager determines that the transfer or assignment would result in the Company being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or Regulations. To prevent that:

                    (a) The Manager will not permit trading of Units on an established securities market within the meaning of
                         Section 7704(b);

                    (b) The Manager will prohibit any transfer of Units which would cause the sum of percentage interest in Company capital or profits represented by Interests that are sold or otherwise disposed of during any taxable year of the Company to exceed two percent (2%) of the total Interests in Company capital or profits; and

                    (c) The Manager will not permit any withdrawal of Units except in compliance with the provisions of this Agreement.


                                   ARTICLE 11
              DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER;
                            WITHDRAWAL OF THE MANAGER

     11.1 Effect of Death or Legal Incompetency of a Member on the Company. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

     11.2 Rights of Personal Representative. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

     11.3 Withdrawal of Members Other than Managers. To withdraw, or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within sixty-one (61) to ninety-one (91) days after written notice of withdrawal is delivered to the Manager, subject to the following limitations:

           11.3.1 Except with regard to the right of the personal representative of a deceased Member under Section 11.2 above, no notice of withdrawal shall be honored and no withdrawal made of or for any Units until the expiration of at least one year from the date of purchase of those Units in the Offering, other than purchases by way of automatic reinvestment of Company distributions described in Article 8 of this Agreement;

           11.3.2 To assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds and Capital Contributions;

           11.3.3 A maximum of one hundred thousand dollars ($100,000) may be withdrawn by any Member during any calendar year;

           11.3.4 The Member shall have the right to receive distributions of cash from their Capital Accounts only to the extent that funds described in Subsection 11.3.2 are available; the Manager shall not be required to establish a reserve fund for the purpose of funding the payments; the Manager shall not be required to use any other sources of Company funds other than those set forth in Section 11.3.2; the Manager shall not be required to sell or otherwise liquidate any portion of the Company's Mortgage Investments or any other asset in order to make a cash distribution of any Capital Account under this Section 11.3;

           11.3.5 Subject to Section 7.3, during the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not refinance any loans of the Company or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investment unless and until the Company has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account;

           11.3.6 Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of the Member's Capital Account as of the date of the distribution, as to which the Member has given a notice of withdrawal under this Section 11.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current fair market value of the Company's net assets;

           11.3.7 In no event shall the Manager permit the withdrawal during any calendar year of total amounts from the Capital Accounts of members that exceeds ten percent (10%) of the aggregate Interests, except upon the vote of the Members to dissolve the Company under this Agreement;

           11.3.8 Requests by Members for withdrawal will be honored in the order in which they are received by the Manager. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the one year holding limitation set forth in Subsection 11.3.1), the Manager will so notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and

           11.3.9 If a Member's Capital Account would have a balance of less than two thousand dollars ($2,000) following a requested withdrawal, the Manager, at its discretion, may distribute to the Member the entire balance in the account.

     11.4 Withdrawal by Manager. The Manager may withdraw from the Company upon not less than 120 days written notice of the same to all Members, but only with the affirmative vote or consent of a Majority, as noted in Section 3.2. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal.

     11.5 Payment to Terminated Manager. If the business of the Company is continued as provided elsewhere in this Agreement upon the withdrawal, removal, dissolution, or bankruptcy of the Manager, then the Company shall pay to the Manager a sum equal to the Manager's outstanding Capital Account as of the date of the removal, withdrawal, dissolution or bankruptcy, payable in cash within thirty (30) days after that date. If the business of the Company is not so continued, then the Manager shall receive from the Company the sums it would have received in the course of dissolving the Company and winding up its affairs, as provided in Section 12.2 below.


                                   ARTICLE 12
                           DISSOLUTION OF THE COMPANY

     12.1 Events Causing Dissolution. The Company shall dissolve upon occurrence of the earlier of the following events:

           12.1.1   The expiration of the term of the Company as stated in
                    Section 1.6 of this Agreement;

           12.1.2 Upon the written consent of the Manager and any other Person who is then a manager, and the affirmative vote or consent of a Majority;

           12.1.3 The withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a Majority agree in writing to continue the business of the Company and, within six months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

     12.2 Winding Up. Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Nevada Statutes. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Manager will wind up the Company's affairs as follows:

           12.2.1 No new Mortgage Investments shall be invested in or purchased;

           12.2.2 The Manager(s) shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company's outstanding Mortgage Investments in accordance with their terms;

           12.2.3 All sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 12.3 below.

     12.3  Order of Distribution of Assets. If the Company is dissolves under
Section 12.1 above, the assets of the Company shall be distributed in accordance with Nevada Statutes Section 86.521.

     12.4 No Recourse to Manager. Upon dissolution and winding up under the Nevada Statutes, each Member shall look solely to the assets of the Company for the return of his Capital Account, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the amounts of the Capital Account of Members, Members shall have no recourse against the Manager or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. If the Manager becomes insolvent or bankrupt, dissolves, withdraws or is removed by the Members, the winding-up of the affairs of the Company and the distribution of its assets shall be conducted by the person or entity selected by a vote of a Majority, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

     12.5 Compliance With Timing Requirements of Regulations. If the Company is "liquidated" within the meaning of Treasury Regulation Section
1.704-1(b)(2)(ii)(g):

           12.5.1 Distributions shall be made under this Article 12 (if such liquidation constitutes a dissolution of the Company) or
                    Article 7 hereof (if it does not) to the Manager and Members who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2); and

           12.5.2 if the Manager's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), the Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).


                                   ARTICLE 13
                                    ROLL-UPS


     13.1 Roll-Up Transactions: Appraisal. If the Company proposes to enter into a Roll-Up transaction, an appraisal of all Company assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a Prospectus to offer the securities of a Roll-Up entity to the Members, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the Registration Statement for that offering. The Independent Expert will appraise the assets of the Company on a consistent basis, and conduct the appraisal based on an evaluation of the Company's assets as of a date immediately before the announcement of the proposed Roll-Up. The performing the appraisal, the Independent Expert shall assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members. The Company shall include a summary of the Independent Expert's appraisal, indicating all material assumptions underlying the appraisal, in a report to the Members regarding the proposed Roll-Up.

     13.2 Members' Rights in a Roll-Up. If a Roll-Up is effected as to the Company, the Roll-Up Entity making the offer to the Company shall offer to each Member who votes against the Roll-Up the choice of

           13.2.1 accepting the securities of the Roll-Up Entity that were offered in the proposed Roll-Up, or

           13.2.2 either (a) remaining as a Member of the Company and preserving its interests therein unchanged; or (b) receiving cash in an amount equal to the Member's pro-rata share of the appraised Net Asset Value of the Company.

     13.3 Limitations on Roll-Ups. The Company's ability to participate in a Roll-Up is also subject to the following:

           13.3.1 The Company shall not participate in any proposed Roll-Up which would result in Members having voting rights in the Roll-Up Entity which are less than those provided in Section
                    6.2 of this Agreement.

           13.3.2 If the Roll-Up Entity is a corporation, the voting rights of the Members shall correspond to the voting rights provided in this Agreement to the extent reasonably possible.

           13.3.3 The Company will not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares, units or other equity interests, however denominated, by any purchaser of the securities of the Roll-Up Entity (except to the minimum necessary to preserve the tax status of the Roll-Up Entity).

           13.3.4 The Company will not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the value of the Interest held by the Member.

           13.3.5 The Company will not participate in any proposed Roll-Up in which the Members' rights as securities holders to access to the records of the Roll-Up Entity will be less than those provided for in this Agreement or in which any of the costs of the Roll-Up transaction would be borne by the Company if the Roll-Up is not approved by necessary vote of the Members.


                                   ARTICLE 14
                 COMPENSATION TO THE MANAGER AND ITS AFFILIATES

     The Company shall pay the Manager the compensation and permit the Manager to charge and collect the fees and other amounts from borrowers as set forth in the Prospectus.


                                   ARTICLE 15
                                  MISCELLANEOUS

     15.1 Covenant to Sign Documents. Each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the

Company and to achieve its purposes, including, without limitation, any amendments to the Articles of Organization and any filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Company shall conduct its business.

     15.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Manager or to the Company shall be delivered to the Company's principal place of business, as set forth in Section 1.3 above or as hereafter changed as provided herein.

     15.3 Right to Engage in Competing Business. Nothing contained in this Agreement shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members, and without liability to them or any of them. Each Member waives any right he may have against the Manager for using for its own benefit information received as a consequence of the Manager's management of the affairs of the Company. This
Section 15.3 shall be subject in its entirety to the fiduciary duty of the Manager set forth in Section 3.4.

     15.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority in accordance with Section 6.2; provided, however, that no amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Member or materially adversely affect any Member's interest in Profits, Losses, Company assets, distributions, management rights or voting rights, except as agreed by that Member. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members, if, in the reasonable judgment of the Manager, such amendment does not adversely affect the rights of the Members, including an amendment:

           15.4.1 to grant to Members (and not solely the Manager in its capacity as a Member) additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon them;

           15.4.2 to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions for matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

           15.4.3 to conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines;

           15.4.4 in the form of a revision to or updating of Schedule A in accordance with Section 5.2 hereof; and

           15.4.5 to elect for the Company to be governed by any successor Nevada statute governing limited liability companies.

The Manager shall notify the Members within a reasonable time of the adoption of any amendment.

     15.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto regarding the subject matter contained herein.

     15.6 Waiver. No waiver by any party hereto of any breach of, or default under, any provision of this Agreement by any party shall be construed or deemed a waiver of any breach of or default under any other provision of this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement for any future breach or default of the same provision of this Agreement.

     15.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     15.8 Application of Nevada law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Nevada.

     15.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

     15.10 Number and Gender. Whenever the singular form is used in this Agreement it includes the plural when required by the context, and the masculine gender shall include the feminine and neuter genders.

     15.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by Manager on behalf of the Members as their attorney-in-fact.

     15.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition for any property of the Company.

     15.13 Defined Terms. All terms used in this Agreement which are defined in the Prospectus shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 2.

     15.14 Binding on Assignees. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the provisions of Section 10.2, which control the assignment or other transfer of Company Interests.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

CAPSOURCE, INC., a Nevada corporation, as the sole initial Member



By:
       ----------------------------------
Name:
Title:




DM MORTGAGE INVESTORS, LLC, a Nevada Limited Liability Company

By:  Capsource, Inc., a Nevada corporation, as Manager



     By:
            -----------------------------
     Name:
     Title:

                                   SCHEDULE A

                         LIST OF MEMBERS/ UNIT OWNERSHIP

                             (As of March 31, 2000)



Member                                 No. Units                    Capital
                                                                 Contribution


Capsource, Inc.                        273,734                     $273,734
2901 El Camino Avenue
Suite 206
Las Vegas, Nevada 89102

                                                                       EXHIBIT B

          BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT
             WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                            SUBSCRIPTION INSTRUCTIONS

A.   Completion of Subscription Agreement

     (1)  Subscription and related undertakings, representations and warranties:
          Please read carefully pages B-1 to B-4.

          o    Initial the representation contained in Section 6(d) on page B-2.

          o Indicate in section 13 on page B-4 whether you want to reinvest distributions by purchasing additional Units.

          o    Indicate in section 14 on page B-4 how you will own the Units.

     (2)  Questionnaire(s):

          o    Individual Subscribers. Complete page B-5.

          o    Entities other than Employee Benefit Plans. Complete page B-6.

          o    Employee Benefit Plans. Complete pages B-7 and B-8.

     (3)  Registration Information. Complete all information on page B-9

     (4)  Signature Page. Complete and sign page B-10.

     (5) Existing Members Only (for use after initial acquisition of Units). After acquiring Units, you only have to complete the one page form entitled "Additional Subscription Request" at page B-11.

B. Payment. All subscriptions should be for at least $2,000, corresponding to a minimum of 2,000 Units.



                                          If you are purchasing Units during    If you are purchasing Units following
                                          the course of the Minimum Offering     the period of the Minimum Offering
                                          ----------------------------------    -------------------------------------

Payment by Bank Check or Certified       Make payable to order of "BankWest     Make payable to the order of "DM
Check:                                   of Nevada, as Escrow Agent"            Mortgage Investors, LLC"

Payment by Wire Transfer:                BankWest of Nevada, as Escrow Agent    DM Mortgage Investors, LLC
                                         for DM Mortgage Investors, LLC         Account No. 153790228677
                                         Account No. 320003485                  Bank Routing No. 121201694
                                         Bank Routing No. 122401778

C. Questions. If you have any questions in completing this Subscription Agreement, please call DM Financial Services, Inc. at (702) 247-1332.

D. Return of Documents. The Subscription Agreement should be returned to the following address:


                           DM Financial Services, Inc.
                        2901 El Camino Avenue, Suite 207
                               Las Vegas, NV 89102

          BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT
             WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                           DM Mortgage Investors, LLC

     1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a member in DM Mortgage Investors, LLC, a Nevada limited liability Company (the "Company"). The Investor subscribes $_______________________ for the purchase of _____________ units of limited liability interest in the Company (the "Units"), the price being $1.00 per Unit (with a 2,000 Unit minimum purchase). The undersigned agrees to purchase the number of Units stated above in accordance with the terms and conditions of the Operating Agreement (the "Operating Agreement"), a copy of which is contained in the Prospectus of the Company as Exhibit A. The Units which the Investor offers to purchase shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid by certified or bank check or by wire transfer for such Units, and (b) the Manager has in its sole discretion accepted all or any portion of Investor's offer of purchase.

     2. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription set forth above either (a) has already been delivered by wire transfer, to the account set forth below, or (b) is enclosed in the form of a certified or bank check.

        The Investor hereby authorizes and directs DM Financial Services, Inc. to deliver this Subscription Agreement to the Manager. The undersigned hereby directs BankWest of Nevada, as Escrow Agent (the "Bank") to pay to the Company the funds delivered by the Investor for the Units, to the extent the Investor's subscription has been accepted, subject to the Bank's receiving the Minimum Proceeds described in Section 3 below. The Investor acknowledges that the Manager can accept or reject all or any part of this subscription in its sole discretion, and that this offering may be terminated at any time by the Manager. If the Investor's subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

     3. As described in the Prospectus under "Plan of Distribution," payments for Units will be held by the Bank in a segregated account (the "Escrow Account") until the Bank has received payment for subscriptions accepted by the Company for not fewer than 1,500,000 Units (the "Minimum Offering"), corresponding to not less than an aggregate of $1,500,000 in subscription payments (the "Minimum Proceeds").

     4. If the Minimum Proceeds have not been received by the Bank on or before the end of the Bank's business day on December 31, 2000, the Bank will return your payments, in full, together with your pro rata share of any net earnings received by the Bank on the subscription amount held by it as escrow agent, to you at the address shown on the Subscription Agreement Signature Page.

     5. If the Minimum Proceeds have been received by the Bank on or before December 31, 2000, the offering by the Company will continue, without use of the Bank or any escrow agent, to seek to distribute a total of 100,000,000 Units for $100,000,000. The Escrow Account will be closed upon the Bank's distribution of funds either (a) to the Company after the Bank receives the Minimum Proceeds, or
(b) to the Investors, in accordance with Section 4. Proceeds from sales of Units in the offering following the close of the Escrow Account will be paid directly to the Company for its use as described in the "Prospectus" under "Use of Proceeds."

     6. REPRESENTATIONS BY THE INVESTOR. The Investor represents and warrants that the Investor:

        (a)  has received the Prospectus of the Company dated March ___, 2000;

        (b) understands that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

        (c) recognizes that the Units as an investment involve a high degree of risk and that the Investor may lose his entire investment;

        (d) ILLIQUID INVESTMENT: understands that there will be no public market for the Units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;

PLEASE CONFIRM THE REPRESENTATION SET FORTH IN
SECTION 6(d) BY PLACING YOUR INITIALS HERE:               __________

        (e) meets the following criteria:

          (i) if financial suitability standards (i.e., based on net worth or income levels) are provided in Appendix A to this Subscription Agreement for the state in which the Investor is domiciled, the undersigned meets those financial suitability standards;

          (ii) IF NO FINANCIAL SUITABILITY STANDARDS ARE INCLUDED IN APPENDIX A FOR THE STATE IN WHICH THE INVESTOR IS DOMICILED, ONE OF THE FOLLOWING IS TRUE:

               (A) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $45,000, and an annual gross income of at least $45,000;

               (B) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $150,000; or

               (C) the undersigned is purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above; or

        (f) is under no disability with respect to entering into a contractual relationship with the Company, and, if the Investor is an individual, has attained the age of majority (as established in the state in which domiciled);

        (g) if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;

        (h) fully indemnifies and holds harmless the Company, the Manager, and its affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach of any of the representations by Investor contained herein;

        (i) has investment objectives that correspond to those stated in the Prospectus, i.e., to preserve the capital of the Company and to provide monthly distributions of cash to the members;

        (j) understands that the Company intends to be taxed as an association (partnership) and not as a corporation, and that, among other things, this may result in taxes being payable by the Investor even though the Company may not have distributed cash to the Investor.

        (k) understands that an investment in the Company will not, in itself, create a retirement plan (as defined in the Internal Revenue Code of 1986, as amended) for any investor and that, in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

     7. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

     8. ADOPTION OF OPERATING AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement (Exhibit A to the Prospectus) and to perform all obligations therein imposed upon a member with respect to Units to be purchased. By signing and completing the signature page of this Subscription Agreement, the undersigned agrees to become a Member in the Company upon acceptance of this Subscription Agreement by the Manager on behalf of the Company, and to pay the subscription price in full.

     9. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement and further acknowledges the restrictions on the Company's repurchase or the Investor's resale, transfer, or assignment of the Units set forth in the Operating Agreement and as described in the Prospectus.

     10. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the Manager of the Company to be such person's true and lawful attorney-in-fact with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file, as necessary or appropriate:

        (a) the Operating Agreement and the Articles of Organization, as amended to date, as well as any and all additional amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;

        (b) any other certificate, instrument or document, including Fictitious Business Name Statements, which may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

        (c) any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

     The foregoing grant of authority:

               (i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

               (ii) may be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

               (iii) shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

     11. NOTIFICATION OF MANAGER. The Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

     12. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to this special power of attorney, the Operating Agreement will govern.

     13. REINVESTMENT OF DISTRIBUTIONS. The Company maintains a Distribution Reinvestment Plan ("Plan") under which distributions of income of the Company may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus, under "Summary of Operating Agreement, Rights of Members and Description of Units - Reinvestments." So long as Investor meets the suitability standards established by the Company and by the securities law administrator of the state in which Investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager, as set forth in the Operating Agreement, the Investor will continue to participate in the Plan. The Investor may change his election at any time by written notice to the

Company. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

          A. _______________ Investor elects to participate in the Company Distribution Reinvestment Plan and receive additional Units rather than cash as distributions of Net Income from the Company.

          B. _______________ Investor elects not to participate in the Company's Distribution Reinvestment Plan and to receive distributions of Net Income in cash.

     14. OWNERSHIP OF UNITS. The Investor's Units will be owned and should be shown on the Company's records as follows:

         Check one:     ___Individual Ownership
                        ___Joint Tenants with Right of Survivorship (all
                           parties must sign)
                        ___Tenants in Common (all parties must sign)
                        ___Community Property (one signature required)
                        ___Custodian
                        ___Trustee
                        ___Corporation
                        ___Partnership
                        ___Nonprofit Organization


                                      * * *

If you have any questions in completing this Subscription Agreement, please call
                         DM Financial Services, Inc. at

                                 (702) 247-1332

                  INDIVIDUAL INVESTORS MUST COMPLETE THIS PAGE
                  --------------------------------------------


Name: ____________________________________________

Date of Birth ___________________________________________

Occupation ____________________________________________

Marital Status (check one)      Single___  Married___

Citizenship     U.S.___    Other_______________________

Investment Objective:
      Preservation of capital and monthly income distributions ___ (check) Other (please explain) __________________________________________________

________________________________________________________________________________


Investor's Financial Status and Suitability:
-------------------------------------------

     Investor's Net Worth, exclusive of home, furnishings, and automobiles (check appropriate range):

______ under $30,000        ______ $30,001 - $45,000    ______ $45,001 - 150,000
______ $150,001 - $250,000  ______ over $250,000

      Investor's Annual Income (check appropriate range)

______ under $30,000        ______ $30,001 - $45,000    ______ $45,001 - 75,000
______ $75,001 - $150,000   ______ over $150,000


Describe your investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant or attorney): __________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________


Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.__________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________


Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Company investment?

      ____ YES             ____ NO

If yes, please describe: _______________________________________________________

                       LEGAL ENTITIES (NON-BENEFIT PLANS)
                       ----------------------------------

                              TO COMPLETE THIS PAGE
                              ---------------------


Name of Investor: ____________________________________________

Type of Legal Entity:

      ____ corporation (if so, provide jurisdiction of incorporation)___________
      ____ partnership or limited liability company (provide
           jurisdiction of organization) _______________________________________
      ____ trust (provide state in which formed and date of
           trust indenture) ____________________________________________________
      ____ other (describe)_____________________________________________________

Principal place of business ____________________________________________________

Investment Objective:
      Preservation of capital and monthly income distributions ___ (check) Other (please explain) __________________________________________________
________________________________________________________________________________


Total assets (as indicated on the most recent balance sheet) of the Investor:
$____________________________

Describe the Investor's investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial adviser, broker, accountant or attorney): _______________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________


Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.__________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________


Is the Investor subject to any regulatory or other constraints that may preclude or limit the Investor's participation in any potential Company investment?

      ____ YES             ____ NO

If yes, please describe: _______________________________________________________

                             EMPLOYEE BENEFIT PLANS
                             ----------------------

                          TO COMPLETE PAGES B-7 AND B-8
                          -----------------------------

Name of Investor (the "Plan"): ____________________________________________

Investment Objective:
      Preservation of capital and monthly income distributions ___ (check) Other (please explain) __________________________________________________

________________________________________________________________________________

Total assets (as indicated on the most recent balance sheet) of the Investor:
$____________________________

Does this investment exceed 10% of the Plan's assets?

      ____ YES             ____ NO

Is the Plan an "employee benefit plan" within the meaning of Title I of ERISA (an "ERISA Plan") with a fiduciary as defined in Section 3(21) of ERISA which is a bank, insurance company or registered investment adviser (other than an affiliate of the Manager), which fiduciary will decide whether to purchase Units?

      ____ YES             ____ NO

      If yes, provide details __________________________________________________

________________________________________________________________________________

Is the Plan an employee benefit plan other than an ERISA plan?

      ____ YES             ____ NO

     If yes, provide details as to the nature of the Plan (IRA, Keogh, etc.) and the person making investment decisions on behalf of the Plan ___________________
________________________________________________________________________________

Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?

      ____ YES             ____ NO

Additional Plan Representations and Warranties:

The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:

     Does the Manager or any of its employees or affiliates manage any part of the Plan's investment portfolio on a discretionary basis?

     ____ YES             ____ NO

     Does the Manager or any of its employees or affiliates regularly give investment advice to the Plan?

     ____ YES             ____ NO

     Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the Plan's investment decisions?

     ____ YES             ____ NO

     Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives individualized investment advice concerning the Plan's assets?

      ____ YES             ____ NO

      IF THE ANSWER TO ANY OF THESE IS "YES," INDICATE WHETHER ALL OF THE REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW.

          The investment director of the Plan has studied the Prospectus and has made an independent decision to purchase Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

          All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of "plan assets" in the Company have been considered by the investment director of the Plan.

          The investment director and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates:
          (a) has exercised any investment discretion or control with respect to the Plan's purchase of any Units, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan's purchase of any Units, or (c) are employers maintaining or contributing to such Plan.

          An investment in the Company conforms in all respects to the governing documents of the Plan.

          The person executing this Subscription Agreement on behalf of the Plan is a "fiduciary" of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Company conforms in all respect to laws applicable to the Plan and to the Plan documents; and in making this investment, the Plan, its fiduciaries and its investment director are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan's funding objectives and have concluded that this investment is a prudent one.

          The Plan's governing documents do not prohibit the Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be "employer securities" with respect to the Plan as defined in Section 407 of ERISA.

          The Plan's proxy voting guidelines do not apply to securities held by the Company.

          The Plan, its investment director and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

     ARE THE FOREGOING RESPRESENTATIONS AND WARRANTIES TRUE?

     ____ YES             ____ NO

                                      * * *

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.__________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

                   REGISTRATION INFORMATION FOR THE INTERESTS
                   ------------------------------------------

__________________________________________________$_____________________________
         (Subscriber Name(s))                             (Subscription Amount)

________________________________________________________________________________
         (Street Address)                                 (State/Zip Code)

________________________________________________________________________________
(Telephone and Facsimile Numbers)                         (e-mail - Optional)

The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to the preceding requirement) is:

________________________________________________________________________________
                                   (Name (s))

________________________________________________________________________________
  (Street Address)                 (City)                  (State/Country)

________________________________________________________________________________
(Telephone and Facsimile Numbers)                          (e-mail - Optional)

If the proceeds of distributions or redemptions, if any, are to be wired rather than sent by check, the account to which such proceeds should be wired is:

________________________________________________________________________________
                         (Name of Financial Institution)

________________________________________________________________________________
                        (Routing ABA Number - if a Bank)

________________________________________________________________________________
                       (Address of Financial Institution)

________________________________________________________________________________
                 (Financial Institution Account Name and Number)

____________________________________
Social Security No./EIN (Entity)       U.S. Citizen or Resident ___ YES   ___ NO


____________________________________
Plan Number (if applicable)            Existing Partner         ___ YES   ___ NO

                                 SIGNATURE PAGE
                                 --------------

BEFORE SIGNING THIS PAGE, HAVE YOU: (a) initialed the representation contained in Section 6(d) on page B-2, (b) indicated in section 13 on page B-4 whether you want to reinvest distributions by purchasing additional Units, and (c) indicated in section 14 on page B-4 how you will own the Units? If not, please do so.


INDIVIDUAL(S):
--------------

_____________________________________________________     Dated:________________
        (Signature of Subscriber)

_____________________________________________________
        (Print Name of Subscriber)

_____________________________________________________     Dated:________________
        (Signature of Co-Subscriber)

_____________________________________________________
        (Print name of Co-Subscriber)


ENTITIES (other than Plans):
----------------------------

_____________________________________________________
        (Print Name of Subscriber)

By:__________________________________________________     Dated:________________
        (Signature of Authorized Signatory)

_____________________________________________________
        (Print Name and Title of Signatory)

By:__________________________________________________     Dated:________________
      (Signature of Required Authorized Co-Signatory)

_____________________________________________________
      (Print Name and Title of Co-Signatory)


PLAN ENTITIES:
--------------

_____________________________________________________     Dated:________________
(Signature of Individual Plan Participant)(Print Name)

_____________________________________________________     Dated:________________
(Signature of Custodian or Trustee)       (Print Name)

_____________________________________________________     Dated:________________
(Signature of Other Authorized Signatory) (Print Name)

================================================================================
FOR USE BY THE COMPANY ONLY
Subscription has been: ___ Accepted ___ Accepted in Part ___ Rejected ___ Other Subscription Amount: $________________ Dated:_______________________________
                        Signed:         Capsource, Inc., Manager


                                        By:_____________________________________
                                        Name:
                                        Title:

                         ADDITIONAL SUBSCRIPTION REQUEST

    (To Be Completed By Existing Investors Instead of Subscription Agreement)

Name of Investment Fund:________________________________________________________

Name of Subscriber(s):__________________________________________________________

Additional Subscription Amount: $_______________________________________________

     The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Confidential Private Offering Memorandum. The undersigned restates all of the covenants, representations and warranties made in the undersigned's original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned's original Subscription Agreement remains accurate and complete on the date hereof.

INDIVIDUAL SIGNATURES:
----------------------


_____________________________________________________     Dated:________________
                  (Signature of Subscriber)

_____________________________________________________     Dated:________________
                  (Signature of Co-Subscriber)

ENTITY AND PLAN SIGNATURES
--------------------------

By:__________________________________________________     Dated:________________
                  (Signature of Authorized Signatory)

_____________________________________________________
                  (Print Name and Title of Signatory)

By:__________________________________________________     Dated:________________
      (Signature of Required Authorized Co-Signatory)

_____________________________________________________
               (Print Name and Title of Co-Signatory)

================================================================================
FOR USE BY THE COMPANY ONLY
Subscription has been: ___ Accepted ___ Accepted in Part ___ Rejected ___ Other Additional Subscription Amount Accepted: $______________________________________
Dated:__________________________________________________________________________
                        Signed:         Capsource, Inc., Manager


                                        By:_____________________________________
                                        Name:
                                        Title:

                                                                      APPENDIX A
                                STATE REGULATIONS
                                -----------------
                                ("Blue Sky" Law)

Various states have established suitability standards for individual investors and subsequent transferees different from and/or in addition to those set by the Company. These requirements are set forth below:


----------------------------------------------------------------------------------------------------------------------
      State                        Suitability Standards                                 Requirements
----------------------------------------------------------------------------------------------------------------------
Ohio                Same as in body of agreement, except that in
                    addition, the amount an Investor pays for units
                    may not exceed 10% of the Investor's net worth
                    (without including the Investor's home, home
                    furnishings and automobiles)
----------------------------------------------------------------------------------------------------------------------
California          Investors must have either (i) a minimum net worth   The following may appear on certificates
                    (without including an Investor's home, home          issued to California residents:
                    furnishings, and automobiles) of $60,000, and an
                    annual gross income of at least $60,000; or (ii)     IT IS UNLAWFUL TO CONSUMMATE A SALE OR
                    minimum net worth (exclusive of home, furnishings,   TRANSFER OF THIS SECURITY, OR ANY INTEREST
                    and automobiles) of $225,000 or (iii) are            THEREIN, OR TO RECEIVE ANY CONSIDERATION
                    purchasing in a fiduciary capacity for a person      THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT
                    meeting the requirements of either (i) or (ii)       OF THE COMMISSIONER OF CORPORATIONS OF THE
                    above.                                               STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN
                                                                         THE COMMISSIONER'S RULES.

                                                                         There are restrictions on the transfer
                                                                         of the Units, which are set forth in the
                                                                         statute included in Appendix B on the
                                                                         following two pages.
----------------------------------------------------------------------------------------------------------------------

                                                                      APPENDIX B

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF
       THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (the "Code")

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

     (1)  to the issuer;

     (2)  pursuant to the order or process of any court;

     (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

     (4) to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

     (5)  to the holders of securities of the same class of the same issuer;

     (6)  by way of gift or donation inter vivos or on death;

     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

     (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

     (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision
          (a) of Section 25148 is in effect with respect to such qualification;

     (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

     (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

     (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The expenses incurred and estimated to be incurred in connection with this offering are as follows:


         Securities and Exchange Commission Registration Fee               $      26,400
         National Association of Securities Dealers, Inc. Filing Fee              10,500
         Blue Sky Fees                                                            30,000
         Accounting Fees and Expenses                                             80,000
         Legal Fees and Expenses                                                 200,000
         Printing Fees and Expenses                                               75,000
         Mailing                                                                  25,000
         Miscellaneous                                                            53,100

                  Total                                                     $    500,000



Item 32. Sales to Special Parties
         Not applicable.

Item 33. Recent Sales of Unregistered Securities
         Not applicable.

Item 34. Indemnification of Directors and Officers

         Indemnification of the Partners and any officer, director, employee, agent, subsidiary or assign thereof, is provided for in Section 3.5 of the operating agreement, which is included as Exhibit A to the Prospectus.

Item 35. Treatment of Proceeds from Stock Being Registered
         Not applicable

Item 36. Financial Statements and Exhibits


         (a)               Financial Statements:           See "Index to Financial Statements" and the
                           financial statements appearing thereafter in Part I of this registration statement.

         (b)               Exhibits:

                  1.1      Dealer Manager Agreement
                  1.2      Selected Dealer Agreement
                  3        Articles of Organization, as amended
                  4.1      Operating agreement of Registrant (included as Exhibit A to the Prospectus)
                  4.2      Subscription Agreement and Power of Attorney (included as Exhibit B to the
                           Prospectus)
                  5.1      Opinion of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP with respect to legality of the securities
                  5.2      Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
                  10.1     Bank West Escrow Agreement
                  23.1     Consent of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP (contained in
                           Exhibit 5.1)
                  23.2     Consent of Wendel, Rosen, Black & Dean, LLP
                  23.3     Consent of Grant Thornton LLP (DM Mortgage Investors, LLC)
                  23.4     Consent of Grant Thornton LLP (Sunderland Corporation)

                  24       Power of Attorney
                  27       Financial Data Schedule

Item 37. Undertakings

         The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in any such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona find offering thereof.

        (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

        (4) To remove from regulation by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (5) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (7) To provide to the Members the financial statements required by Form 10-K for the first full year of operations of the Company.

        (8) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing members. Each sticker supplement should disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

        (9) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

              [The remainder of this page intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Amendment No. 2 on Form S-11 and has duly caused this Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on June 14, 2000.

                             DM MORTGAGE INVESTORS, LLC

                             By: Capsource, Inc., its sole manager

                                 By: /s/   Stephen Byrne
                                     ------------------------------------
                                     Stephen Byrne
                                     Director and President
                                     (Principal Officer of Manager)

                                 By: /s/   Lance Bradford
                                     ------------------------------------
                                     Lance Bradford
                                     Director, Secretary and Treasurer
                                     (Chief Accounting Officer of the Manager)

                                 By: /s/   Michael Shustek
                                     ------------------------------------
                                     Michael Shustek
                                     Director of the Manager

                           DM MORTGAGE INVESTORS, LLC
                       A Nevada Limited Liability Company

                                INDEX TO EXHIBITS



1.1      Form of Dealer Manager Agreement

1.2      Form of Selected Dealer Agreement*

3        Articles of Organization, as amended*

4.1 Amended and Restated Operating Agreement (included as Exhibit A to the Prospectus)

4.2 Subscription Agreement and Power of Attorney (included as Exhibit B to the Prospectus)

5.1 Opinion of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP, with respect to the legality of the securities*

5.2 Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters*

10.1     Bank West Escrow Agreement*

23.1 Consent of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP (contained in Exhibit 5.1)*

23.2     Consent of Wendel, Rosen, Black & Dean, LLP *

23.3     Consent of Grant Thornton LLP (DM Mortgage Investors, LLC)

23.4     Consent of Grant Thornton LLP (Sunderland Corporation)

24       Power of Attorney*

27       Financial Data Schedule

*= Previously filed.